UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )
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NORWEGIAN CRUISE LINE HOLDINGS LTD.

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NORWEGIAN CRUISE LINE HOLDINGS LTD.

NOTICE OF 2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

7665 Corporate Center Drive
Miami, Florida 33126
NOTICE OF 2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS
When		Thursday, May 20, 2021 at 9:00 a.m. (Eastern time)
Where		Pullman Miami 5800 Blue Lagoon Drive Miami, Florida 33126
Items of Business	Proposal 1	Elect the following director nominees to serve as Class II directors on our board of directors for the terms described in the attached Proxy Statement
		• Adam M. Aron • Stella David	• Mary E. Landry
	Proposal 2	Approval, on a non-binding, advisory basis, of the compensation of our named executive officers (“Say-on-Pay Vote”)
	Proposal 3	Approval of an increase in our authorized share capital to increase the number of ordinary shares authorized for issuance from 490,000,000 to 980,000,000
	Proposal 4	Approval of an amendment to our 2013 Performance Incentive Plan (our “Plan”), including an increase in the number of shares available for grant under our Plan
	Proposal 5	Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2021 and the determination of PwC’s remuneration by our Audit Committee
Additional Items
Receive the audited financial statements (together with the auditor’s report) for the year ended December 31, 2020 pursuant to the Bermuda Companies Act 1981, as amended, and our bye-laws
Consider any other business which may properly come before the 2021 Annual General Meeting or any postponement or adjournment

Attending the Annual General Meeting		You will be asked to provide photo identification and appropriate proof of ownership to attend the meeting. You can find more information under “About the Annual General Meeting and Voting” in the accompanying Proxy Statement.
Who Can Vote		Holders of each NCLH ordinary share at the close of business on March 2, 2021
How to Vote in Advance

Your vote is important. Please vote as
soon as possible by one of the
methods shown below. Be sure to
have your proxy card, voting
instruction form or Notice of Internet
Availability of Proxy Materials in hand:

By telephone — You can vote your shares by calling the number provided in your proxy card or voting instruction form
By Internet — You can vote your shares online at www.proxyvote.com
By mail — Complete, sign, date and return your proxy card or voting instruction form in the postage-paid envelope provided
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
Norwegian Cruise Line Holdings Ltd.’s Proxy Statement and 2020 Annual Report are available at www.nclhltdinvestor.com or www.proxyvote.com

All shareholders are cordially invited to attend the meeting. We direct your attention to the accompanying Proxy Statement. Whether or not you plan to attend the meeting, you are urged to submit your proxy or voting instructions as promptly as possible by Internet, telephone or mail to ensure your representation and the presence of a quorum at the Annual General Meeting. If you attend the meeting and wish to vote at the meeting, you may withdraw your proxy or voting instructions and vote your shares personally. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.
April 7, 2021
By Order of the Board of Directors,
Daniel S. Farkas
Executive Vice President,
General Counsel and Assistant Secretary

PROXY STATEMENT

For definitions of terms used in this Proxy Statement, but not otherwise defined, see “Terms Used in this Proxy Statement” on page 81.
i /

PROXY SUMMARY
2021 Annual General Meeting of Shareholders

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider before casting your vote. We encourage you to read the entire Proxy Statement for more information about these topics prior to voting.

DATE AND TIME	PLACE	RECORD DATE
Thursday, May 20, 2021 9:00 a.m. (Eastern Time)	Pullman Miami 5800 Blue Lagoon Drive Miami, Florida 33126	March 2, 2021
If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders may call toll-free: (888) 750-5834
Banks and Brokers may call collect: (212) 750-5833
Shareholder Voting Matters

BOARD RECOMMENDATION
Election of three Class II directors	FOR each director nominee
Approval, on a non-binding, advisory basis, of the compensation of our named executive officers	FOR
Approval of an increase in our authorized share capital to increase the number of ordinary shares authorized for issuance from 490,000,000 to 980,000,000	FOR
Approval of an amendment to our 2013 Performance Incentive Plan (our “Plan”), including an increase in the number of shares available for grant under our Plan	FOR

Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2021 and the determination of PwC’s remuneration by our Audit Committee
FOR
 2021 Proxy Statement / 1

PROXY SUMMARY
Board Nominees

Class II (Term to Expire in 2024)
Name	Age	Director Since	Independent	Occupation	Committee Memberships	Other Current Public Company Boards
Adam M. Aron	66	2008		Chief Executive Officer and President, AMC Entertainment Holdings, Inc.		• AMC Entertainment Holdings, Inc.
Stella David	58	2017		Former Chief Executive Officer, William Grant & Sons Limited	• Nominating & Governance • TESS*	• HomeServe plc** • Entain plc** • Domino’s Pizza Group plc**
Mary E. Landry	64	2018		Former Rear Admiral, U.S. Coast Guard	• TESS (Chair) • Nominating & Governance
Directors Continuing in Office

Class I (Term Expires in 2023)
Name	Age	Director Since	Independent	Occupation	Committee Memberships	Other Current Public Company Boards
David M. Abrams	54	2014		Chief Investment Officer, Harris Blitzer Sports and Entertainment	• Nominating & Governance (Chair)	• Cansortium Inc.***
John W. Chidsey	58	2013		Chief Executive Officer, Subway Restaurants	• Compensation (Chair) • Audit	• Encompass Health Corporation
Russell W. Galbut (Chairperson)	68	2015		Managing Principal, Crescent Heights	• Compensation	• New Beginnings Acquisition Corp.
Class III (Term Expires in 2022)
Name	Age	Director Since	Independent	Occupation	Committee Memberships	Other Current Public Company Boards
Frank J. Del Rio	66	2015		President and Chief Executive Officer, Norwegian Cruise Line Holdings Ltd.
Chad A. Leat	65	2015		Former Vice Chairman of Global Banking, Citigroup Inc.	• Audit (Chair) • Compensation	• TPG Pace Tech Opportunities Corp. • TPG Pace Beneficial Finance Corp.
Pamela A. Thomas- Graham	57	2018		Founder and Chief Executive Officer, Dandelion Chandelier LLC	• Audit • TESS	• The Clorox Company • The Bank of N.T. Butterfield & Son Limited • Peloton Interactive, Inc. • Bumble Inc. • Compass, Inc.

*
Technology, Environmental, Safety and Security (“TESS”) Committee

**
London Stock Exchange (LSE) listed

***
Canadian Securities Exchange (CSE) listed

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PROXY SUMMARY
Director Skills and Experience

Travel, leisure & entertainment industries	5/9
Executive leadership	8/9
Global operations & strategy	6/9
Financial	5/9
Public company	5/9
Maritime	3/9
Sales & marketing	3/9
Our directors have an effective mix of backgrounds, experience and diversity of perspective.
Corporate Governance Information

Independent Board chairperson
Fully independent Board committees
Focus on Board refreshment, with 3 of 9 directors appointed since January 2017
Board is 1/3 female, 1/3 URM and 55.5% diverse, with two of these directors serving in Board leadership positions
Independent directors meet regularly in executive session
All directors attended at least 75% of meetings held
Shareholder ability to call special meetings
Shareholder ability to act by written consent
Majority voting for directors
Robust Board risk oversight process
Annual Board and committee self-evaluations
Annual vote on named executive officer compensation
Share ownership policy for directors and executive officers
Comprehensive clawback policy
Prohibition on hedging and short sales of NCLH securities by directors and senior officers
Prohibition on pledging of NCLH shares by directors and senior officers
No poison pill
 2021 Proxy Statement / 3

PROXY SUMMARY
Executive Compensation Highlights

WHAT WE DO	WHAT WE DON’T DO
Amended and restated President and Chief Executive Officer’s Employment Agreement and extended term by an additional three years	Provide excise tax “gross-ups” on 280G parachute payments
Annual cash performance incentives earned based on pre-established targets for entity-wide financial performance	Allow officers and directors to hedge, short-sell or pledge shares
All named executive officers (“NEOs”) received a combination of performance-based and time-based annual equity awards	“Single-trigger” change in control payments or benefits
Temporarily reduced annual base salaries by 20% beginning March 30, 2020	Reprice stock options without shareholder approval
Robust share ownership policy	Automatic base salary increases for NEOs
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7665 Corporate Center Drive
Miami, Florida 33126
PROXY STATEMENT FOR THE ANNUAL GENERAL MEETING OF
SHAREHOLDERS TO BE HELD ON MAY 20, 2021

This proxy statement (“Proxy Statement”) is being furnished to you in connection with the solicitation of proxies by our board of directors (our “Board”) to be used at our annual general meeting for 2021 to be held at the Pullman Miami, 5800 Blue Lagoon Drive, Miami, Florida 33126, on Thursday, May 20, 2021 at 9:00 a.m. (Eastern time), and any adjournments or postponements thereof  (the “Annual General Meeting”).
As always, we encourage you to vote your shares prior to the Annual General Meeting. References in this Proxy Statement to “we,” “us,” “our,” “Company” and “NCLH” refer to Norwegian Cruise Line Holdings Ltd.
Proxy materials for the Annual General Meeting, including this Proxy Statement and our 2020 Annual Report to Shareholders, which includes our 2020 financial statements (“2020 Annual Report”), were first made available to shareholders on or about April 7, 2021.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING TO BE HELD ON MAY 20, 2021

The Notice of Annual General Meeting of Shareholders, this Proxy Statement and our 2020 Annual Report are available on our website at www.nclhltdinvestor.com. The information that appears on our website is not part of, and is not incorporated by reference into, this Proxy Statement. You can also view these materials at www.proxyvote.com by using the 16-digit control number provided on your proxy card or Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”).

As permitted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our shareholders primarily over the Internet. We believe that this process expedites shareholders’ receipt of these materials, lowers the costs of our Annual General Meeting and reduces the environmental impact of mailing printed copies.

We are mailing to each of our shareholders, other than those who previously requested electronic or paper delivery, a Notice of Internet Availability containing instructions on how to access and review the proxy materials, including the Notice of Annual General Meeting of Shareholders, this Proxy Statement and our 2020 Annual Report, on the Internet. The Notice of Internet Availability also contains instructions on how to receive a paper copy of the proxy materials and a proxy card or voting instruction form. If you received a Notice of Internet Availability by mail or our proxy materials by e-mail, you will not receive a printed copy of the proxy materials unless you request one. If you received paper copies of our proxy materials, you may also view these materials on our website at www.nclhltdinvestor.com or at www.proxyvote.com.

 2021 Proxy Statement / 5

PROPOSAL 1 — ELECTION OF DIRECTORS
General

Pursuant to our bye-laws, the number of directors on our Board must be at least seven, but no more than eleven, and is determined by resolution of our Board. Our Board currently consists of nine directors and is divided into three classes. The members of each class serve for staggered three-year terms.
Each director holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. A director appointed by our Board to fill a vacancy (including a vacancy created by an increase in the size of our Board) will serve for the remainder of the term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal.
At the Annual General Meeting, shareholders will be asked to elect three directors to our Board as Class II directors. Our Nominating and Governance Committee recommended, and our Board nominated, Mr. Adam M. Aron, Ms. Stella David and Ms. Mary E. Landry as our Class II director nominees. If elected, each of the nominees will serve until our 2024 annual general meeting and until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal.
If any of the nominees becomes unable or unwilling for good cause to serve if elected, shares represented by validly delivered proxies will be voted for the election of a substitute nominee designated by our Board or our Board may determine to reduce the size of our Board. Each person nominated for election has consented to be named in this Proxy Statement and agreed to serve if elected. There are no family relationships between or among any of our executive officers, directors or director nominees.

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PROPOSAL 1 — ELECTION OF DIRECTORS
Directors Standing for Election

Class II Director Nominees (Term to Expire in 2024)
ADAM M. ARON Chief Executive Officer and President, AMC Entertainment Holdings, Inc. Age: 66 Director Since: January 2008 Favorite NCLH Restaurant: Le Bistro
Mr. Aron has 41 years of experience managing companies operating in the travel, leisure and entertainment industries. He provides our Board with, among other skills, valuable insight and perspective on the travel and leisure operations of our Company.
Experience
•
Chief Executive Officer and President, AMC Entertainment Holdings, Inc., a theatrical exhibition company: January 2016 – Present

•
Chief Executive Officer, Starwood Hotels and Resorts Worldwide, Inc., on an interim basis: February 2015 – December 2015

•
Chairman and Chief Executive Officer, World Leisure Partners, Inc., a personal consultancy for travel and tourism, high-end real estate development and professional sports: since 2006

•
Chief Executive Officer, Philadelphia 76ers: 2011 – 2013

•
Chairman and Chief Executive Officer, Vail Resorts, Inc.: 1996 – 2006

•
President and Chief Executive Officer, Norwegian Cruise Line: 1993 – 1996

•
Senior Vice President, Marketing, United Airlines: 1990 – 1993

•
Senior Vice President, Marketing, Hyatt Hotels Corporation: 1987 – 1990

Current Public Company Boards
•
AMC Entertainment Holdings, Inc. (NYSE: AMC)

Past Public Company Boards
•
Starwood Hotels and Resorts Worldwide, Inc.: August 2006 – December 2015

•
Vail Resorts, Inc., Chairman: 1996 – 2006

Current Memberships
•
The Council on Foreign Relations

Past Private Company Boards and Organizations
•
Prestige (prior to the Acquisition)

•
Young Presidents’ Organization

•
Business Executives for National Security

Education
•
M.B.A., Harvard Business School

•
B.A., Harvard College

 2021 Proxy Statement / 7

PROPOSAL 1 — ELECTION OF DIRECTORS

STELLA DAVID
Former Chief Executive Officer,
William Grant & Sons Limited

Age: 58
Director Since: January 2017
Independent Director
Committees:
•
Nominating & Governance

•
TESS

 Favorite NCLH Restaurant:
Pacific Rim

Ms. David has extensive experience running multi-national corporations and has significant expertise in marketing and branding. As the leader of William Grant & Sons Limited, she was responsible for the significant growth of the business, in particular their premium and luxury brands, and for leading the company’s expansion into new markets. In addition, Ms. David also has extensive experience as a director and is able to share the knowledge she has gained regarding corporate governance and risk management with our Board.
Experience
•
Interim Chief Executive Officer, C&J Clark Limited, an international shoe manufacturer and retailer: June 2018 – April 2019

•
Chief Executive Officer, William Grant & Sons Limited, an international spirits company: August 2009 – March 2016

•
Various positions at Bacardi Ltd. over a fifteen-year period, including Senior Vice President and Chief Marketing Officer: 2005 – 2009; and Chief Executive Officer of the U.K., Irish, Dutch and African business: 1999 – 2004

Current Public Company Boards
•
HomeServe Plc: November 2010 – Present (LSE listed)

•
Domino’s Pizza Group plc: February 2021 –  Present (LSE listed)

•
Entain plc: March 2021 –  Present (LSE listed)

Current Private Company Boards
•
Bacardi Limited: June 2016 – Present

Past Company Boards
•
C&J Clark Limited: March 2012 – February 2020

•
Nationwide Building Society: 2003 – 2010

Education
•
Degree in Engineering, Cambridge University

8 /

PROPOSAL 1 — ELECTION OF DIRECTORS

MARY E. LANDRY
Former U.S. Coast Guard Rear Admiral

Age: 64
Director Since: June 2018
Independent Director
Committees:
•
TESS (Chair)

•
Nominating & Governance

 Favorite NCLH Restaurant:
Compass Rose

Ms. Landry developed a strong background in marine safety, risk management and government policy over the course of her 35-year career with the U.S. government, including service on the White House National Security Council and active duty in the U.S. Coast Guard. She brings expertise regarding the maritime operations of our Company and deep insight into our risk mitigation, preparedness, resilience and cybersecurity strategies to our Board.
Experience
•
White House National Security Council, Special Assistant to the President and Senior Director for Resilience Policy: 2013 – 2014

•
Various active duty positions with the U.S. Coast Guard, including: Director, Incident Management Preparedness Policy: 2012 – 2015; Commander, Eighth Coast Guard District: 2009 – 2011, where she oversaw operations for a region including 26 states with over 10,000 active, reserve, civilian, and auxiliary personnel under her command; Director of Governmental and Public Affairs: 2007 – 2009; various tours from 1980 – 2007, which culminated in her advancement to Rear Admiral

Current Industry Boards
•
United States Automobile Association (USAA)

•
SCORE Association

Education
•
National Security Fellowship, Harvard University

•
M.A. in Marine Affairs, University of Rhode Island

•
M.A. in Management, Webster University

•
B.A. in English, University of Buffalo

•
National Association of Corporate Directors, Board Leadership Fellow

•
Holds the CERT Certificate in Cybersecurity Oversight

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.
 2021 Proxy Statement / 9

PROPOSAL 1 — ELECTION OF DIRECTORS
Directors Continuing in Office

The following is biographical information on the remainder of our directors continuing in office as well as the key attributes, experience and skills that our Board believes such current directors contribute to our Board.
Class I (Term Expires in 2023)

DAVID M. ABRAMS
Chief Investment Officer, Harris Blitzer Sports and Entertainment

Age: 54
Director Since: April 2014
Independent Director
Committees:
•
Nominating & Governance (Chair)

 Favorite NCLH Restaurant:
Prime 7

Mr. Abrams shares over 24 years of experience in sports and entertainment, private equity, finance and investment banking with our Board. His expertise includes developing new businesses, financial strategy and the credit markets.
Experience
•
Chief Investment Officer, Harris Blitzer Sports and Entertainment, which owns the Philadelphia 76ers, the New Jersey Devils, the Prudential Center and esports franchise, Dignitas: November 2018 – Present

•
Senior Managing Director, Cerberus European Capital Advisors, LLP, a private investment firm: January 2016 – March 2018

•
Partner, Apollo Global Management, LLC, and founder of the Apollo European Principal Finance Fund franchise, which he ran from 2007 – 2015

•
Controlling shareholder of Keemotion SPRL, a leading sports technology company with operations in the U.S. and Europe: January 2015 – Present

•
Co-Managing Partner of the Scranton/Wilkes-Barre RailRiders, the AAA-Affiliate of the New York Yankees: November 2014 – Present

•
Managing Director, Leveraged Finance Group, Credit Suisse, based in London and New York: 1996 – 2007

•
Founder and Head of the Specialty Finance Investment business, Credit Suisse, which included investing in non-performing loans portfolios and distressed assets: 2004 – 2007

•
Founding member and Co-Head, Global Distressed Sales and Trading Group, Credit Suisse (and its predecessor Donaldson, Lufkin & Jenrette, Inc.): 1996 – 2004

•
Associate/Vice President, Argosy Group, a boutique corporate restructuring firm

•
Analyst, Investment Banking Division, Bear Stearns & Co.: 1989

Current Public Company Boards
•
Cansortium Inc. (CSE listed)

Current Private Company Boards
•
Keemotion SPRL

Education
•
B.S. in Economics, Wharton School of Business, University of Pennsylvania

10 /

PROPOSAL 1 — ELECTION OF DIRECTORS

JOHN W. CHIDSEY
Chief Executive Officer,
Subway Restaurants

Age: 58
Director Since: April 2013
Independent Director
Committees:
•
Compensation (Chair)

•
Audit

 Favorite NCLH Restaurant:
Cagney’s Steakhouse

Mr. Chidsey contributes an in-depth understanding of the opportunities and demands of running a multi-national corporation to our Board. Through his legal, finance and accounting background and his leadership roles at Subway Restaurants, Burger King and Cendant, he developed skills that provide insight into the unique logistical demands of the cruise industry. His experience with public company leadership roles helps him align our Board with what our shareholders value most.
Experience
•
Subway Restaurants, Chief Executive Officer: November 2019 – Present

•
Burger King Holdings, Inc., Chief Executive Officer: April 2006 – October 2010

•
Burger King Holdings, Inc., President and Chief Financial Officer: September 2005 – April 2006

•
Burger King Holdings, Inc., President, North America: June 2004 – September 2005

•
Burger King Holdings, Inc., Executive Vice President, Chief Administrative and Financial Officer: March 2004 – June 2004

•
Cendant: Chairman and Chief Executive Officer of the Vehicle Services Division, a $5.9 billion division, which included Avis Rent A Car, Budget Rent A Car Systems, PHH and Wright Express, and the Financial Services Division, a $1.4 billion division, which included Jackson Hewitt; Senior Vice President, Preferred Alliances: 1996 – 2003

•
Pepsi (beginning 1992): various senior leadership roles including Director of Finance, Pepsi-Cola Eastern Europe; Chief Financial Officer, PepsiCo World Trading Co., Inc.

Current Public Company Boards
•
Encompass Health Corporation (formerly HealthSouth) (NYSE: EHC)

Past Public Company Boards
•
Burger King Holdings, Inc., Chairman of the Board

•
Brinker International Inc.

Education
•
M.B.A. in Finance and Accounting, Emory University

•
J.D., Emory University

•
B.A., Davidson College

 2021 Proxy Statement / 11

PROPOSAL 1 — ELECTION OF DIRECTORS

RUSSELL W. GALBUT
Managing Principal, Crescent Heights

Age: 68
Chairperson of our Board
Director Since: November 2015
Independent Director
Committees:
•
Compensation

 Favorite NCLH Restaurant:
Onda by Scarpetta

For over 35 years, Mr. Galbut has been active in the urban mixed-use real estate sector, which has included fostering relationships with complementary retail, hospitality, and food and beverage brands. Mr. Galbut provides our Board with unique insights into complex development projects such as our new facility at PortMiami, private island destinations, port development projects and design and hotel operations for our newbuild ships.
Experience
•
Managing Principal, Crescent Heights, a leading urban real estate firm, specializing in the development, ownership, and operation of architecturally distinctive, mixed-use high-rises in major cities across the United States: 1989 – Present

Current Public Company Boards
•
New Beginnings Acquisition Corp. (NYSE American, LLC: NBA)

Current Academic Boards
•
The Dean’s Advisory Board, Cornell University School of Hotel Administration

Past Private Company Boards
•
Prestige (prior to the Acquisition)

Education
•
J.D., University of Miami School of Law

•
Degree in Hotel Administration, Cornell University School of Hotel Administration

12 /

PROPOSAL 1 — ELECTION OF DIRECTORS
Class III (Term Expires in 2022)
FRANK J. DEL RIO President and Chief Executive Officer of our Company Age: 66 Director Since: August 2015 Favorite NCLH Restaurant: Toscana
Mr. Del Rio brings his extensive knowledge of the cruise industry, entrepreneurial spirit and command of the day-to-day operations of our Company to our Board. He has served as an executive in the cruise industry for 28 years and was responsible for the successful integration of our Company and Prestige. Under his leadership, our Company has grown to a fleet of 28 ships and has achieved significant milestones including the successful introduction of seven new vessels to our fleet and the introduction of our latest private island destination, Harvest Caye, Belize. During his time at the helm of our Company, we also ordered additional ships for our fleet, bringing the total on order to nine, and developed a new, dedicated terminal for our Company at PortMiami. Mr. Del Rio was appointed to the Board pursuant to his employment agreement and provides a vital link between our Board and our management team.
Experience
•
President and Chief Executive Officer, NCLH: January 2015 – Present

•
Founder, Oceania Cruises and Chief Executive Officer, Prestige (or its predecessor): October 2002 – September 2016

•
Co-Chief Executive Officer, Executive Vice President and Chief Financial Officer, Renaissance Cruises: 1993 – April 2001

Education
•
B.S. in Accounting, University of Florida

 2021 Proxy Statement / 13

PROPOSAL 1 — ELECTION OF DIRECTORS

CHAD A. LEAT
Former Vice Chairman of Global
Banking, Citigroup Inc.

Age: 65
Director Since: November 2015
Independent Director
Committees:
•
Audit (Chair)

•
Compensation

 Favorite NCLH Restaurant:
Pacific Rim

Mr. Leat brings to our Board financial and strategic expertise from his nearly 30-year career on Wall Street in capital markets and banking. His significant tenure as an executive with global responsibilities and related risk-oversight responsibilities informs his work as the Chairperson of our Audit Committee. His extensive knowledge of finance provides him with unique insights to our Company’s strategic planning and finances. Additionally, his position on other audit committees enhances his understanding of accounting, internal controls and procedures for financial reporting, risk management oversight and other audit committee functions.
Experience
•
Retired in 2013 as Vice Chairman of Global Investment Banking, Citigroup Inc.

•
Global Head of Loans and Leveraged Finance, Citigroup Inc.: 1998 – 2005

•
Joined Salomon Brothers in 1997 as a partner in High Yield Capital Markets, which became Citigroup Inc. in 1998

•
Began his career on Wall Street at The Chase Manhattan Corporation in its Capital Markets Group in 1985 where he ultimately became the head of its Syndications, Structured Sales and Loan Trading businesses

Current Public Company Boards
•
TPG Pace Tech Opportunities Corp.

•
TPG Pace Beneficial Finance Corp.

Past Public Company Boards
•
Chairman of the Audit Committee, TPG Pace Holdings Corp. (now Accel Entertainment, Inc.)

•
Chairman of the Audit Committee, TPG Pace Energy Holdings Corp. (now Magnolia Oil & Gas Corporation)

•
Chairman of the Audit Committee, Pace Holdings Corp.

•
Global Indemnity plc

Current Other Company Boards
•
Chairman, MidCap Financial, PLC, a middle-market direct commercial lending business

•
Supervisory Board member, Hamburg Commercial Bank AG, a German commercial bank

•
Chairman, MyMoneyBank, a French commercial bank

Past Private Company Boards
•
Chairman of the Audit Committee, BAWAG P.S.K.

•
Chairman, HealthEngine LLC

•
Chairman, J. Crew Operating Corp.

Education
•
B.S., University of Kansas

14 /

PROPOSAL 1 — ELECTION OF DIRECTORS

PAMELA A. THOMAS-GRAHAM
Founder and Chief Executive Officer, Dandelion Chandelier LLC

Age: 57
Director Since: April 2018
Independent Director
Committees:
•
Audit

•
TESS

 Favorite NCLH Restaurant:
Red Ginger

Ms. Thomas-Graham provides our Board with experience cultivated over 20 years of serving in executive leadership roles. She also offers expertise in marketing, brand management and human capital development. From her significant tenure as a public company director, she is also able to share with our Board insights gained from her experience overseeing corporate governance, financial reporting and controls, risk management, business strategies and operations of other companies.
Experience
•
Founder and Chief Executive Officer, Dandelion Chandelier LLC, a private digital media enterprise focused on global luxury: August 2016 – Present

•
Chair, New Markets, Credit Suisse Group AG, a global financial services company: October 2015 – June 2016

•
Chief Marketing and Talent Officer, Head of Private Banking & Wealth Management New Markets, and member of the Executive Board, Credit Suisse: January 2010 – October 2015

•
Managing director in the private equity group at Angelo, Gordon & Co.: 2008 – 2009

•
Group President, Liz Claiborne, Inc.: 2005 – 2007

•
Chairman, President, and Chief Executive Officer, CNBC: 2001 – 2005

•
Executive Vice President, NBCUniversal

•
President and Chief Executive Officer, CNBC.com

•
Began her career at McKinsey & Company, a global consulting firm, in 1989, and became the firm’s first African-American female partner in 1995

Current Public Company Boards
•
The Clorox Company (NYSE: CLX)

•
The Bank of N.T. Butterfield & Son Limited (NYSE: NTB)

•
Peloton Interactive, Inc. (Nasdaq: PTON)

•
Bumble Inc. (Nasdaq: BMBL)

•
Compass, Inc. (NYSE: COMP)

Education
•
J.D., Harvard University

•
M.B.A., Harvard University

•
B.A. in Economics, Harvard University

 2021 Proxy Statement / 15

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE
Shareholder Engagement

We believe that strong relationships with our shareholders are critical to our long-term success. Our shareholder outreach program is led by a cross-functional team including members of our Investor Relations and Legal departments. Through this year-round outreach, we solicit feedback on our executive compensation program, corporate governance, disclosure practices and corporate social responsibility programs and long-term goals. We frequently include our Board members in our engagement meetings and share feedback with our entire Board.
Corporate Governance Cycle
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CORPORATE GOVERNANCE
Governance, Compensation and ESG Enhancements

Since our IPO, we have continued to enhance our corporate governance, compensation and ESG practices.
 2021 Proxy Statement / 17

CORPORATE GOVERNANCE
Board Diversity

Our Board’s commitment to seeking out women and minority candidates as well as candidates with diverse backgrounds is formalized in our Corporate Governance Guidelines.
BOARD DIVERSITY SNAPSHOT
Our Board is 1/3rd female, 1/3rd from under-represented minority groups and 55.5% diverse.
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CORPORATE GOVERNANCE
Board of Directors

Board Leadership Structure
Chairperson: Russell W. Galbut Number of Board Meetings in 2020 Board and Committee Meeting Attendance by All Directors Annual General Meeting Attendance by Directors
Our Board believes its current leadership structure best serves the objectives of our Board’s oversight of management, our Board’s ability to carry out its roles and responsibilities on behalf of our shareholders, and our overall corporate governance. Our Board and each of its committees are currently led by independent directors, with our President and Chief Executive Officer separately serving as a member of our Board. Our Board believes that participation of our President and Chief Executive Officer as a director, while keeping the roles of President and Chief Executive Officer and Chairperson of the Board separate, provides the proper balance between independence and management participation at this time. By having a separate Chairperson of the Board, we maintain an independent perspective on our business affairs, and at the same time, through the President and Chief Executive Officer’s participation as a director, our Board maintains a strong link between management and our Board. We believe this leadership structure promotes clear communication, enhances strategic planning, and improves implementation of corporate strategies. Our current leadership structure is:

	• Frank J. Del Rio	President, Chief Executive Officer and Director
	• Russell W. Galbut*	Chairperson of the Board
	• Chad A. Leat*	Chairperson of the Audit Committee
	• John W. Chidsey*	Chairperson of the Compensation Committee
	• David M. Abrams*	Chairperson of the Nominating and Governance Committee
	• Mary E. Landry*	Chairperson of the TESS Committee
* Independent Director Our Board periodically reviews the leadership structure of our Board and may make changes in the future.
 2021 Proxy Statement / 19

CORPORATE GOVERNANCE
Board Meeting Attendance
During 2020, there were six meetings of our Board, five meetings of our Audit Committee, four meetings of our Compensation Committee, two meetings of our Nominating and Governance Committee and three meetings of our TESS Committee. Each of our directors attended at least 75% of the aggregate of all meetings of our Board and of any committees on which he or she served during 2020. Pursuant to our Corporate Governance Guidelines, in addition to regularly scheduled Board meetings, during 2020, our independent directors held four regularly scheduled executive sessions without the presence of Company management. Our Chairperson of the Board presides at such executive sessions.
We do not have a formal policy regarding Board member attendance at the annual general meeting of shareholders. All of our then-current directors and director nominees attended the annual general meeting of shareholders in 2020 in person or telephonically.

Board Committees

The standing committees of our Board include the Audit Committee, Compensation Committee, Nominating and Governance Committee and TESS Committee. Each committee has adopted a written charter and a copy of each committee charter is posted under “Corporate Governance” on our website at www.nclhltdinvestor.com. In addition to these committees, our Board may, from time to time, authorize additional Board committees to assist the Board in its responsibilities.

Chairperson: Chad A. Leat Number of Meetings in 2020 Other Committee Members • Chidsey • Thomas-Graham
Audit Committee

Primary Responsibilities
The principal duties and responsibilities of our Audit Committee are to:
•
oversee and monitor the integrity of our financial statements;

•
monitor our financial reporting process and internal control system;

•
appoint our independent registered public accounting firm from time to time, determine its compensation and other terms of engagement and oversee its work;

•
oversee the performance of our Internal Audit function; and

•
oversee our compliance with legal, ethical and regulatory matters.

Our Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.
Independence
All Audit Committee members are considered independent as defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under applicable rules of the New York Stock Exchange (the “NYSE”).
Audit Committee Financial Experts
Our Board has determined that all of our Audit Committee members qualify as audit committee financial experts as defined in Item 407(d)(5) of Regulation S-K. Their biographies are available under “Proposal 1 — Election of Directors.”

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CORPORATE GOVERNANCE
Chairperson: John W. Chidsey Number of Meetings in 2020 Other Committee Members • Galbut • Leat
Compensation Committee

Primary Responsibilities
The principal duties and responsibilities of our Compensation Committee are to:
•
provide oversight of the planning, design and implementation of our overall compensation and benefits strategies and to approve (or recommend that our Board approve) changes to our executive compensation plans, incentive compensation plans, equity-based plans and benefits plans;

•
establish and administer incentive compensation, benefit and equity-related plans;

•
establish corporate goals, objectives, salaries, incentives and other forms of compensation for our President and Chief Executive Officer and our other executive officers;

•
provide oversight of and review the performance of our President and Chief Executive Officer and other executive officers; and

•
review and make recommendations to our Board with respect to the compensation and benefits of our non-employee directors.

Our Compensation Committee is also responsible for reviewing the “Compensation Discussion and Analysis” and for preparing the Compensation Committee Report included in this Proxy Statement.
Our Compensation Committee considers recommendations of our President and Chief Executive Officer in reviewing and determining the compensation, including equity awards, of our other executive officers. In addition, our Compensation Committee has the power to appoint and delegate matters to a subcommittee comprised of at least one member of our Compensation Committee. Our Compensation Committee does not currently intend to delegate any of its responsibilities to a subcommittee.
Our Compensation Committee is authorized to retain compensation consultants to assist in the review and analysis of the compensation of our executive officers. As further described under “Executive Compensation – Compensation Discussion and Analysis”, our Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) to advise it regarding the amount and types of compensation that we provide to our executive officers, how our compensation practices compared to the compensation practices of other companies and to advise on matters related to our incentive compensation structures. Our Compensation Committee has assessed the independence of FW Cook and concluded that its engagement of FW Cook did not raise any conflict of interest.
Independence
All Compensation Committee members are considered independent under applicable NYSE rules and satisfy the additional independence requirements specific to Compensation Committee membership under the NYSE listing standards.

 2021 Proxy Statement / 21

CORPORATE GOVERNANCE
Chairperson: David M. Abrams Number of Meetings in 2020 Other Committee Members • David • Landry
Nominating and Governance Committee

Primary Responsibilities
The principal duties and responsibilities of our Nominating and Governance Committee are to:
•
make recommendations to our Board regarding the size and composition of our Board and its committees, establish criteria for our Board and committee membership and recommend to our Board qualified individuals to become members of our Board;

•
advise and make recommendations to our Board regarding proposals submitted by our shareholders;

•
oversee the evaluation of our Board, its committees and management;

•
make recommendations to our Board regarding management succession;

•
make recommendations to our Board regarding our Board’s governance matters and practices; and

•
oversee our political spending and lobbying policies and practices.

Independence
All Nominating and Governance Committee members are considered independent under applicable NYSE rules.

Chairperson: Mary E. Landry Number of Meetings in 2020 Other Committee Members • David • Thomas-Graham
Technology, Environmental, Safety and Security (“TESS”) Committee

Primary Responsibilities
The principal duties and responsibilities of our TESS Committee are to:
•
oversee matters, initiatives, reporting and public communications related to corporate social responsibility and sustainability;

•
oversee our programs and policies related to technology and innovation, cybersecurity, data protection and privacy; and

•
oversee our policies regarding safety, security, environmental and climate-related matters.

Independence
All TESS Committee members are considered independent under applicable NYSE rules. Mr. Scott Dahnke, who served on our TESS Committee from July 2020 through March 2021, was considered independent during his service.

The Nomination Process

Our Nominating and Governance Committee regularly evaluates our Board to ensure that our directors have the broad range of skills, expertise, industry knowledge and diversity of background and experience needed to support our long-term strategy. Prior to each annual general meeting of shareholders, our Nominating and Governance Committee recommends to our Board nominee candidates that it has found to be well-qualified, willing and available to serve. In addition, our Nominating and Governance Committee recommends candidates to serve on our Board at other times during the year, as needed.
As described in our Corporate Governance Guidelines, our Nominating and Governance Committee seeks to recommend directors who: (1) understand elements relevant to the success of a publicly traded company, (2) understand our business and (3) have a strong educational and professional background. In selecting director nominees, our Nominating and Governance

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CORPORATE GOVERNANCE
Committee also considers the individual’s independence, character, ability to exercise sound judgment and demonstrated leadership skills. The Board is also committed to seeking out women and minority candidates as well as candidates with diverse backgrounds, experiences and skills as part of each Board search the Company undertakes. Our Nominating and Governance Committee may engage a third-party search firm to assist it in identifying candidates for our Board.
Our Nominating and Governance Committee will identify and consider candidates suggested by outside directors, management and/or shareholders and evaluate them in accordance with its established criteria. Director candidates recommended by shareholders will be considered in the same manner as recommendations from other sources. If a shareholder desires to recommend a director candidate for consideration by our
Nominating and Governance Committee, recommendations should be sent in writing to the General Counsel and Assistant Secretary, Norwegian Cruise Line Holdings Ltd., 7665 Corporate Center Drive Miami, Florida 33126, together with appropriate biographical information concerning each proposed director candidate.
Our Nominating and Governance Committee may request additional information concerning the director candidate as it deems reasonably necessary to determine the eligibility and qualification of the director candidate to serve as a member of our Board. Shareholders who are recommending candidates for consideration by our Board in connection with the next annual general meeting of shareholders should submit their written recommendation no later than January 1 of the year of that meeting.

Director Independence

Our Board has affirmatively determined that seven of our nine directors, Mr. David M. Abrams, Mr. John W. Chidsey, Ms. Stella David, Mr. Russell W. Galbut, Ms. Mary E. Landry, Mr. Chad A. Leat and Ms. Pamela A. Thomas-Graham, are independent under the applicable rules of the NYSE. Our Board determined that Mr. Adam M. Aron and Mr. Frank J. Del Rio are not independent. Our Board also determined that Mr. Scott Dahnke, who resigned from our Board in March 2021, was considered independent under the applicable rules of the NYSE during his time on our Board and Mr. Steve Martinez, who resigned from our Board in June 2020 was not independent. In considering the independence of each director, our Board reviews information provided by each director and considers whether any director has a material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us).

Board and Committee Evaluations

Each fall, our Nominating and Governance Committee leads our Board and its committees through a formal evaluation process. All members of our Board complete written questionnaires regarding the Board, its committee and general matters of strategy and focus. These questionnaires are designed to elicit information that will ultimately help improve the effectiveness of the Board and each committee. Board members are also encouraged to have one-on-one discussions with either the Chairperson of the Nominating and Governance Committee or the
Chairperson of the Board regarding any feedback they may have regarding individual directors. The feedback from these questionnaires is then analyzed and discussed by both the Nominating and Governance Committee and the full Board to ensure that appropriate steps are taken to address any opportunities for improvement. For example, previous evaluations resulted in an increased focus on talent reviews and succession planning, the formation of the TESS Committee and the creation of a dedicated Environmental, Social and Corporate Governance (“ESG”) Department.

 2021 Proxy Statement / 23

CORPORATE GOVERNANCE
Board Risk Oversight

Our Board recognizes that effective risk oversight is critical to our long-term success and the fulfillment of its fiduciary duties to our shareholders. While our management team is responsible for the day-to-day management of our risks and implementing appropriate risk management strategies, our Board is responsible for setting the correct tone at the top, fostering an appropriate culture of risk management, understanding our enumerated top risks and monitoring how management mitigates such risks. Our Board uses its committees to assist in their risk oversight function as described below.

At regular meetings of our Board, committee members report to the full Board regarding matters reported and discussed at committee meetings, including matters relating to risk assessment or risk management. Members of management provide regular reports to our Board, or its committees, regarding business operations, strategic planning, financial planning, cybersecurity, legal, compliance and regulatory matters, succession planning, governance matters and human capital management, including any material risk to us relating to such matters. Our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Executive Vice President, General Counsel and Assistant Secretary and Executive Vice President, Chief Talent Officer regularly attend meetings of our Board and its committees when they are not in executive session, and often report on and or supplement discussions on matters that may not be otherwise addressed.

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CORPORATE GOVERNANCE
Our Audit Committee also receives regular reports from our Vice President of Internal Audit and Enterprise Risk Management, who facilitates our enterprise risk management process on behalf of management and our Audit Committee, to allow our major business risks to be assessed and managed appropriately. In addition, our directors are encouraged to communicate directly with members of management regarding matters of interest, including matters related to risk, at times when meetings are not being held.
Our Board believes that the structure and assigned responsibilities described above provide the appropriate focus, oversight and communication of key risks we face. Our Board also believes that the processes it has established to administer our Board’s risk oversight function would be effective under a variety of leadership frameworks and therefore do not have a material effect on our Board’s leadership structure.

Our Culture

Our People
It is our privilege to work in a community of more than 34,000 team members around the globe. Our core mission is to provide exceptional vacation experiences delivered by passionate team members committed to world-class hospitality and innovation. To achieve this, it is crucial that each team member is empowered and has the opportunity to thrive. We believe in fostering a culture of diversity, equity and inclusion to make our Company stronger through varied perspectives that are invaluable in today’s dynamic global business environment.
Our commitment to diversity, equity and inclusion begins at the top of our organization, where three members of our Board are female, three members of our Board are from under-represented minority groups and 55.5% of our Board members represent diverse backgrounds. We encourage the development of new female leaders through our mentorship program and our female executive networking group, Elevate. Our mentorship program encourages team members of all genders and backgrounds to develop leadership skills, cultivate relationships and identify growth opportunities. In 2020, we implemented mandatory unconscious bias, microaggressions and diversity and inclusion training. We also have long-term partnerships with the National Diversity Council and the International Women’s Forum Fellows Program. In addition, we continue to expand upon our supplier diversity program as part of our commitment to facilitate and encourage the growth of small and diverse suppliers. We are committed to providing equal opportunity to all team members and our intolerance of any form of discrimination or harassment in the workplace is outlined in our Code of Ethical Business Conduct.
As a people-first organization, we believe in offering our team members programs and benefits that encourage them to advance their skills and achieve long-term financial stability. We actively foster a culture of learning and offer a variety of developmental courses for our team members. Our benefit program also includes student loan repayment assistance and educational assistance for team members seeking degrees or professional certifications.

 2021 Proxy Statement / 25

CORPORATE GOVERNANCE
Our Sustainability
During 2020, we continued to build on our global sustainability program “Sail & Sustain,” and one of our key highlights for the year was Norwegian Cruise Line becoming the first major global cruise company to be plastic water bottle free through its partnership with JUST® Goods, Inc. In addition, Oceania Cruises and Regent Seven Seas Cruises partnered with Vero Water®. Our strong focus on reducing single-use plastics is expected to result in the elimination of over 11 million single-use plastic water bottles and 50 million plastic straws annually across our entire fleet and two island destinations. In 2020, we also established the Healthy Sail Panel in collaboration with Royal Caribbean Group, a group of 11 leading experts to help inform the cruise industry in the development of new and enhanced cruise health and safety standards in response to the global COVID-19 pandemic.
Another key highlight of 2020 was the creation of a dedicated ESG department. This new function will further enhance our overall ESG strategy while coordinating closely with departments across our organization including Health, Medical, Safety and Environmental Operations, Human Resources, Supply Chain and Legal. In 2019, we also established the TESS Committee of our Board to oversee matters related to corporate social responsibility and sustainability. We continue to take a proactive approach to strengthen our ESG efforts and are focused on enhancing our disclosures and transparency.
Additional information about our Sail and Sustain program can be found in our annual Stewardship Reports, which are available on our website www.nclhltd.com, under “Stewardship.”
Our Giving
Dedication to family and community is one of our Company’s core values. We support the global communities where we live and work through volunteerism and charitable giving throughout the year. After the devastating impact of Hurricane Iota in 2020, we provided nearly $275,000 of in-kind donations including 32,000 responsibly packaged, plant-based carton bottles of water jointly with Just Water and nearly 262,000 pounds of non-perishable and canned goods to support two community organizations and assist ongoing relief efforts in the Archipelago of San Andrés in Colombia. We were also proud to partner with Royal Caribbean Group and SSA Marine to grant a dollar-for-dollar matching donation of  $100,000 to help save the Alaska SeaLife Center. The SeaLife Center was uniquely impacted by the COVID-19 pandemic due to a lack of summer visitor revenues and the donation provided much-needed support to help maintain operations through the winter. Elsewhere in Alaska, we donated $30,000 to support the Arts Campus of the Sealaska Heritage Institute in Juneau. Early in 2020, we donated 250,000 AUD to the Australian Red Cross Disaster Relief and Recovery Fund to support emergency relief efforts for communities affected by the unprecedented bushfires in the region. We also have ongoing partnerships with various organizations including All Hands and Hearts, Camillus House, Make a Wish and Ocean Conservancy to name a few.
Team members also play a role in our efforts and in 2019, donated over 1,000 hours giving back to our communities through events such as beach clean ups, Habitat for Humanity projects, and dinner services at the Camillus House Campus emergency housing facility. While in-person volunteer opportunities were limited in 2020 due to the pandemic, we continued to give back including completing an all-virtual toy drive. To further support our community involvement efforts, in 2021, we began providing a paid volunteer day for U.S. shoreside team members.

Succession Planning

Succession planning is part of our culture. We have a year-round focus on providing team members with opportunities to develop their leadership skills and add to our bench of talent through various training initiatives. Our Nominating and Governance Committee, President and Chief Executive Officer and Executive Vice President, Chief Talent Officer engage in a formal process to identify, evaluate, and select potential successors for our President and Chief Executive Officer and other members of senior management. This review includes a discussion about development plans for senior leaders to help prepare them for future succession and contingency plans in the event our President and Chief Executive Officer is unable to serve for any reason, including death or disability. Members of management are also regularly invited to make presentations at Board and committee meetings and meet with directors in informal settings to allow our directors to form a more complete understanding of our executives’ skills and character. This process culminates in an annual review of potential successors and future leadership with the entire Board.

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CORPORATE GOVERNANCE
Hedging, Pledging and Short Sale Prohibitions

We have an insider trading policy, which, among other things, prohibits our senior officers, which includes those team members in positions at the Vice President and above level, and the members of our Board from engaging in any speculative transactions or in transactions that attempt to hedge or offset any decrease in the market value of our securities, including but not limited to put options, prepaid variable forwards, equity swaps and collars. Additionally, our insider trading policy prohibits senior officers, including our NEOs, and directors from engaging in short sales of our securities or engaging in transactions involving Company-based derivative securities, including, but not limited to, trading in Company-based put option contracts, transacting in straddles, and the like. All other employees are strongly discouraged from engaging in the transactions described above.
We also have a policy that prohibits senior officers and members of our Board from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan. Arrangements for pledges of Company securities that were in place prior to the adoption of the policy are excluded from this prohibition. All other employees are strongly discouraged from engaging in the transactions described above.

Code of Ethical Business Conduct

We have a Code of Ethical Business Conduct that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions, and our directors. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. Our Code of Ethical Business Conduct is posted on our website, www.nclhltdinvestor.com, under “Corporate Governance.”
We intend to disclose waivers from, and amendments to, our Code of Ethical Business Conduct that apply to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions, by posting such information on our website, www.nclhltdinvestor.com, to the extent required by applicable rules of the NYSE and rules and regulations of the SEC.

Corporate Governance Materials

Our Board has adopted Corporate Governance Guidelines, which provide the framework for the governance of our Company and represent our Board’s current views with respect to selected corporate governance issues considered to be of significance to our shareholders. The Corporate Governance Guidelines direct our Board’s actions with respect to, among other things, Board composition, director qualifications and diversity considerations, director independence, Board committees, succession planning and the Board’s annual performance evaluation. A current copy of the Corporate Governance Guidelines is posted under “Corporate Governance” on our website at www.nclhltdinvestor.com.

Communicating with the Board

Shareholders and other interested parties may send written communications to our Board or to specified individuals on our Board, including the Chairperson of our Board or all independent directors as a group, c/o Norwegian Cruise Line Holdings Ltd.’s General Counsel and Assistant Secretary at 7665 Corporate Center Drive, Miami, Florida 33126. All mail received will be opened and communications from verified shareholders that relate to matters that are within the scope of the responsibilities of our Board, other than solicitations, junk mail and frivolous or inappropriate communications, will be forwarded to the Chairperson of our Board or any specified individual director or group of directors, as applicable. If the correspondence is addressed to our Board, the Chairperson will distribute it to our other Board members if he determines it is appropriate for our full Board to review. In addition, if requested by shareholders, when appropriate, the Chairperson of our Board or other appropriate independent director will also be available for consultation and direct communication with shareholders.

 2021 Proxy Statement / 27

DIRECTOR COMPENSATION
2020 Director Compensation Program

Our Board is focused on attracting and retaining members with the expertise, background and experience needed to lead our Company. In November 2019, following consultation with our Compensation Committee’s independent compensation consultant, FW Cook, and to facilitate our Board’s mission of attracting and retaining highly skilled directors, our Board determined it was appropriate to increase our Board’s annual equity retainer and retainer for the Chairperson of our Board and our Audit Committee. Under our Directors’ Compensation Policy, each member of our Board who was not employed by us was entitled to receive the following cash compensation for their role on the Board, committees or oversight roles during 2020, as applicable:
Type of Retainer or Fee	Amount
Annual Cash Retainer	$100,000
Out-of-Country Meeting Attendance(1)	$10,000
Chairperson of the Board	$125,000
Chairperson of the Audit Committee	$35,000
Chairperson of the Compensation Committee	$25,000
Chairperson of the Nominating and Governance Committee	$20,000
Chairperson of the TESS Committee	$20,000
Audit Committee Member Retainer(2)	$15,000
Chairperson of Financing Committee (One-time Fee)(3)	$100,000
Member of Financing Committee (One-time Fee)(3)	$25,000
SailSAFE Global Health and Wellness Council Oversight Fee(4)	$75,000

(1)
For each Board or committee meeting located outside of such director’s country of residence and attended in-person. Only one fee is payable for multiple meetings held on the same/consecutive days.

(2)
Chairperson of the Audit Committee is not eligible.

(3)
One-time fees were provided to directors who served on a special Financing Committee established to oversee financing transactions necessitated by the impacts of the COVID-19 pandemic. Our Board determined these fees were appropriate due to the increased responsibilities and time commitments for directors serving in this capacity. Our Financing Committee was dissolved in 2021.

(4)
Annual retainer paid quarterly to the Chairperson of our TESS Committee for her oversight role as a Board liaison to our Company’s SailSAFE Global Health and Wellness Council.

All annual retainers were pro-rated for partial years of service and payable in four quarterly installments. Each of our directors was also reimbursed for reasonable out-of-pocket expenses for attendance at Board and committee meetings.
Our directors had the right to elect to receive their $100,000 annual cash retainers in the form of a restricted share unit (“RSU”) award in lieu of cash. Any such RSU award was automatically granted on the first business day of the calendar year and vested in one installment on the first business day of 2021.
In addition, each director was entitled to receive an annual RSU award on the first business day of 2020 valued at $155,000 on the date of the award. Each director’s annual RSU award vested in one installment on the first business day of the calendar year following the year the award was granted. Each director’s annual RSU award would have been pro-rated if the director joined our Board after the first business day of the given year.
To enhance their understanding of our products, each director was invited to take one cruise with a guest of their choice on one of our Company’s brands annually. The director was responsible for taxes and certain fees and any onboard spending.
Mr. Martinez, who resigned in June 2020, elected not to receive compensation for his service on our Board in 2020. Mr. Dahnke, who resigned in March 2021, elected not to receive equity compensation for his service on our Board in 2020. Mr. Del Rio, as an employee of our Company, was not entitled to receive any additional fees for his services as a director. The following table presents information on compensation to the following individuals for the services provided as a director during the year ended December 31, 2020.

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DIRECTOR COMPENSATION
2020 Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David M. Abrams	155,000	154,958	—	—	—	—	309,958
Adam M. Aron	110,000	154,958	—	—	—	—	264,958
John W. Chidsey(4)	175,000	154,958	—	—	—	—	329,958
Scott Dahnke(5)	46,467	—	—	—	—	—	46,467
Stella David(4)	100,000	154,958	—	—	—	—	254,958
Russell W. Galbut(4)	260,000	154,958	—	—	—	—	414,958
Mary E. Landry	167,500	154,958	—	—	—	—	322,458
Chad A. Leat(4)	245,000	154,958	—	—	—	—	399,958
Steve Martinez	—	—	—	—	—	—	—
Pamela A. Thomas-Graham	115,000	154,958	—	—	—	—	269,958

(1)
Mr. Abram’s compensation relates to his role as Chairperson of our Nominating and Governance Committee, a member of our special Financing Committee and as a director. Mr. Aron’s, Ms. David’s and Mr. Dahnke’s compensation relates to their roles as directors. Mr. Chidsey’s compensation relates to his role as the Chairperson of our Compensation Committee, a member of our Audit Committee, a member of our special Financing Committee and as a director. Mr. Galbut’s compensation relates to his role as Chairperson of our Board, a member of our special Financing Committee and as a director. Ms. Landry’s compensation relates to her role as Chairperson of our TESS Committee, her Board oversight role on the SailSAFE Global Health and Wellness Council and as a director. Mr. Leat’s compensation relates to his role as Chairperson of our Audit Committee, Chairperson of our special Financing Committee and as a director. Ms. Thomas-Graham’s compensation relates to her role as an Audit Committee member and as a director. No other directors received any form of compensation for their services in their capacity as a director during the 2020 calendar year.

(2)
The amounts reported in the “Stock Awards” column of the table above reflect the grant date fair value under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) of the time-based RSU awards granted to our non-employee directors in 2020. The grant date fair value for the RSU awards was calculated as equal to the $58.83 closing price of our ordinary shares on the date of grant, January 2, 2020.

(3)
None of our non-employee directors held any outstanding options or restricted shares as of December 31, 2020. As of December 31, 2020, our non-employee directors held the following unvested RSUs:

Name	Unvested RSUs
David M. Abrams	2,634
Adam M. Aron	2,634
John W. Chidsey	4,334
Scott Dahnke	—
Stella David	4,334
Russell W. Galbut	4,334
Mary E. Landry	2,634
Chad A. Leat	4,334
Steve Martinez	—
Pamela A. Thomas-Graham	2,634

(4)
Messrs. Chidsey, Galbut, Leat and Ms. David each elected to receive their full annual retainers in the form of RSU awards. Accordingly, they each received 1,700 RSUs in lieu of their annual retainers for 2020. The retainers that each of these directors elected to receive in RSUs are reported as though they had been paid in cash and not converted into RSUs.

(5)
Any cash compensation payable to Mr. Dahnke was paid directly to a non-investment fund affiliate of his employer.

 2021 Proxy Statement / 29

DIRECTOR COMPENSATION
Director Share Ownership Policy
To reinforce our Board’s philosophy that meaningful ownership in our Company provides greater alignment between our Board and our shareholders, our Board adopted a share ownership policy. The share ownership policy requires non-employee directors who receive compensation from our Company to own a number of our ordinary shares equal to three times their annual cash retainer, with such values determined annually based on the average daily closing price of our ordinary shares for the previous calendar year. Due to the impacts of the COVID-19 pandemic on our business and share price, our Board determined that the required ownership levels in place at the end of 2019 would continue to apply for 2021 and 2022.
Non-employee directors have five years from their appointment to meet the requirements of the share ownership policy and are required to retain 50% of the net after-tax shares received in respect of equity awards until they are in compliance. All of our non-employee directors who receive compensation for their service as a director have met their objectives within the five-year period.

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PROPOSAL 2 — ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are providing our shareholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation of our NEOs as disclosed in this Proxy Statement.
Our compensation program for 2020 was significantly impacted by the COVID-19 pandemic as our global cruise voyages have been suspended since March 2020, which has caused an unprecedented impact to our operations and financial performance. Our Compensation Committee took actions to motivate and preserve our experienced management team, including our President and Chief Executive Officer, who has developed critical industry relationships over the last 28 years, to drive our Company’s recovery after the pandemic subsides.
Shareholders are strongly encouraged to read the “Compensation Discussion and Analysis,” which discusses in detail how our compensation policies and practices implement our compensation philosophy.
We are asking our shareholders to indicate their support for our NEOs’ compensation as described in this Proxy Statement. The vote on this resolution, commonly known as a “Say-on-Pay Vote”, is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our NEOs. The vote is advisory, which means that the vote is not binding on our Company, our Board or our Compensation Committee. However, our Compensation Committee, which is responsible for designing and overseeing our executive compensation program, values the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our NEOs.
Pursuant to the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our Board requests your advisory vote on the following resolution at the Annual General Meeting:
RESOLVED, that the shareholders of our Company approve, on an advisory basis, the overall compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosures set forth in the Proxy Statement for this Annual General Meeting.
Our current policy is to provide our shareholders with an opportunity to approve the compensation of our NEOs each year at the annual general meeting of shareholders. It is expected that the next such vote will occur at the 2022 annual general meeting of shareholders.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.
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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Our Company
We are a leading global cruise company which operates Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises. Our mission is to provide exceptional vacation experiences, delivered by passionate team members committed to world-class hospitality and innovation. With a combined fleet of 28 ships with approximately 59,150 berths, our brands offer itineraries to more than 490 destinations worldwide. We also have nine custom-built new ships on order for our three award-winning brands, which are scheduled for delivery through 2027.
Our brands include a variety of accommodations, from studio staterooms designed for solo travelers to the luxurious 4,443 square-foot Regent Suite, which includes an in-suite spa retreat, 1,300 square-foot wraparound veranda, and glass-enclosed solarium sitting area. Guests on our Norwegian brand can enjoy The Haven, a key-card access enclave on the upper decks of select ships with luxurious suite accommodations, exclusive amenities including a private courtyard with pool, hot tub and fitness center, and 24/7 butler and concierge service.
Norwegian’s ships offer up to 28 dining options and what we believe is the widest array of entertainment at sea. Oceania Cruises’ award-winning onboard dining, with multiple open seating dining venues, is a central highlight of its cruise experience. Regent’s all-inclusive offering includes air transportation, shore excursions, pre-cruise hotel stays (for concierge level and above), specialty restaurants, premium spirits and fine wines, gratuities, Wi-Fi and other amenities.
We are also focused on destination development and have created two private destinations to enhance the shore experience for our guests: Great Stirrup Cay in the Bahamas and Harvest Caye in Southern Belize. These destinations allow our guests to experience paradise through our private beaches, beachfront cabanas and villas, restaurants and dining options, pools and experiences like ziplines, nature centers and adventure tours.

The Most Challenging Year in Cruise Industry History
We entered 2020 in the strongest booked position ever and kicked off the year with the successful debut of the 28th ship in our fleet, Regent’s Seven Seas SplendorTM. Shortly thereafter however, the COVID-19 pandemic began to rapidly spread around the globe. 2020 quickly transformed from a year of almost certain promise and high expectations into the most challenging year our Company and the cruise industry has ever experienced.
On March 13, 2020, to contribute to efforts around the globe to contain the spread of COVID-19, we suspended all cruise voyages for our three brands. Regulators around the world have since implemented travel bans, restrictions and advisories that have prolonged this suspension through at least June 30, 2021. We currently expect a very limited resumption of cruise voyages beginning July 2021. With no revenue generating cruises for more than a year, our Company has experienced an unprecedented material negative impact on our results of operations.

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Our Company’s Response to COVID-19
Management and our Board rapidly acted to take key short-term and long-term oriented measures to promote the stability of our business. The health, safety, and well-being of our team members and our guests are always priorities; promoting the stability and resilience of our business became a very high priority in 2020, as well.
At the onset of the pandemic, our management team navigated travel restrictions from over 100 countries around the world to return our guests, and crew members who did not remain with our ships, home to their families. Our crew repatriation was carried out as quickly as possible given constraints presented by travel restrictions, regulatory requirements and other challenges. In many cases due to the complex web of restrictions, our Company resorted to coordinating charter flights and using our ships to transport our crew members to the safety of their homes. During the time we were coordinating these repatriations, our crew members were compensated according to their respective Collective Bargaining Agreements and were provided WiFi, medical care, accommodations and a daily onboard stipend when in stand down status after the conclusion of their contract. They had continual access to medical professionals to support their physical and mental well-being. Our Company also funded housing expenses if quarantine was required upon arrival home. Our management team has stayed in regular contact with our crew members who are eager to return to sea.
Our management team also transitioned our shoreside workforce to a remote work environment for the safety of our employees. Consistent with our family-centric culture, we continued the employer subsidy for medical cover for our furloughed team members, and in addition, funded the team member’s portion for our furloughed team and their dependents. Team members receive regular outreach regarding mental and physical health and financial resources to assist them during this challenging period.
We have also taken deliberate steps to strengthen the business. We adopted a 5-step action plan focusing on reducing costs, conserving cash, raising capital, extending debt maturities and amortization and developing our roadmap to relaunch.

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Impact of COVID-19 on Our 2020 Compensation Program
The COVID-19 pandemic had an impact on many elements of our compensation program during 2020 due to the significant uncertainty surrounding the timing of our resumption of cruise voyages and the substantial efforts our management team undertook to reduce expenses, improve our debt amortization and maturity profile, secure additional capital and develop a roadmap towards relaunch.
During 2020, our Compensation Committee temporarily reduced NEO base salaries by 20% to improve our cash liquidity. In addition, our Compensation Committee adjusted our annual cash performance incentive program to focus on short-term cash management, and limited annual cash performance incentive payout opportunities for 2020 to 100% of target.
Long-term incentives with performance periods ending in 2020 were also impacted. Our Compensation Committee exercised discretion to reduce payouts to 90% of target for the March 2019 PSUs awarded to all NEOs.
Our Compensation Committee believes that it was essential to keep our management team intact to steer our Company through the extraordinary impacts of COVID-19, ensure stability in the organization and to ultimately drive our Company’s recovery. Many of the compensation actions taken by our Compensation Committee related to 2020 were influenced by this belief.

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2020 Compensation Program Summary

At Risk Compensation	Short-Term Compensation	**Base Salary**	Fixed cash; ***20% reduction beginning March 30, 2020***
		Annual Cash Performance Incentive	Changed to cash burn metric to emphasize liquidity: 2020 Annual Performance Incentive Adjusted NCC* target: ≤ $135 million per month average from July 2020 - December 2020 2020 CEO and NEO payout: 100% of target
	Long-Term Compensation	**Equity**	***Regular-Cycle March Awards*** CEO 2020 target grant value: ~$5.63M PSUs (75%), ~$1.87M RSUs (25%); other NEO 2020 target grant value: ~$0.67M PSUs, ~$1.33M RSUs *PSUs* 50% 2020 and 2021 Average Adjusted ROIC* (vests 0% - 200%) 50% Average Adjusted EPS* growth 2020-2021 (vests 0% - 200%) Time-based requirement through 3/1/2023 *RSUs* Vest equally over 3 years ***Inducement/Retention Awards*** CEO October 2020: $6.0M RSUs (cliff vest October 2023) Other NEOs July 2020: ~$0.67M PSUs (100% eligible to vest based on vessel maintenance requirements and time-based through July 2022); ~$1.33M RSUs (cliff vest July 2022);
		Other Compensation and Benefits	NEO retention bonuses subject to repayment through December 2021 Payment of ~$10.3 million contractually owed to CEO under previous employment agreement as has been previously disclosed to shareholders Perquisites, severance benefits, additional benefits payable upon a change of control

*See "Terms Used in this Proxy Statement."

2020 CEO Compensation in Focus
Pay disclosures for our President and Chief Executive Officer related to 2020 are complicated by contract negotiations and modifications to prior awards. Our President and Chief Executive Officer’s reported compensation results from three distinct categories:
•
Run-rate annual pay: Mr. Del Rio’s annual run-rate pay, comprised of his base salary, annual performance incentive, and regular-cycle annual equity grants, totaled approximately $12.8 million in 2020.

•
One-time pay elements related to new employment agreement/obligations under previous employment agreement: Mr. Del Rio entered into a new employment agreement with our Company during 2020. Mr. Del Rio was contractually entitled to a $10.3 million payment under his prior employment agreement (which was previously disclosed to shareholders), and in connection with his new employment agreement, was granted awards totaling approximately $8.8 million to secure his services for the next three years.
•
Modifications of prior year awards: In February and October 2020, our Compensation Committee made adjustments to the goals in our 2018 and 2019 long-term compensation awards due to the U.S. government’s restrictions on travel to Cuba and the impacts of the COVID-19 pandemic on our Company. These adjustments triggered additional accounting entries in our 2020 compensation reporting, but did not represent new awards.

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EXECUTIVE COMPENSATION

Decisions regarding our President and Chief Executive Officer's 2020 compensation were heavily influenced by the impact of the COVID-19 pandemic and our Company's objective of securing an extension of his employment agreement.

2020 CEO Reported Compensation
2018 PSU Modification - $2.9M
2019 PSU Modification - $1.5M
Oct. 2020 RSUs - $6.0M
Inducement Bonus - $2.8M
Prior Contract Payment - $10.3M
March 2020 PSU - $5.6M
March 2020 RSU - $1.9M
2020 Annual Cash Perf. Incentive - $3.6M
All other - $0.2M
Salary -$1.5M
Modifications of Prior Year Awards
One-time Pay Elements Related to New Employment Agreement/Owed Under Prior Employment Agreement
Total CEO Pay Summary Compensation Table $36.4M
Run Rate 2020 Pay Elements $12.8M

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2020 Named Executive Officers
Our NEOs for 2020 were:
Frank J. Del Rio	President and Chief Executive Officer
Mark A. Kempa	Executive Vice President and Chief Financial Officer
T. Robin Lindsay	Executive Vice President, Vessel Operations
Jason Montague	President and Chief Executive Officer, Regent Seven Seas Cruises
Harry Sommer	President and Chief Executive Officer, Norwegian Cruise Line
Our Compensation Committee determines all aspects of our executive compensation program and makes all compensation decisions affecting our NEOs. None of our NEOs are members of our Compensation Committee or otherwise had any role in determining the compensation of our other NEOs. Our Compensation Committee does consider the recommendations of Mr. Del Rio in setting compensation levels for NEOs besides himself.

Elements of our Executive Compensation Program
Base Salaries
Each NEO is party to an employment agreement which provides a fixed base salary, subject to annual review by our Compensation Committee. Decisions regarding adjustments to base salaries are made at the discretion of our Compensation Committee, as all automatic base salary increases have been eliminated. Base salaries are used to attract and retain highly qualified executives. In reviewing base salary levels for our NEOs, our Compensation Committee considers the following factors: job responsibilities, leadership and experience, value to our Company and the recommendations of our President and Chief Executive Officer (other than with respect to his own base salary). Our Compensation Committee did not increase annual base salaries for 2020.

NEO	2019 Base Salary	2020 Base Salary(1)
Frank J. Del Rio	$1,800,000	$1,527,541
Mark A. Kempa	$700,000	$594,044
T. Robin Lindsay	$700,000	$594,044
Jason Montague	$700,000	$594,044
Harry Sommer	$700,000	$594,044

(1)
In order to preserve liquidity during the COVID-19 pandemic, our Compensation Committee, with the agreement of our NEOs, reduced annual base salaries for our NEOs by 20% beginning March 30, 2020 and our NEO’s base salaries continue to be reduced.

Annual Performance Incentives
Each of our NEOs is eligible for an annual cash performance incentive based on the attainment of performance objectives for the fiscal year. Annual cash performance incentives ensure that a portion of our NEOs’ annual compensation is at risk, based on our performance against pre-established, objective targets. Our Compensation Committee uses annual cash performance incentives to motivate our NEOs to achieve our annual financial objectives and to attract and retain top executives.
Target Annual Cash Performance Incentive Opportunities.   Our Compensation Committee annually establishes each NEO’s, other than Mr. Del Rio’s, annual cash performance incentive opportunity by evaluating a variety of factors, including: (1) scope of responsibilities and position, (2) expertise and experience, (3) potential to achieve business objectives, (4) competitive compensation market data, including the bonus opportunities provided by our Peer Group (as defined below), (5) ability to create shareholder value and (6) recommendations of our President and Chief Executive Officer. Mr. Del Rio’s annual cash bonus opportunity was developed by our Compensation Committee in connection with his employment agreement.
Corporate Performance Measures.   Each year, our Compensation Committee establishes the performance objectives for the annual cash performance incentives. The performance objectives are based on financial performance at the consolidated NCLH level as our Compensation Committee believes this structure most closely aligns the interests of our NEOs and our shareholders.

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The actual annual cash performance incentive earned by our NEOs is determined by our Compensation Committee based on the level of achievement of the pre-established corporate performance objectives. After the end of the year, our Compensation Committee reviews our actual performance against the target levels. Our Compensation Committee is required by our Plan terms to exercise its judgment whether to reflect or exclude the impact of extraordinary, unusual or infrequently occurring, or unforeseen events in determining the extent to which the performance measures are met.
Our Compensation Committee originally selected an adjusted earnings per share (“Adjusted EPS”) target of $5.60 for the year ending December 31, 2020 as the performance measure for our annual cash performance incentives in December 2019, prior to an awareness of the dramatic negative impact COVID-19 would have on our business. Following the complete suspension of our revenue producing cruise voyages in March 2020 and several extensions of the suspension, it became clear that due to reasons outside of management’s control, the Adjusted EPS target could not be achieved and ultimately our revenue decreased by 80.2% from 2019 to 2020. Instead, in July 2020, our Compensation Committee decided to make an equitable adjustment to our annual performance incentive objectives to align the annual cash performance incentive metric with a critical liquidity measure that was within management’s control during the COVID-19 pandemic and related suspension of cruises.
Our Compensation Committee replaced the Adjusted EPS metric with a target of an average Annual Performance Incentive Adjusted NCC of  $135 million or less per month from July 2020 through December 2020. Our target was designed based on the result of pro-forma modeling and discussions with our Board and Compensation Committee. A definition of this metric is provided in “Terms Used in this Proxy Statement.” Our Compensation Committee made this adjustment to motivate our management team to conserve cash, which it believed was the most important financial goal that all members of the management team could contribute to during the suspension of operations and which would most directly correlate to shareholder value during the unprecedented crisis. When making this adjustment, our Compensation Committee determined that there would no longer be any upside opportunity for any NEO for outperformance relative to target, as our Compensation Committee capped each NEO’s bonus payment at target.
The following table summarizes the Annual Performance Incentive Adjusted NCC performance level and related payout opportunities. If the target level established was not achieved, no payouts would have been made.

Name	Target Average Annual Performance Incentive Adjusted NCC ≤ $135 million per month(1)	Actual	% of Target
Frank J. Del Rio	$3,600,000 (200% of base salary)	$3,600,000	100%
Mark A. Kempa	$700,000 (100% of base salary)	$700,000	100%
T. Robin Lindsay	$700,000 (100% of base salary)	$700,000	100%
Jason Montague	$700,000 (100% of base salary)	$700,000	100%
Harry Sommer	$700,000 (100% of base salary)	$700,000	100%

(1)
Base salary amounts for purposes of annual performance incentive do not reflect 20% reduction of salary.

From July 2020 through December 2020, our average Annual Performance Incentive Adjusted NCC per month was $77.3 million, which reflected more savings than targeted and resulted in a payout at 100% of target. Our ships are sophisticated assets, much like floating cities, and even during the suspension of cruise voyages our ships require continuous maintenance and upkeep. This reduction in expense was the result of significant efforts by the management team and our total cruise operating expense decreased by approximately 77% in the fourth quarter of 2020 versus the prior year.
Inducement and Retention Bonuses.   In order to incentivize our President and Chief Executive Officer to agree to extend his employment agreement by an additional three years, our Compensation Committee agreed to provide him with an inducement bonus of $2.8 million. At this critical juncture for our Company, our Compensation Committee viewed our President and Chief Executive Officer’s continued employment as essential to steering our Company through the COVID-19 pandemic and leading our Company’s recovery. The inducement bonus also functions as a retention incentive because if our President and Chief Executive Officer’s employment is terminated by us for

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cause or he voluntarily resigns without good reason, in each case, prior to December 31, 2021, he would be required to repay 100% of the inducement bonus, including any amounts that had been withheld for taxes. Our other NEOs also received retention bonuses in the following amounts: Mr. Kempa: $282,425, Mr. Lindsay: $1,074,439; Mr. Montague: $578,001, and Mr. Sommer: $507,803. Similar to our President and Chief Executive Officer’s inducement bonus, if any one of our NEO’s employment is terminated by us for cause or such NEO voluntarily resigns without good reason, in each case, prior to December 31, 2021, he would be required to repay 100% of the retention bonus, including any amounts that had been withheld for taxes. Our Compensation Committee believes the inducement and retention bonuses provide a strong incentive for our NEOs to remain with our Company through the suspension of cruise voyages and ultimately to drive our Company’s recovery once we are able to resume cruise voyages.

Long-Term Equity Incentive Compensation
The following table summarizes the equity awards our Compensation Committee granted in 2020 and how they accomplish our compensation objectives. Due to the extraordinary impacts of the COVID-19 pandemic on our Company, our Compensation Committee made additional grants in July and October of 2020 which were outside of our regular grant cycle. These grants were meant to bolster retention for our management team and to ultimately ensure that our Company’s recovery would be driven by a management team with the experience and deep-rooted industry relationships needed to overcome the COVID-19 crisis.
Components of Long-Term Equity Incentive Compensation	What It Is	Why We Use It	2020 Weighting
Regular-cycle PSUs (performance share units), granted March 2020
Opportunity to receive a specified number of shares based on achievement of performance objectives determined by our Compensation Committee.
Include an additional one-year service requirement following the end of the performance period.

Focuses our NEOs on the achievement of key financial operating objectives over a multi-year period. Adjusted EPS growth and Adjusted ROIC targets align NEOs’ interests with shareholders.
Serves as a retention incentive.
CEO: 75% of total target March 2020 equity award Other NEOs: 33.3% of total target March 2020 equity award
Regular-cycle RSUs (restricted share units), granted March 2020	Right to receive a specified number of shares at the time the award vests. Value fluctuates with the price of our ordinary shares. Vests in annual installments over three years.	Aligns our NEOs’ interests with those of our shareholders. Serves as a retention incentive.	CEO: 25% of total target March 2020 equity award Other NEOs: 66.7% of total target March 2020 equity award
Retention PSUs, granted July 2020	Opportunity to receive a specified number of shares based on achievement of performance objectives determined by our Compensation Committee. Vests in one installment two years from the grant date.	Focuses our NEOs on achievement of important operational goal of keeping ships ready to return to service. Reinforces retention with cliff vesting.	CEO: N/A Other NEOs: 33.3% of total target July 2020 equity award
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EXECUTIVE COMPENSATION
Components of Long-Term Equity Incentive Compensation	What It Is	Why We Use It	2020 Weighting
Retention RSUs, granted July 2020	Right to receive a specified number of shares at the time the award vests. Value fluctuates with the price of our ordinary shares. Vests in one installment two years from the grant date.	Aligns our NEOs’ interests with those of our shareholders. Reinforces retention with cliff vesting.	CEO: N/A Other NEOs: 66.7% of total target July 2020 equity award
CEO Inducement RSUs, granted October 2020	Right to receive a specified number of shares at the time the award vests. Value fluctuates with the price of our ordinary shares. Vests in one installment three years from the grant date.	Aligns our CEO’s interests with those of our shareholders. Reinforces retention with cliff vesting that extends through the last year of his extended contract.	CEO: 100% of total target October 2020 equity award
In determining the value granted to each NEO, our Compensation Committee considers each NEO’s position, their expected contribution toward achieving our long-term objectives, a review of Peer Group compensation levels and recommendations of our President and Chief Executive Officer (other than with respect to his own compensation). Our Compensation Committee generally makes equity awards to our NEOs and other members of management once a year, but awards may be granted outside this annual grant cycle in connection with events such as hiring, promotion or extraordinary performance or circumstances. In 2020, due to the extraordinary impacts of the COVID-19 pandemic on our Company, including the prolonged and complete suspension of our cruise voyages, our Compensation Committee made a second grant in
July 2020 to our NEOs other than our Chief Executive Officer to serve as a retention incentive. The grants made in July 2020 vest in one installment in July 2022. Our Compensation Committee also made an additional inducement grant to our President and Chief Executive Officer in October 2020 in connection with his entry into a new employment agreement that extends his period of employment by an additional three years. The inducement grant vests in one installment in October 2023. Our Compensation Committee felt the inducement grant provided a significant incentive for our Chief Executive Officer to continue in his role through the suspension of cruise voyages and, more importantly, to drive the Company’s recovery post-COVID-19 as the ultimate value of the award is dependent on our Company’s stock price.

Named Executive Officer Awards
Regular-Cycle President and Chief Executive Officer Awards.   In order to provide Mr. Del Rio with competitive, ongoing, long-term incentives that drive strong financial performance, and pursuant to his previous amended employment agreement from August 2017, Mr. Del Rio received his regular-cycle annual target award of RSUs and PSUs worth $7.5 million as of the date of award in March 2020. Such annual award was contractually required to be at least 60% performance-based. By structuring the employment agreement this way, our Compensation Committee preserved the flexibility to structure a greater percentage of Mr. Del Rio’s annual equity award as performance-based, while requiring that a minimum of 60% of Mr. Del Rio’s annual equity award will be performance-based. Our Compensation
Committee also preserved the flexibility to establish the applicable performance metrics and targets each year, thereby providing our Compensation Committee with discretion to choose a performance-based award structure each year that will best incentivize growth in long-term shareholder value.
In March 2020, Mr. Del Rio was awarded a target of 158,050 PSUs. Half of the target PSUs can be earned based on average Adjusted EPS growth for 2020 and 2021 and the other half can be earned based on average Adjusted ROIC for 2020 and 2021. Each half of the target PSUs can be paid out 0% to 200% based on stretch targets. Shown in the tables below are the performance expectations for each metric. Our

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Compensation Committee determined these metrics based on our internal projections and budget at the time and believed these metrics would focus our management team on our Company’s earnings performance and the effective use of our capital. The 2020 Adjusted EPS and
Adjusted ROIC targets were established at lower levels than for our 2019 PSU grants due to the expected impacts of the COVID-19 pandemic on our business during the 2020 and 2021 performance period.

Average Adjusted EPS Growth Metric (50% of Target Units)
	2020 – 2021 Average Adjusted EPS Growth	Percentage of Target Adjusted EPS Growth Units Earned
Below Threshold	≤5.0%	0%
	>5.0%(1)	0.0001%
	6.75%	100%
Maximum	8.0%	200%

(1)
Once the threshold has been achieved, the number of units that are eligible to be earned will be interpolated on a linear basis between the applicable levels stated above.

Average Adjusted ROIC Metric (50% of Target Units)
	2020 – 2021 Average Adjusted ROIC	Percentage of Target Adjusted ROIC Units Earned
Below Threshold	<10.6%	0%
	10.6%(1)	0.0001%
	10.75%	100%
Maximum	10.85%	200%

(1)
Once the threshold has been achieved, the number of units that are eligible to be earned will be interpolated on a linear basis between the applicable levels stated above.

In order to reinforce the long-term nature of the PSU award, in addition to the performance requirements above, the PSUs are also subject to a time-based vesting requirement through March 1, 2023. Definitions of Adjusted EPS and Adjusted ROIC can be found in “Terms Used in this Proxy Statement.” Certain adjustments, which are detailed in the definitions, are required by our award terms to be made to the targets.
As part of his regular-cycle March 2020 annual equity award, Mr. Del Rio was also awarded 52,683 RSUs that are subject to time-based vesting requirements and will become vested ratably on each of the March 1, 2021, 2022 and 2023 grant anniversary dates, in each case subject to Mr. Del Rio’s continued employment through the applicable vesting date.
President and Chief Executive Officer Inducement Award.   Our President and Chief Executive Officer’s employment agreement would have ended on December 31, 2020. While we have a robust succession plan in place, our Compensation Committee felt strongly that it was critical to maintain our President and Chief Executive Officer’s leadership during this tumultuous time for our Company and the broader cruise industry. In connection with the negotiation of our President and Chief Executive Officer’s new employment agreement, our Compensation Committee agreed to provide a one-time inducement grant of RSUs to our President and Chief Executive Officer with a value as of the date of grant in October 2020 of  $6.0 million. Our Compensation Committee structured the grant so that the entire grant would vest in October 2023. Our Compensation Committee viewed this grant as an effective retention tool that aligns our President and Chief Executive Officer’s interests with our shareholders as the ultimate value of the grant on vesting would be dependent on our Company’s share price.
CEO PSU Payout Results During 2020.   On June 4, 2019, the Office of Foreign Assets Control of the United States Department of the Treasury abruptly removed the authorization for group people-to-people educational travel by U.S. persons to Cuba. As a result, we were required to stop sailings to Cuba the following day, resulting in a negative impact to our financial results for 2019. The terms of our Plan provide that our Compensation Committee will make adjustments to exclude certain extraordinary events from the calculation of Adjusted EPS for performance incentives. In February 2020, our Compensation Committee approved an adjustment to the Adjusted EPS and Adjusted ROIC performance metrics in the PSUs granted to our President and Chief Executive Officer in March 2018 to exclude the impact of the cessation of cruises to

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EXECUTIVE COMPENSATION
Cuba. Including the adjustment for the cessation of cruises to Cuba, our 2019 Adjusted ROIC would have been 11.1% and our Adjusted EPS growth for the 2018-2019 performance period would have been 18.4%, which resulted in a payment at 200% of target. The March 2018 PSU award continued to be subject to time-based vesting requirements through March 1, 2021 and Mr. Del Rio vested in 158,870 shares.
In October 2020, our Compensation Committee decided that due to the significant impacts of the COVID-19 pandemic on our Company and our prolonged suspension of cruise voyages, the March 2019 PSU award that had been granted to our President and Chief Executive Officer was no longer serving as an appropriate incentive as it was unachievable. Our Compensation Committee determined that it would be appropriate to shorten the original performance period of 2019 through 2020 to 2019 only as our Company’s Adjusted EPS and Adjusted ROIC performance in 2020 had been severely affected by impacts of the pandemic that were outside of management’s control. Similar to the 2018 PSU award, our Compensation Committee determined that it was also appropriate to adjust our performance in 2019 for the impact of the cessation of cruises to Cuba. Although the adjustment for the cessation of cruises to Cuba would have resulted in a 100% of target payout, our Compensation Committee limited the payout to 90% of target. The March 2019 PSU award continues to be subject to time-based vesting through March 1, 2022 and Mr. Del Rio forfeited the additional 111,809 ordinary shares that could have been earned if the maximum performance levels were achieved. The Adjusted ROIC and Adjusted EPS definitions that apply to the 2018 and 2019 PSU awards are similar to (although not the same as) the applicable definitions that apply to the 2020 PSU awards that can be found in “Terms Used in this Proxy Statement.”
Other NEOs.   The regular-cycle PSUs awarded to our other NEOs in March 2020 have the same structure and performance goals as Mr. Del Rio’s PSUs described above. Our Compensation Committee, after consultations with FW Cook, determined that the annual equity awards made to our other NEOs should also consist of a combination of PSUs that may be earned based on our average Adjusted ROIC for 2020 and 2021, average Adjusted EPS growth for 2020 and 2021 and continued service through March 1, 2023 and time-based RSUs that vest in three equal, annual installments. For 2020, 33.3% of each NEO’s target regular-cycle March 2020 annual equity award consisted of PSUs.
Due to the significant impacts of the COVID-19 pandemic on our Company and the continued uncertainty regarding our return to cruise voyages, in July 2020, our Compensation Committee made additional retention equity awards to our NEOs other than Mr. Del Rio. 66.7% of the total July 2020 award consists of time-based RSUs that vest in one installment on July 27, 2022. The other 33.3% of the July 2020 award consists of a PSU award that will be eligible to be earned at 100% of the target amount if our Company has maintained through June 30, 2022 all rules of the Classification Society and flag state for all vessels in our fleet and all certificates for all vessels in our fleet so that our fleet is able to return to service once we are authorized to resume cruise voyages. Our ships are sophisticated assets, much like floating cities, and even during the suspension of cruise voyages our ships require continuous maintenance and upkeep. Additionally, due to pressure on the broader cruise ecosystem, maintaining the vessels in our fleet may become more challenging. For example, it may become more difficult to schedule maintenance and repair with our shipyards on our desired timeframe due to COVID-19 protocols and travel restrictions. There is no opportunity to earn additional amounts above target. The July 2020 PSU award also continues to be subject to time-based vesting through July 27, 2022.
Other NEO PSU Payout Results During 2020.   During 2020, Mr. Lindsay, Mr. Montague and Mr. Sommer each earned 23,536 PSUs and Mr. Kempa earned 8,826 PSUs which were granted in March 2018 and were subject to the same Adjusted ROIC target for 2019 and an average Adjusted EPS growth target for 2018 through 2019 as Mr. Del Rio’s March 2018 PSU award (after giving effect to the same adjustments as were approved by our Compensation Committee for Mr. Del Rio’s 2018 PSU award). The March 2018 PSU awards remained subject to time-based vesting through March 1, 2021. Additionally, in October 2020, our Compensation Committee made similar adjustments to our other NEO’s March 2019 PSU awards as were made to Mr. Del Rio’s award and the March 2019 PSU award performance payout was determined to be 90% of target. The March 2019 PSU awards continue to be subject to time-based vesting through March 1, 2022 and each of our NEOs forfeited the additional 13,251 ordinary shares that could have been earned if the maximum performance levels were achieved.
Target Grant Value.   When determining the number of RSUs and PSUs to award to our NEOs, our Compensation Committee first determines the appropriate total grant date dollar value of each NEO’s award, and then converts this dollar value into a number of RSUs and a target number of PSUs using the closing market price (or an average of closing market prices three days prior to the grant date) of our shares on the date of grant. We use the terms target grant value and target award value for PSUs to describe the grant value approved by our Compensation Committee, which is equal to the target number of PSUs awarded

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EXECUTIVE COMPENSATION
multiplied by the closing market price (or an average of closing market prices three days prior to the grant date) of our shares on the date of grant. This target grant value may in some cases be different than the accounting value of the PSU awards that we are required to report in the executive compensation tables that are included below.
Benefits and Perquisites
We provide our NEOs with retirement benefits under our 401(k) Plan, participation in our medical, dental and insurance programs and vacation and other holiday pay, all in accordance with the terms of such plans and programs in effect and substantially on the same terms as those generally offered to our other employees (although vacation benefits may differ).
In addition, our NEOs receive a cash automobile allowance, a cruise benefit for Company cruises, including certain travel for immediate family, as well as coverage under an executive medical plan which provides reimbursement of certain extra medical, dental and vision expenses. We believe that the level and mix of perquisites we provide to our NEOs is consistent with market compensation practices.
Mr. Del Rio is also entitled to certain additional perquisites pursuant to the terms of his amended employment agreement consistent with his original employment agreement with Prestige.

Severance Arrangements and Change in Control Benefits
Each of our NEOs is or was employed pursuant to an employment agreement providing for severance payments and benefits upon an involuntary termination of the NEO’s employment by us without “cause” or by him for “good reason.” The severance payments and benefits in each employment agreement were negotiated in connection with the execution of each employment agreement. In each case, our Compensation Committee determined that it was appropriate to provide the executive officer with severance payments and benefits under the circumstances in light of each of their respective positions with us, general competitive practices and as part of each of their overall compensation packages.
When negotiating each executive officer’s severance payments and benefits, our Compensation Committee took into consideration an analysis of the severance payments and benefits provided to similarly situated executives at our Peer Group companies. The severance payments and benefits payable to each of our NEOs upon a qualifying termination of employment generally include a cash payment based on a multiple of his base salary (other than Mr. Del Rio), a pro-rata portion of any annual cash incentive actually earned for the year of termination of employment, continuation or payment in respect of certain benefits and, in certain cases only, accelerated or continued vesting of outstanding equity awards. We do not believe that our NEOs should be entitled to any cash severance payments or benefits merely because of a change in control of our Company. Accordingly, none of our NEOs are entitled to any such payments or benefits upon the occurrence of a change in control of our Company unless there is an actual termination (other than for “cause”) or constructive termination of employment for “good reason” just prior to or following the change in control (a “double-trigger” arrangement). Similarly, none of our NEOs are entitled to receive any automatic “single trigger” equity vesting upon the occurrence of a change in control of our Company, and severance protections for equity awards also require an actual termination (other than for “cause”) or constructive termination of employment for “good reason” just prior to or following the change in control.
No NEO is entitled to receive a “gross-up” or similar payment for any potential change in control excise taxes, and, depending on what results in the best after-tax benefit for the executive, benefits may be “cut back” instead in such circumstances.
The material terms of these payments and benefits, are described in the “Potential Payments Upon Termination or Change in Control” section below.
President and Chief Executive Officer Payment.   Under his prior employment agreement, and as we have previously disclosed to shareholders, our President and Chief Executive Officer was contractually entitled to a payment of  $10.269 million on December 31, 2020 in respect of the severance benefits provided under his employment agreement. In order to avoid disincentivizing Mr. Del Rio from extending his employment agreement, we paid Mr. Del Rio the $10.269 million when he entered into his new employment agreement and agreed to extend the term of his employment by an additional three years. Mr. Del Rio is not entitled to any additional cash severance payment under his new employment agreement other than a pro-rata portion of any annual cash performance incentive and continued medical and dental coverage under certain circumstances.
Peer Group
Our Compensation Committee believes that it is important to be informed about the pay practices and pay levels of comparable public companies with which we compete for top talent (our “Peer Group”). After

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EXECUTIVE COMPENSATION
considering the recommendations of FW Cook, our Compensation Committee determined that due to the significant impacts of the COVID-19 pandemic on the Company’s operations and financial performance and the broader effects of COVID-19 on the industries of many of our Company’s peers, that no changes would be made to our Company’s peer group for 2020. Additionally, our peer group was used to inform our Compensation Committee’s development of our President and Chief Executive Officer’s new employment agreement. Our Peer Group for 2020 included the following companies:

• Alaska Air Group, Inc.	• Hyatt Hotels Corporation	• Royal Caribbean Cruises Ltd.
• Caesars Entertainment, Inc.	• JetBlue Airways Corporation	• Spirit Airlines, Inc.
• Carnival Corporation	• Las Vegas Sands Corp.	• Wyndham Destinations, Inc.
• Darden Restaurants, Inc.	• MGM Resorts International	• Wynn Resorts, Limited
• Expedia Group, Inc.	• Marriott International, Inc.	• YUM! Brands, Inc.
• Hilton Worldwide Holdings Inc.	• Penn National Gaming, Inc.
We used the following methodology when we originally selected our Peer Group. Carnival Corporation and Royal Caribbean Cruises Ltd. were selected because we believe these cruise lines are the two public companies most similar to our Company and with whom we most directly compete for talent. We then considered a range of publicly traded companies in the following industries which reflect elements of our business or have similar business characteristics such as:
•
hotels, resorts and cruise lines,

•
airlines,

•
casinos and gaming,

•
restaurants and

•
internet and direct marketing retail.

We evaluated the companies in these categories by focusing on companies with market capitalizations ranging from approximately 0.3x to 3.0x our market capitalization and with revenues ranging from approximately 0.3x to 3.0x our trailing annual revenue measured as of October 2019.

Objectives and Philosophy of our Executive Compensation Program

Attract and retain top talent in a competitive market	We strive to be an employer of choice for individuals with the specific skill sets and experience required for the cruise industry.
Motivate employees with clear, NCLH-level goals	We believe that clear, NCLH-level goals motivate management to work together as a team towards shared objectives.
Compensation opportunities align executives with shareholders	We align management with shareholders by choosing NCLH incentive compensation performance metrics that we believe drive long-term value for our shareholders.
Role of Shareholder Say-on-Pay Votes
Each year, we provide our shareholders the opportunity to cast an advisory vote on the compensation of our NEOs (also known as a “Say-on-Pay Vote”). At our annual general meeting in June 2020, approximately 86.9% of the votes cast were in favor of the 2019 compensation of our NEOs. Our Compensation Committee considered shareholder support from our 2020 Say-on-Pay Vote along with feedback received from shareholder engagement when making decisions about our 2020 compensation program. However, our 2020 compensation program was substantially influenced by the impacts of COVID-19 on our Company.
When making future compensation decisions for our NEOs, our Compensation Committee will continue to consider the opinions that our shareholders express through the results of these Say-on-Pay votes and through direct engagement with our shareholders.

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EXECUTIVE COMPENSATION
Role of Compensation Consultant
Pursuant to its charter, our Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities.
Since May 2017, our Compensation Committee has retained FW Cook to provide guidance on executive and non-employee director compensation matters.
Based on a consideration of the factors set forth in the rules of the SEC and the listing standards of the NYSE, our Compensation Committee determined that FW Cook satisfied the independence criteria under the rules and listing standards and that their relationship with and the work performed by FW Cook, on behalf of our Compensation Committee, did not raise any conflict of interest. Other than its work on behalf of our Compensation Committee, FW Cook has not performed any other services for us.
Share Ownership Policy
To reinforce our Board’s philosophy that meaningful executive ownership in our Company provides greater alignment between management and our shareholders, our Board adopted a share ownership policy in 2017. The share ownership policy, which applies to all of our NEOs and certain executive officers, is as follows:
Position	Value of Share Ownership*
Chief Executive Officer	5 times annual base salary
Brand Presidents and Executive Vice Presidents	3 times annual base salary
Senior Vice Presidents	1 times annual base salary

*
Values are determined annually based on the average daily closing price of our ordinary shares for the previous calendar year. Due to the impacts of the COVID-19 pandemic on our business and share price, our Board determined that the required ownership levels in place at the end of 2019 would continue to apply for 2021 and 2022.

All of our NEOs currently exceed the required share ownership amounts. Executive officers have five years from the date they first become subject to the share ownership policy to meet the requirements and are required to retain 50% of the net after-tax shares received in respect of equity awards until they are in compliance. Unexercised stock options and PSUs do not count towards the share ownership policy amounts unless, in the case of PSUs, the performance criteria have been met.
Clawback Policy
Under our clawback policy, our Board or Compensation Committee may, if permitted by law, require the reimbursement or cancellation of all or a portion of any equity awards or cash incentive payments to any current or former employee, including our NEOs, who received such incentive awards or payments if: (1) such employee received a payment of incentive compensation that was predicated upon the achievement of specified financial results that were the subject of a subsequent accounting restatement due to material non-compliance with any financial reporting requirement, or (2) such employee engaged in misconduct including certain violations of our Code of Ethical Business Conduct or breaches of any confidentiality, non-competition, or non-solicitation agreements such employee has entered into with us. Each prong of the policy is separate, and clawback is not limited to accounting restatements.
Compensation Risk Assessment
We have conducted a risk assessment of our compensation policies and practices and concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company. In particular, our Compensation Committee believes that the design of our annual performance incentive programs and long-term equity incentives provide an effective and appropriate mix of incentives to ensure our compensation program is focused on long-term shareholder value creation and does not encourage the taking of short-term risks at the expense of long-term results.

 2021 Proxy Statement / 45

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement.
Compensation Committee of the Board of Directors
John W. Chidsey (Chair)
Chad A. Leat
Russell W. Galbut
March 23, 2021
The foregoing report of our Compensation Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by our Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate such report by reference therein.
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EXECUTIVE COMPENSATION TABLES
2020 Summary Compensation Table

The following table presents information regarding the compensation of each of our NEOs for services rendered during 2020, 2019 and 2018.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Frank J. Del Rio President and Chief Executive Officer	2020	1,527,541	2,824,495	17,952,220	—	3,600,000	10,476,999	36,381,255
	2019	1,800,000	—	12,201,324	—	3,600,000	207,040	17,808,364
	2018	1,751,507	—	15,235,631	—	5,400,000	205,923	22,593,061
Mark A. Kempa Executive Vice President and Chief Financial Officer	2020	594,044	282,425	4,165,500	—	700,000	48,783	5,790,752
	2019	700,000	—	2,555,694	—	700,000	47,336	4,003,030
	2018	655,548	—	751,635	—	1,570,171	45,576	3,022,930
T. Robin Lindsay Executive Vice President, Vessel Operations	2020	594,044	1,074,439	4,435,454	—	700,000	41,979	6,845,916
	2019	700,000	—	2,555,694	—	700,000	40,976	3,996,670
	2018	700,000	—	2,848,258	—	1,750,000	39,859	5,338,117
Jason Montague President and Chief Executive Officer, Regent	2020	594,044	578,001	4,435,454	—	700,000	52,383	6,359,882
	2019	700,000	—	2,555,694	—	700,000	50,936	4,006,630
	2018	700,000	—	2,848,258	—	1,750,000	50,277	5,348,535
Harry Sommer President and Chief Executive Officer, Norwegian	2020	594,044	507,803	4,435,454	—	700,000	52,327	6,289,628
	2019	700,000	—	2,555,694	—	700,000	50,936	4,006,630
	2018	600,000	—	2,848,258	—	1,500,000	46,628	4,994,886

(1)
For 2020, base salaries for our NEOs were temporarily reduced by 20% beginning March 30, 2020 through an indeterminate future time.

(2)
During 2020, we paid in the case of our President and Chief Executive Officer, an inducement bonus, and retention bonuses to our other NEOs that in each case require continued employment through to December 31, 2021. If an NEO terminates employment for any reason other than a qualifying termination, 100% of the inducement or retention bonus must be repaid.

(3)
For 2020, the amounts reported in the “Stock Awards” column reflect the grant-date fair value under FASB ASC Topic 718 of the RSUs and PSUs granted to our NEOs in 2020. The amount reported for each of our NEOs includes modification costs for PSUs granted in March 2018 and March 2019 that became eligible for vesting pursuant to modifications of the original awards, computed as of the modification dates, February 10, 2020 and October 26, 2020, respectively, in accordance with FASB ASC Topic 718. The fair value of the time-based RSUs is equal to the closing market price of our shares on the date of grant. The March 2020 PSU awards vest between 0% and 200% based on performance conditions. The fair value of PSUs is reported based on the probable outcome of the performance conditions at the time of grant, which was 100%, and the closing market price of our ordinary shares on the date of grant. The value of the annual PSU awards granted on March 2, 2020 assuming maximum achievement of 200% would have been as follows: Mr. Del Rio  —  $11,249,999; Mr. Kempa; Mr. Lindsay, Mr. Montague and Mr. Sommer —  $1,315,549. The July 2020 PSUs awarded to our NEOs other than Mr. Del Rio vest at 0% or 100% based on performance conditions. The fair value of the July 2020 PSUs is reported based on the probable outcome of the performance conditions at the time of grant, which was 100%, and the closing market price of our ordinary shares on the date of grant. All RSUs and PSUs reported in this table were awarded under our Plan.

(4)
For 2020, the amounts reported in the “Non-Equity Incentive Plan Compensation” column reflect the annual cash performance incentives paid under our Plan based on performance during 2020, as described in “Compensation Discussion and Analysis.” As disclosed under “Compensation Discussion and Analysis — Elements of our Executive Compensation Program — Annual Performance Incentives”, the performance metrics used to determine whether our non-equity incentive plan compensation could be earned were revised in July 2020.

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EXECUTIVE COMPENSATION TABLES
(5)
The following table provides detail for the amounts reported for 2020 in the “All Other Compensation” column of the table.

Name	Automobile ($)(a)	401(k) Employer Match ($)(b)	Executive Medical Plan Premium ($)(c)	CEO Prior Contract Payout ($)(d)	CEO Benefits ($)(e)	Other Benefits ($)(f)	Total ($)
Frank J. Del Rio	27,600	14,025	12,972	10,269,000	152,000	1,402	10,476,999
Mark A. Kempa	14,400	14,025	19,776	—	—	582	48,783
T. Robin Lindsay	14,400	14,025	12,972	—	—	582	41,979
Jason Montague	18,000	14,025	19,776	—	—	582	52,383
Harry Sommer	18,000	14,025	19,776	—	—	526	52,327

(a)
Represents a cash automobile and automobile maintenance allowance.

(b)
Represents an employer contribution match under our 401(k) Plan on the same terms as those generally offered to our other employees.

(c)
Represents premiums under an executive medical reimbursement plan.

(d)
Represents the cash payment owed to our President and Chief Executive Officer under his previous employment agreement, as amended in August 2017, for a payment that is equal to 2.25 times the sum of: (1) his annualized base salary in effect as of August 2017 ($1.5 million) and (2) his target annual cash performance incentive amount at the rate in effect as of August 2017 (or $3.0 million) and (3) $64,000, which represents the value of certain benefits. Because of this payment, Mr. Del Rio is not entitled to any cash severance benefits under his new employment agreement other than a pro-rata bonus payment for the year of termination and continued payment for medical and dental coverage.

(e)
Represents the following benefits for Mr. Del Rio: $100,000 travel expense allowance, $12,000 personal allowance, $20,000 tax preparation service and $20,000 country club membership.

(f)
Represents life insurance premiums.

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EXECUTIVE COMPENSATION TABLES
Grants of Plan-Based Awards in 2020 Table

The following table presents all Plan-based awards granted to our NEOs during the year ended December 31, 2020.
	Grant Date	Compen- sation Committee Approval Date (If Different than Grant Date)	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name			Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Frank J. Del Rio
2020 Annual Cash Performance Incentive	—	—	1,800,000	3,600,000	5,400,000	—	—	—	—	—	—	—
RSU Award(3)	3/2/20	—	—	—	—	—	—	—	52,683	—	—	1,874,988
RSU Award(4)	10/1/20	—	—	—	—	—	—	—	346,020	—	—	5,999,987
PSU Award(5)	3/2/20	—	—	—	—	2	158,050	316,100	—	—	—	5,625,000
PSU Award(6)	3/1/18	2/10/20	—	—	—	47,663	79,435	158,870	—	—	—	2,915,399
PSU Award(7)	3/1/19	10/26/20	—	—	—	2	101,644	203,288	—	—	—	1,536,846
Mark A. Kempa
2020 Annual Cash Performance Incentive	—	—	350,000	700,000	1,750,000	—	—	—	—	—	—	—
RSU Award(3)	3/2/20	—	—	—	—	—	—	—	36,965	—	—	1,315,584
RSU Award(8)	7/27/20	—	—	—	—	—	—	—	92,081	—	—	1,232,044
PSU Award(5)	3/2/20	—	—	—	—	2	18,482	36,964	—	—	—	657,775
PSU Award(9)	7/27/20	—	—	—	—	—	46,040	—	—	—	—	616,015
PSU Award(6)	3/1/18	2/10/20	—	—	—	2,649	4,413	8,826	—	—	—	161,953
PSU Award(7)	3/1/19	10/26/20	—	—	—	2	12,046	24,092	—	—	—	182,129
T. Robin Lindsay
2020 Annual Cash Performance Incentive	—	—	350,000	700,000	1,750,000	—	—	—	—	—	—	—
RSU Award(3)	3/2/20	—	—	—	—	—	—	—	36,965	—	—	1,315,584
RSU Award(8)	7/27/20	—	—	—	—	—	—	—	92,081	—	—	1,232,044
PSU Award(5)	3/2/20	—	—	—	—	2	18,482	36,964	—	—	—	657,775
PSU Award(9)	7/27/20	—	—	—	—	—	46,040	—	—	—	—	616,015
PSU Award(6)	3/1/18	2/10/20	—	—	—	7,062	11,768	23,536	—	—	—	431,907
PSU Award(7)	3/1/19	10/26/20	—	—	—	2	12,046	24,092	—	—	—	182,129
Jason Montague
2020 Annual Cash Performance Incentive	—	—	350,000	700,000	1,750,000	—	—	—	—	—	—	—
RSU Award(3)	3/2/20	—	—	—	—	—	—	—	36,965	—	—	1,315,584
RSU Award(8)	7/27/20	—	—	—	—	—	—	—	92,081	—	—	1,232,044
PSU Award(5)	3/2/20	—	—	—	—	2	18,482	36,964	—	—	—	657,775
PSU Award(9)	7/27/20	—	—	—	—	—	46,040	—	—	—	—	616,015
PSU Award(6)	3/1/18	2/10/20	—	—	—	7,062	11,768	23,536	—	—	—	431,907
PSU Award(7)	3/1/19	10/26/20	—	—	—	2	12,046	24,092	—	—	—	182,129
Harry Sommer
2020 Annual Cash Performance Incentive	—	—	350,000	700,000	1,750,000	—	—	—	—	—	—	—
RSU Award(3)	3/2/20	—	—	—	—	—	—	—	36,965	—	—	1,315,584
RSU Award(8)	7/27/20	—	—	—	—	—	—	—	92,081	—	—	1,232,044
PSU Award(5)	3/2/20	—	—	—	—	2	18,482	36,964	—	—	—	657,775
PSU Award(9)	7/27/20	—	—	—	—	—	46,040	—	—	—	—	616,015
PSU Award(6)	3/1/18	2/10/20	—	—	—	7,062	11,768	23,536	—	—	—	431,907
PSU Award(7)	3/1/19	10/26/20	—	—	—	2	12,046	24,092	—	—	—	182,129

(1)
The amounts reported in these columns represent the range of possible payouts under our Plan’s annual cash performance incentive program based on performance during 2020, as described in “Compensation Discussion and Analysis.” For 2020, the target performance level was achieved and payable to our NEOs.

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EXECUTIVE COMPENSATION TABLES
(2)
The fair value of the time-based RSUs is equal to the closing market price of our shares on the date of grant. The fair value of PSUs is reported based on the probable outcome of the performance conditions at the time of grant and the closing market price of our ordinary shares on the date of grant. The March 2, 2020 PSU grants were valued at 100% of target. All RSUs and PSUs reported in this table were awarded under our Plan.

(3)
Reflects RSU awards that will vest in equal installments on March 1, 2021, 2022 and 2023.

(4)
Reflects an RSU award that vests in one installment on October 1, 2023.

(5)
Reflects March 2020 PSU awards that will vest as described in the Compensation Discussion and Analysis above.

(6)
Reflects the March 1, 2018 PSU awards which received Compensation Committee approval of the performance achievement. Our Company’s performance as it relates to the 2018 PSU awards was adjusted for the impact of the cessation of cruises to Cuba, and we determined that, including the adjustment for the impact of the cessation of cruises to Cuba, the Adjusted ROIC Maximum Target and Adjusted EPS Maximum Target were achieved. The amount reported under “Grant Date Fair Value of Stock and Option Awards” represents the incremental fair value, computed as of the modification date, February 10, 2020, in accordance with FASB ASC Topic 718.

(7)
Reflects the March 1, 2019 PSU awards that received approval of the performance achievement. Our Company’s performance as it relates to the 2019 PSU awards was adjusted for the impact of the cessation of cruises to Cuba and a shortened performance period of only 2019 due to the impacts of the COVID-19 pandemic. We determined that, including the adjustment for the impact of the cessation of cruises to Cuba and considering the shortened performance period, the Adjusted EPS metric had been achieved at 180% of target. The Adjusted ROIC metric failed to meet the minimum threshold and was forfeited at zero percent of achievement, resulting in a combined payout of 90% of target. The amount reported under “Grant Date Fair Value of Stock and Option Awards” represents the incremental fair value, computed as of the modification date, October 26, 2020, in accordance with FASB ASC Topic 718.

(8)
Reflects July 2020 RSU awards that vest in one installment on July 27, 2022.

(9)
Reflects July 2020 PSU awards that will vest as described in the Compensation Discussion and Analysis above.

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EXECUTIVE COMPENSATION TABLES
Outstanding Equity Awards at December 31, 2020 Table

The following table presents information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2020.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(1) (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Frank J. Del Rio	739,583	—	208,333(13)	59.43	8/3/2025	17,652(4)	448,890	50,000(13)	1,271,500
	—	—	—	—	—	22,588(5)	574,413	158,870(9)	4,040,064
	—	—	—	—	—	52,683(6)	1,339,729	91,479(10)	2,326,311
	—	—	—	—	—	346,020(8)	8,799,289	316,100(11)	8,038,423
Mark A. Kempa	10,000	—	—	30.95	6/30/2023	2,942(4)	74,815	8,826(9)	224,445
	15,000	—	—	31.90	6/30/2024	16,062(5)	408,457	10,841(10)	275,687
	15,000	—	—	41.79	11/18/2024	36,965(6)	940,020	36,964(11)	939,995
	30,000	—	—	56.19	6/30/2025	92,081(7)	2,341,620	46,040(12)	1,170,797
	15,000	—	—	50.31	2/28/2026	—	—	—	—
T. Robin Lindsay	50,000	—	—	56.19	6/30/2025	7,845(4)	199,498	23,536(9)	598,520
	37,500	—	—	50.31	2/28/2026	16,062(5)	408,457	10,841(10)	275,687
	—	—	—	—	—	36,965(6)	940,020	36,964(11)	939,995
	—	—	—	—	—	92,081(7)	2,341,620	46,040(12)	1,170,797
Jason Montague	40,000	—	—	41.79	11/18/2024	7,845(4)	199,498	23,536(9)	598,520
	60,000	—	—	43.76	2/1/2025	16,062(5)	408,457	10,841(10)	275,687
	50,000	—	—	56.19	6/30/2025	36,965(6)	940,020	36,964(11)	939,995
	37,500	—	—	50.31	2/28/2026	92,081(7)	2,341,620	46,040(12)	1,170,797
Harry Sommer	50,000	—	—	56.19	6/30/2025	7,845(4)	199,498	23,536(9)	598,520
	50,000	—	—	59.43	8/3/2025	16,062(5)	408,457	10,841(10)	275,687
	25,000	—	—	50.31	2/28/2026	36,965(6)	940,020	36,964(11)	939,995
	—	—	—	—	—	92,081(7)	2,341,620	46,040(12)	1,170,797

(1)
Represents PSUs and market-based options and RSUs awarded to our NEOs, which will vest upon the achievement of pre-determined targets.

(2)
Represents unvested RSU awards subject to time-based vesting requirements.

(3)
The market value of the unvested RSU, PSU and market-based awards was calculated based on the $25.43 closing price of our ordinary shares as of December 31, 2020.

(4)
Represents a time-based RSU award that vested on March 1, 2021.

(5)
The time-based RSUs vest in substantially equal annual installments on March 1, 2021 and 2022.

(6)
The time-based RSUs vest in substantially equal annual installments on March 1, 2021, 2022 and 2023.

(7)
The time-based RSUs vest in a single installment on July 27, 2022.

(8)
The time-based RSUs vest in a single installment on October 1, 2023.

(9)
Represents the March 1, 2018 PSU award that was approved by award modification as achieved at 200% of target based on Adjusted ROIC performance for 2018 and average Adjusted EPS growth metrics for 2018 and 2019. This award is subject to a time-based vesting requirement through March 1, 2021.

(10)
Represents the March 1, 2019 PSU award that was approved by award modification as achieved at 90% of target based on average Adjusted ROIC performance for 2019 (0% — not achieved) and average Adjusted EPS growth (180% — achieved)

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EXECUTIVE COMPENSATION TABLES
metrics for a truncated performance period of 2019. This award is subject to a time-based vesting requirement through March 1, 2022.
(11)
Represents a March 2020 PSU award that will vest zero to 200% of target based on average Adjusted ROIC performance for 2020 and 2021 and average Adjusted EPS growth metrics for 2020 and 2021. Amount reported assumes vesting at 200% of target. This award is subject a time-based vesting requirement through March 1, 2023.

(12)
Represents a July 2020 PSU award that will vest zero or 100% of target based on whether our Company has maintained, through June 30, 2022, all rules of the Classification Society and flag state for all vessels in our fleet and all certificates for all vessels in our fleet to assure the fleet’s ability to return to service. Amount reported assumes vesting at 100% of target. This award is subject a time-based vesting requirement through July 27, 2022.

(13)
Represents market-based options and RSUs granted to Mr. Del Rio on August 4, 2015. These awards will vest based on our achievement of certain stock price hurdles.

Option Exercises and Stock Vested in 2020 Table

The following table presents information regarding all stock options exercised and value received upon exercise, and all stock awards vested and the value realized upon vesting, by our NEOs during 2020.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Frank J. Del Rio	—	—	204,663	7,625,743
Mark A. Kempa	4,952	190,850	15,140	564,116
T. Robin Lindsay	—	—	25,877	964,177
Jason Montague	—	—	25,877	964,177
Harry Sommer	—	—	25,877	964,177

(1)
The value of the RSU awards was determined by multiplying the number of RSUs that vested by the per-share closing price of the ordinary shares on the vesting date. The value of the option awards was determined by multiplying (i) the number of shares to which the exercise of the options related by (ii) the difference between the per-share market price of the ordinary shares on the exercise date and the exercise price of the options.

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Employment Agreements for NEOs — Salary, Annual Cash Performance Incentive Opportunity and Equity

In mid-March 2020, we announced that to contribute to efforts around the globe to contain the spread of the COVID-19 coronavirus, we were temporarily suspending our cruise operations. Each of our NEOs signed an agreement that their annual base salaries would be reduced by 20% beginning March 30, 2020 through an indeterminate future time.

Frank J. Del Rio
Mr. Del Rio is employed as our President and Chief Executive Officer pursuant to an employment agreement with us that was amended and restated on October 1, 2020. Mr. Del Rio’s amended and restated employment agreement extended the term of his employment by three additional years, until December 31, 2023. Mr. Del Rio’s amended employment agreement provides for a minimum annual base salary of $1,800,000, subject to periodic review. Mr. Del Rio’s target annual cash performance incentive is 200% of his base salary, which beginning in 2022 will be subject to a maximum limit of 400% of his base annual salary. Mr. Del Rio is entitled to a $2,000 monthly car allowance and certain maintenance and fuel expenses and certain other personal benefits each year. The amended and restated employment agreement also provides for participation in employee benefit plans and perquisite programs generally available to our executive officers, including an executive medical plan.
Mr. Del Rio’s amended employment agreement entitles him to annual RSU awards that have an award date value of not less than $10.0 million, with such actual target number of RSUs being determined by multiplying the number of RSUs by the closing price of an ordinary share of our Company on the applicable date of award. At least 60% of each such award is contractually required to be subject to performance-based vesting requirements that will be determined by our Compensation Committee.
In connection with signing his amended and restated employment agreement and extending his employment by an additional three years, Mr. Del Rio received a one-time grant of 346,020 RSUs which will vest in one installment on October 1, 2023 and an inducement award of approximately $2.8 million. If Mr. Del Rio’s employment is terminated by us for “cause” or he voluntarily resigns his employment without “good reason” (as such terms are defined in his amended and restated employment agreement) prior to December 31, 2021, Mr. Del Rio is required to repay 100% of the cash inducement award.

Mark A. Kempa
Mr. Kempa is employed as our Executive Vice President and Chief Financial Officer pursuant to an employment agreement with us dated as of September 10, 2018.
The initial term of Mr. Kempa’s employment agreement is from August 31, 2018 through December 31, 2021, which will automatically renew each anniversary of December 31, 2021 thereafter for additional one-year terms unless either we or Mr. Kempa gives notice of non-renewal within 60 days prior to the end of the term. The agreement provides for a minimum annual base salary of $700,000, subject to annual review, an annual cash performance incentive in an amount to be determined by our Compensation Committee, long-term equity incentive compensation as determined by our Compensation Committee, and participation in the benefit plans and programs generally available to other similarly situated executives, including an executive medical plan. He is also entitled to a $1,200 monthly car allowance.

T. Robin Lindsay
Mr. Lindsay is employed as Executive Vice President, Vessel Operations pursuant to an employment agreement with us dated as of October 18, 2015.
The initial term of Mr. Lindsay’s employment agreement is from September 1, 2015 through December 31, 2018, which will automatically renew each anniversary of December 31, 2018 thereafter for additional one-year terms unless either we or Mr. Lindsay gives notice

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of non-renewal within 60 days prior to the end of the term. The agreement provides for a minimum annual base salary of $600,000, subject to annual review, an annual cash performance incentive in an amount to be determined by our Compensation Committee, long-term equity incentive compensation as determined by our
Compensation Committee, and participation in the benefit plans and programs generally available to other similarly situated executives, including an executive medical plan. He is also entitled to a $1,200 monthly car allowance.

Jason Montague
Mr. Montague is employed as our President and Chief Executive Officer of Regent pursuant to an employment agreement with us dated as of September 16, 2016.
The initial term of Mr. Montague’s employment agreement was from September 16, 2016 through December 31, 2018, which automatically renews each anniversary of December 31, 2018 thereafter for additional one-year terms unless either we or Mr. Montague gives notice of non-renewal within 60 days prior to the end of the term. The agreement provides for a minimum annual base salary of $650,000, subject to annual review, an annual cash performance incentive in an amount to be determined by our Compensation Committee, long-term equity incentive compensation as determined by our Compensation Committee, and participation in the benefit plans and programs generally available to other similarly situated executives, including an executive medical plan. He is also entitled to a $1,500 monthly car allowance.

Harry Sommer
Mr. Sommer is employed as our President and Chief Executive Officer of Norwegian pursuant to an employment agreement with us dated as of January 10, 2019.
The initial term of Mr. Sommer’s employment agreement is from January 1, 2019 through December 31, 2021, which automatically renews each anniversary of December 31, 2021 thereafter for additional one-year terms unless either we or Mr. Sommer gives notice of non-renewal within 60 days prior to the end of the term. The agreement provides for a minimum annual base salary of $700,000, subject to annual review, an annual cash performance incentive in an amount to be determined by our Compensation Committee, long-term equity incentive compensation as determined by our Compensation Committee, and participation in the benefit plans and programs generally available to other similarly situated executives, including an executive medical plan. He is also entitled to a $1,500 monthly car allowance.

Potential Payments Upon Termination or Change in Control

The following section describes the payments and benefits that would have become payable to our NEOs in connection with a termination of their employment and/or a change in control of our Company occurring on
December 31, 2020. Please see “Compensation Discussion and Analysis” for a discussion of how the level of these payments and benefits was determined.

Frank J. Del Rio
Mr. Del Rio’s employment agreement, as amended and restated in October 2020, provides for certain payments and benefits to be paid to him under the circumstances described below. In each case, Mr. Del Rio is entitled to receive all amounts that he has earned but are unpaid regardless of the circumstances under which his employment terminates (his “accrued obligations”).
Severance Benefits — Termination of Employment.    In the event that Mr. Del Rio’s employment is terminated during the employment term either by us without “cause” or by him for “good reason”
(as defined in the amended employment agreement), or if Mr. Del Rio’s employment terminates by reason of his death or disability (as defined in the amended employment agreement), or his employment terminates on the expiration of his employment term, he will be entitled to receive:
•
all then outstanding, unvested RSUs subject only to time-based vesting requirements that were awarded during and after 2017 will vest in full, and any outstanding, unvested performance-based RSUs that were awarded during and after 2017 will

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EXECUTIVE COMPENSATION TABLES
continue to remain outstanding as if Mr. Del Rio were still employed until the performance period is complete, will remain subject to all of the applicable performance conditions and will vest in full at the time, if any, that the performance conditions are satisfied.
If Mr. Del Rio’s employment terminates during the employment term either by us without “cause” or by him for “good reason” (as those terms are defined in the amended employment agreement) or his employment terminates on the expiration of his employment term, he will also be entitled to receive:
•
continuation of medical and dental coverage for Mr. Del Rio and his eligible dependents on the same terms as actively employed senior executives for two years after the severance date; and

•
a pro-rata portion of his annual cash performance incentive for the year in which the severance date occurs, with the pro-rata portion determined based on performance through the severance date.

In the event that Mr. Del Rio’s employment is terminated either by us without “cause” or by him for “good reason” (as those terms are defined in the amended employment agreement), he will also be entitled to receive accelerated vesting for all outstanding unvested market-based options and RSUs from his award in 2015 in full.
Mr. Del Rio’s right to receive the severance payments and benefits described above is subject to him executing a release of claims in favor of our Company.
Mr. Del Rio’s employment agreement provides that if any of the foregoing severance payments or benefits would be a parachute payment subject to any excise taxes pursuant to Section 4999 of the Code, his payments and benefits will be reduced and “cut back” to the extent that such reduction results in a better net after tax result to him.
Severance Benefits — Other Terminations.   In the event that Mr. Del Rio’s employment is terminated by us for “cause” or by him other than for “good reason,” he will only be entitled to receive his accrued obligations.
Restrictive Covenants.   Pursuant to Mr. Del Rio’s amended employment agreement, he has agreed not to disclose any confidential information of our Company and our affiliates at any time during or after his employment with us. In addition, Mr. Del Rio has agreed that for a period of one year (two years in the case of a resignation without “good reason”) after his employment terminates he will not compete with certain restricted competitors of our Company, and for a period of one year after the last date compensation is paid to him by us, he will not solicit the employees of our Company or our affiliates.
Payment under Prior Employment Agreement.   Under his prior employment agreement, and as we have previously disclosed to shareholders, our President and Chief Executive Officer was contractually entitled to a payment of  $10.269 million on December 31, 2020 in respect of the severance benefits provided under his employment agreement. In order to avoid disincentivizing Mr. Del Rio from extending his employment agreement, we paid Mr. Del Rio the $10.269 million when he entered into his new employment agreement and agreed to extend the term of his employment by an additional three years. Mr. Del Rio is not entitled to any additional cash severance payment under his new employment agreement other than a pro-rata portion of any annual cash performance incentive and continued medical and dental coverage under certain circumstances.
Other NEOs
The current employment agreement of each of Mr. Kempa, Mr. Lindsay, Mr. Montague and Mr. Sommer with us, described above under “Employment Agreements for NEOs — Salary, Annual Cash Performance Incentive Opportunity and Equity,” provides for certain payments and benefits to be paid to each NEO in connection with a termination of his employment with us under the circumstances described below. In each case, Mr. Kempa, Mr. Lindsay, Mr. Montague and Mr. Sommer are entitled to receive all amounts that they have earned but are unpaid regardless of the circumstances under which their employment terminates (“accrued obligations”).
Severance Benefits — Termination of Employment.   In the event that Mr. Kempa’s, Mr. Lindsay’s, Mr. Montague’s or Mr. Sommer’s employment is terminated during the employment term by us without “cause,” we provide notice that his employment agreement will not be extended or further extended, or the NEO terminates his employment for “good reason” (as those terms are defined in the employment agreements) the NEO will be entitled to receive:
•
an amount equal to twice his then current base salary at the annualized rate in effect on the severance date, payable over a 12-month period in accordance with our regular payroll cycle practices following termination;

•
payment of a pro-rata portion of any annual cash incentive actually earned for the year of termination; and

•
continuation of medical and dental coverage for him and his eligible dependents on substantially the same terms and conditions in effect on his

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termination of employment until the first to occur of: (1) 18 months following termination, (2) the date of his death; (3) the date he becomes eligible for coverage under the health plan of a future employer; or (4) the date our Company is no longer obligated to offer him COBRA continuation coverage.
In addition, if in connection with a change in control of our Company, we terminate Mr. Kempa’s, Mr. Lindsay’s, Mr. Montague’s or Mr. Sommer’s employment without “cause,” provide notice that his agreement will not be extended or further extended, or he terminates his employment for “good reason,” in addition to the payments and benefits described above, all of Mr. Kempa’s, Mr. Lindsay’s, Mr. Montague’s and Mr. Sommer’s outstanding and unvested equity awards granted under the Plan, or any successor equity plan, will receive full accelerated vesting.
The employment agreements for Mr. Kempa, Mr. Lindsay, Mr. Montague and Mr. Sommer provide that if any of the foregoing severance payments or benefits would be a parachute payment subject to any excise taxes pursuant to Section 4999 of the Code, his payments and benefits will be reduced and “cut back” to the extent that such reduction results in a better net after tax result to him.
Each of Mr. Kempa’s, Mr. Lindsay’s, Mr. Montague’s and Mr. Sommer’s, right to receive the severance payments and benefits described above is subject to him executing a release of claims in favor of our Company.
Severance Benefits  —  Other Terminations.   In the event that Mr. Kempa’s, Mr. Lindsay’s, Mr. Montague’s or Mr. Sommer’s employment is terminated for death or disability, he will receive accelerated vesting for all time-based RSU awards granted beginning in 2020 and a pro-rata portion of the target amount of any outstanding, unvested PSU awards granted beginning in 2020.
In the event that Mr. Kempa’s, Mr. Lindsay’s, Mr. Montague’s or Mr. Sommer’s, employment is terminated by us for any other reason (by us for “cause” or by the NEO other than for “good reason”), he will only be entitled to receive his accrued obligations.
Restrictive Covenants.   Pursuant to each of Mr. Kempa’s, Mr. Lindsay’s, Mr. Montague’s and Mr. Sommer’s, employment agreements, each NEO has agreed not to disclose any confidential information of our Company and our affiliates at any time during or after his employment with us. In addition, each NEO has agreed that for a period of two years after his employment terminates, he will not compete with the business of our Company or our affiliates and will not solicit the employees or guests of our Company or our affiliates.

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EXECUTIVE COMPENSATION TABLES
Estimated Severance and Change in Control Payments and Benefits
The following table presents the estimated payments and benefits to which each of our NEOs would have been entitled had his employment been terminated or a change in control of our Company occurred on December 31, 2020 under the scenarios noted below.
Name	Voluntary Termination or Termination for Cause ($)	Death, Disability or Retirement ($)	Termination Without Cause or Good Reason ($)	Change in Control Termination ($)
Frank J. Del Rio
Pro-rata Annual Performance Incentive	—	—	3,600,000	—
Insurance Continuation	—	—	59,515	—
Equity Acceleration	—	25,567,119(1)	26,838,619(2)	—
Mark A. Kempa
Severance Payment	—	—	2,100,000	2,100,000
Insurance Continuation	—	—	63,961	63,961
Equity Acceleration	—	3,665,611(3)	—	6,375,835(4)
T. Robin Lindsay
Severance Payment	—	—	2,100,000	2,100,000
Insurance Continuation	—	—	44,636	44,636
Equity Acceleration	—	3,665,611(3)	—	6,874,594(4)
Jason Montague
Severance Payment	—	—	2,100,000	2,100,000
Insurance Continuation	—	—	63,961	63,961
Equity Acceleration	—	3,665,611(3)	—	6,874,594(4)
Harry Sommer
Severance Payment	—	—	2,100,000	2,100,000
Insurance Continuation	—	—	63,961	63,961
Equity Acceleration	—	3,665,611(3)	—	6,874,594(4)

(1)
The amount disclosed was determined by taking the value (calculated based on our closing share price of  $25.43 as of December 31, 2020) associated with (i) the unvested, outstanding RSUs awarded to Mr. Del Rio in March 2018, 2019 and 2020, and October 2020 (ii) the number of outstanding PSUs awarded to Mr. Del Rio in March 2018 and 2019 which have been earned and were still subject to time-based vesting and (iii) the maximum number of outstanding PSUs awarded to Mr. Del Rio in March 2020 (which is an assumed amount as the actual PSU vesting will depend on actual performance results achieved).

(2)
The amount disclosed was determined by taking the value (calculated based on our closing share price of  $25.43 as of December 31, 2020) associated with Mr. Del Rio’s aggregate outstanding and unvested RSUs, market-based RSUs and PSUs subject to acceleration as of December 31, 2020. For outstanding PSUs awarded in March 2018 and 2019, the amount is based on the PSUs that have been earned, which were still subject to time-based vesting. For outstanding PSUs awarded in March 2020, the amount assumes the maximum number of outstanding PSUs awarded to Mr. Del Rio (which is an assumed amount as the actual PSU vesting will depend on actual performance results achieved).

(3)
The amount disclosed was determined by taking the value (calculated based on our closing share price of  $25.43 as of December 31, 2020) associated with each NEO’s outstanding and unvested RSUs and PSUs subject to acceleration as of December 31, 2020 in the event of death or disability, but not retirement. For outstanding PSUs awarded in March and July 2020, the amount assumes the target number of outstanding PSUs awarded to each NEO pro-rated through December 31, 2020 in accordance with the terms of the relevant award agreements.

(4)
The amount disclosed was determined by taking the value (calculated based on our closing share price of  $25.43 as of December 31, 2020) associated with each NEO’s outstanding and unvested RSUs and PSUs subject to acceleration as of December 31, 2020. For outstanding PSUs awarded in March 2018 and 2019, the amount is based on the number of outstanding PSUs earned by each NEO, which were still subject to time-based vesting. For outstanding PSUs awarded in March 2020 and July 2020, the amount assumes the maximum number of outstanding PSUs awarded to each NEO (which is an assumed amount as the actual PSU vesting will depend on actual performance results achieved).

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EXECUTIVE COMPENSATION TABLES
Compensation Committee Interlocks and Insider Participation

Messrs. John W. Chidsey, Russell W. Galbut and Chad A. Leat served on our Compensation Committee during 2020. None of the members of our Compensation Committee was an officer or employee of our Company during the last fiscal year or was formerly an officer of our Company. During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (2) a director of another entity, one of whose executive officers served on our Compensation Committee, or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board.

Pay Ratio Disclosure

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of Mr. Del Rio, our President and Chief Executive Officer, to the annual total compensation of the median employee of the Company other than our President and Chief Executive Officer (the “Pay Ratio Disclosure”).
To provide context for this disclosure, it is important to understand the unique circumstances of our employee population. Our shipboard employees are an essential part of our operations and comprise approximately 90% of our workforce, while shoreside employees make up the remainder. Due to maritime requirements and the practical implications of employment on ships with worldwide operations, our shipboard employees receive certain accommodations that are not typically provided to shoreside employees including housing and meals while on the ship and medical care for any injuries or illnesses that occur while in the service of the ship. These accommodations are free of cost to each shipboard employee. Additionally, because our shipboard employees are away from home for extended periods of time while on the ship, they do not work for the entire year. For example, a shipboard employee will typically work between six to ten months out of the year. Pursuant to the rules governing our Pay Ratio Disclosure, we do not annualize payment for our shipboard employees in the normal course of our cruise operations. However, as discussed below, we have annualized pay for shipboard employees who were effectively furloughed at year end because these employees were employed for less than the full fiscal year due to the suspension of our cruise operations that began in March 2020. Our shipboard employees also generally reside outside of the U.S., where the cost of living may be significantly lower than in the U.S.
To identify, and to determine the annual total compensation of, the median employee, we used the following methodology:
•
We evaluated the compensation distribution of all of our employees and determined that our median employee would be a shipboard employee due to the number of shipboard employees versus shoreside employees.

•
We selected four representative ships from our fleet.

•
We used total annual fixed cash pay pursuant to payroll records for the period of time during 2020 before our crew returned home due to the suspension of cruise voyages for each of the four ships for each employee as of December 31, 2020, as our consistently applied compensation measure.

•
We then selected the median employee from this representative sample of our shipboard employees.

•
We then calculated the daily rate of pay for the median employee by dividing the total annual fixed cash pay for the period before the employee was effectively furloughed by the number of days in the period and multiplying by an assumed number of days at sea, 278, which would be the typical number of days such an employee in that position would work in a given year.

The median employee was a full-time employee located on one of our ships with an annual total compensation of $30,635 for 2020, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which includes fixed cash pay, overtime pay, gratuities, and shipboard pension. Mr. Del Rio’s annual total compensation for 2020 was $36,381,255. Based on this information, for 2020, the ratio of the compensation of Mr. Del Rio to the annual total compensation of the median employee was estimated to be 1,188 to 1.

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The Pay Ratio Disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the Pay Ratio Disclosure may not be comparable to the pay ratio reported by other companies.

Equity Compensation Plan Information

We currently maintain two equity compensation plans: the Plan and the Employee Stock Purchase Plan (the “ESPP”).
The following table summarizes our equity plan information as of December 31, 2020.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(3)
Equity compensation plans approved by security holders	13,127,232	$52.46	6,282,363
Equity compensation plans not approved by security holders	—	—	—
Total	13,127,232	$52.46	6,282,363

(1)
Represents 4,848,123 ordinary shares subject to outstanding stock option awards under the Plan, 6,663,925 ordinary shares subject to outstanding RSU awards under the Plan, 1,565,184 ordinary shares subject to outstanding PSU awards under the Plan (assuming the maximum performance level is achieved) and 50,000 ordinary shares subject to outstanding market-based RSU awards under the Plan as of December 31, 2020.

(2)
Calculated exclusive of outstanding RSU awards.

(3)
Represents 4,764,080 ordinary shares available under the Plan and 1,518,283 ordinary shares available under the ESPP. The amount available under the ESPP includes 78,037 shares that were subject to purchase during the purchase period ended December 31, 2020. All of the ordinary shares available under the Plan may be granted in the form of options, share appreciation rights, share bonuses, restricted shares, share units, performance shares, phantom shares, dividend equivalents and other forms of awards available under the Plan. This table does not reflect the 4,910,000 additional shares that will be available under the Plan if shareholders approve the Plan proposal.

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PROPOSAL 3 — APPROVAL OF INCREASE TO AUTHORIZED SHARE CAPITAL
Overview

Our Board has approved and recommended that our shareholders approve an increase in the number of ordinary shares we are authorized to issue from 490,000,000 to 980,000,000. If the increase is approved by our shareholders, we will file the Memorandum of Increase of Authorized Share Capital included in Appendix A with the Registrar of Companies in Bermuda.
Our current authorized share capital is $500,000 divided into 490,000,000 ordinary shares of par value $0.001 per share and 10,000,000 preference shares of par value $0.001 per share. Of the 490,000,000 ordinary shares authorized for issuance, 369,898,645 ordinary shares were issued and outstanding as of March 15, 2021. Of the remaining ordinary shares authorized for issuance as of March 15, 2021, (i) 10,997,877 ordinary shares are reserved for issuance for outstanding awards under our Amended and Restated 2013 Performance Incentive Plan (“Plan”), (ii) 1,440,246 ordinary shares are reserved for issuance under our Employee Share Purchase Plan; and (iii) an aggregate of 107,146,627 ordinary shares are reserved for issuance under our 6.00% exchangeable senior notes due May 15, 2024 (the “2024 Exchangeable Notes”) and our 5.375%
exchangeable senior notes due August 1, 2025 (the “2025 Exchangeable Notes”). We have no preference shares issued and outstanding.
Pursuant to our bye-laws, subject to the requirements of the NYSE and to any resolution of the shareholders to the contrary, our Board is authorized to issue any of our authorized but unissued ordinary shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares.
Pursuant to the requirements of bye-law 14.1 of our bye-laws, our Board requests your vote on the following resolution at the Annual General Meeting:
RESOLVED, that the Company’s authorized share capital be increased from $500,000 to $990,000 by the creation of 490,000,000 ordinary shares of par value $0.001 per share.
Approval of the foregoing resolution by shareholders of our Company will result in the increase of our Company’s authorized share capital from 490,000,000 to 980,000,000 ordinary shares.

Reasons for the Proposed Increase in Authorized Shares

Due to the continued spread of COVID-19, associated travel restrictions and limited access to ports around the world, in March 2020 we implemented a voluntary suspension of all cruise voyages across our three brands, which has subsequently been extended through June 30, 2021. We currently expect a very limited resumption of cruise voyages beginning July 2021. This is the first time we have completely suspended our cruise voyages, and the prolonged duration of the suspension and disruption to our regular operations has had, and is expected to continue to have, an unprecedented material negative impact on our results of operations. As a result of our cruise voyage suspensions, our revenue declined 80.2% to $1.3 billion for 2020 compared to $6.5 billion for 2019, and our net loss was $(4.0) billion or EPS of  $(15.75) in 2020 compared to net income of  $930.2 million or EPS of  $4.30 in 2019.
In light of the severe impact COVID-19 has had on our business, we have taken several actions since March 2020 to bolster our financial position while our global cruise voyages are suspended, including a series of debt and equity financing transactions completed in
May, July, November, and December 2020 and March 2021, resulting in approximately $8.2 billion in gross proceeds as of March 15, 2021, as well as refinancing existing debt amortization and extending the maturities and refinancing amortization under other agreements, including our agreements with export credit agencies and related governments, resulting in approximately $1.7 billion of payment deferrals approved between March 2020 and February 2021. Our equity financing transactions have included four public offerings of our ordinary shares in May, July, and November 2020 and March 2021, resulting in the issuance of 153,562,795 ordinary shares. In addition, in May and July 2020, we engaged in private offerings of exchangeable senior notes, resulting in the issuance of  $862.5 million aggregate principal amount of 2024 Exchangeable Notes, $450 million aggregate principal amount of 2025 Exchangeable Notes (collectively, the “Exchangeable Notes”), and $400 million aggregate principal amount of exchangeable notes due 2026 (the “2026 Exchangeable Notes”), the latter which we repurchased in March 2021. The Exchangeable Notes are exchangeable at the option of the holders of such notes in the manner set forth in

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PROPOSAL 3 — APPROVAL OF INCREASE TO AUTHORIZED SHARE CAPITAL
the respective indentures governing the Exchangeable Notes. Following the repurchase of the 2026 Exchangeable Notes described above and based on the terms of exchange set forth in the indentures governing the Exchangeable Notes (which also require us to reserve sufficient shares to satisfy potential adjustments to the initial exchange rate in the event of certain make-whole fundamental changes or tax redemption events), we have reserved a maximum of 107,146,627 ordinary shares for potential issuance upon exchange of the Exchangeable Notes.
As a result of these measures taken to address our urgent financing needs, our available ordinary shares have declined significantly, from 255,939,221 shares available (and unreserved) for issuance as of March 31, 2020 to 516,605 ordinary shares available (and unreserved) for issuance as of March 15, 2021. Accordingly, we no longer have sufficient ordinary shares available to meet our Company’s short- and long-term needs for equity capital. We are therefore asking our shareholders to approve an increase in the number of ordinary shares we are authorized to issue. We believe the availability of these additional ordinary shares is critical to giving us appropriate flexibility to take additional measures to bolster our Company’s liquidity, if necessary, in response to the continuing effects of COVID-19 and to plan for other future business needs, such as future equity financings, future opportunities for expanding our business through investments, acquisitions or potential strategic transactions, grants of equity incentive awards to employees and to attract and retain top management talent, share dividends, if appropriate and contractually permitted, including for the purpose of effecting share splits if determined appropriate in the future, and other general corporate purposes, all as may be determined by our Board to be necessary and in the best interest of our Company.
Although there are no present plans, arrangements, commitments or understandings with respect to the issuance of any of the additional ordinary shares that would be authorized by this proposal, the newly authorized ordinary shares could be issued at such time and for such corporate purposes as our Board may deem advisable without further action by our shareholders, except as may be required by applicable law, regulations, NYSE rules or the rules of any other stock exchange or national securities association trading system on which our ordinary shares may be listed or traded. Subject to such shareholder approval requirements, our Board believes that the availability of these additional ordinary shares will provide our Company with the ability to issue ordinary shares in the future to take advantage of market conditions or favorable opportunities without the potential expense or delay incident to obtaining shareholder approval for a particular issuance.
If shareholders do not approve this Proposal 3, we believe we will be severely limited in our ability to address our liquidity and operational needs as we continue to face unprecedented challenges resulting from the COVID-19 pandemic, and to advance our future strategic plans, including our ability to access the capital markets, complete other strategic transactions, attract, retain and motivate employees and pursue other business opportunities integral to our growth and success.

Effects on Existing Shareholders

As a general matter, the issuance of additional ordinary shares, including the additional shares that will be authorized if this proposal is approved, may dilute the equity ownership position of current holders of our ordinary shares.
In addition, other future issuances of ordinary shares could, under certain circumstances, be construed as having an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of our Company with another company). While we do not intend for the proposed increase in authorized share capital to deter or to prevent a change in control, we could use the additional ordinary shares (as we could have used any of our previously authorized but unissued share capital) to hinder persons seeking to acquire or take control of our Company or to dilute the voting power of our outstanding ordinary shares. We are not aware of any efforts to obtain control of our Company and we have not made this proposal in response to any such efforts.
The additional authorized ordinary shares, if and when issued, would be part of the existing class of ordinary shares, and would have the same rights and privileges as the ordinary shares currently outstanding. The holders of our ordinary shares are not entitled to preemptive rights.

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PROPOSAL 3 — APPROVAL OF INCREASE TO AUTHORIZED SHARE CAPITAL
Authorized Share Usage

Authorized Share Usage as of March 15, 2021
Total Authorized Ordinary Shares	490,000,000
Ordinary Shares Outstanding	(369,898,645)
Ordinary Shares Reserved for Outstanding Awards under our Plan	(10,997,877)(1)
Ordinary Shares Available for Issuance Under our Employee Share Purchase Plan	(1,440,246)(2)
Ordinary Shares Reserved for 2024 Exchangeable Notes	(77,146,657)(3)
Ordinary Shares Reserved for 2025 Exchangeable Notes	(29,999,970)(3)
Remaining Authorized Ordinary Shares	516,605

(1)
Includes ordinary shares reserved for issuance in settlement of outstanding time-based restricted share unit, performance-based restricted share unit and option awards granted under our Plan. To the extent such awards are terminated, cancelled or expire, or shares subject thereto are withheld to cover taxes, such ordinary shares will be available for future issuance under our Plan or other issuance, provided we have sufficient authorized share capital. The amount reflected does not include additional ordinary shares originally available and reserved for future issuance under the Plan. Our Board released its reserve of these ordinary shares for future issuance under the Plan and will not issue additional equity awards under the Plan unless and until an increase to our authorized share capital is approved by our shareholders. Our Plan only requires us to maintain a reserve for outstanding awards under our Plan.
(2)
Includes shares available for issuance under our Employee Share Purchase Plan.

(3)
Reflects the maximum number of ordinary shares required to be reserved pursuant to the relevant indenture based on the maximum exchange rate applicable to each Exchangeable Note. The maximum exchange rate reflects potential adjustments to the initial exchange rate, which would only be made in the event of certain make-whole fundamental changes or tax redemption events described in the indenture. Accordingly, the actual number of ordinary shares that will be issued upon exchange of the notes will depend on a number of factors, including the occurrence of any of these adjustment events. If the specified adjustment events do not ultimately occur prior to any exchange of the Exchangeable Notes, additional ordinary shares will become available for issuance.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF AN INCREASE TO OUR AUTHORIZED SHARE CAPITAL.
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General

Our Company’s long-term incentive compensation program is implemented under the Norwegian Cruise Line Holdings Ltd. 2013 Performance Incentive Plan (or the “Plan”). The Plan emphasizes achievement of long-term performance and shareholder value creation.
On February 15, 2021, our Board approved amending and restating the Plan, subject to approval by our shareholders. At the Annual General Meeting, our shareholders will be asked to approve the following amendments set forth in the amended and restated Plan:
•
Increase in Aggregate Share Limit.   The Plan currently limits the aggregate number of our ordinary shares that may be delivered pursuant to all awards granted under the Plan to 27,465,106 shares. The proposed amendments would increase this limit by an additional 4,910,000 shares so that the new aggregate share limit for the Plan would be 32,375,106 shares. The proposed amendments would also increase the limit on the number of shares that may be delivered pursuant to “incentive stock options” granted under the Plan by 4,910,000 shares for a new limit of 32,375,106 incentive stock options. For purposes of clarity, any shares that are delivered pursuant to incentive stock options also count against (and are not in addition to) the aggregate Plan share limit described above.

•
Removal of Limit on Certain Types of Awards; Section 162(m) of the Internal Revenue Code.    The Tax Cut and Jobs Act of 2017 removed the performance-based compensation deductibility exception under Section 162(m) of the Code. Given this change to the tax code, the proposed amendments to the Plan would remove certain limits from the Plan on the maximum number of options, stock appreciation rights, restricted stock and restricted stock unit awards, and other awards that may be granted in any fiscal year to any one participant since those limits had previously been included to satisfy the requirements of Section 162(m). Furthermore, provisions of the Plan that provided flexibility to grant performance-based compensation satisfying the compensation deductibility exception under Section 162(m) of the Code have been removed from the proposed amendment since that deductibility exception is no longer applicable to any new award grant. Our Company may continue to grant performance-based awards under the Plan; only the provisions related to the performance-based compensation exception of Section 162(m) have been removed since that exception no longer applies to new award grants.
•
Extension of Plan Term.   The Plan is currently scheduled to expire on March 30, 2026. The proposed amendments provide for the term of the Plan to be extended until February 15, 2031, ten years from the date the proposed amended Plan was approved by our Board.

As of December 31, 2020, a total of 13,127,232 ordinary shares were then subject to outstanding awards granted under the Plan, and only 4,764,080 ordinary shares were then available for new award grants under the Plan (assuming that all outstanding performance-based awards are paid-out at the maximum performance level). The proposed amendments would increase the available shares under the Plan by 4,910,000 shares. Based solely on the closing price of the Company’s ordinary shares as reported by the New York Stock Exchange on March 2, 2021, the maximum aggregate market value of the additional 4,910,000 new shares that could be issued under the Plan is approximately $153.1 million.
Our Company believes that incentives and share-based awards focus employees on the objective of creating shareholder value and promoting the success of our Company, and that incentive compensation plans like the Plan are an important attraction, retention and motivation tool for participants in the Plan. Our Board believes that the number of shares currently available under the Plan does not give our Company sufficient authority and flexibility to adequately provide for future incentives. Our Board believes that the additional shares give our Company greater flexibility to structure future incentives and better attract, retain and award key employees.
Approval of this Plan proposal is not conditioned on approval of Proposal 3. However, we do not intend to issue additional equity awards under the Plan unless and until an increase to our authorized share capital is approved by our shareholders.
If shareholders do not approve this Plan proposal, the current share limits under the Plan will continue in effect and the Plan term will not be extended.

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PROPOSAL 4 — APPROVAL OF AMENDMENT TO 2013 PERFORMANCE INCENTIVE PLAN
Key Features of the Plan

Some of the key features of the Plan are highlighted below. This section is qualified in its entirety by the full text of the Plan, which appears as Appendix B to this Proxy Statement.
•
No Evergreen or Option Reload Feature.   The Plan does not include any “evergreen feature” that automatically increases the shares available for issuance under the Plan each year. The Plan also does not include any provision for the grant of reload options.

•
No Repricings or Buyouts Without Shareholder Approval.   The Plan expressly prohibits our Company from repricing or buying-out options and stock appreciation rights (“SARs”) without shareholder approval.

•
Change in Control Definition.   The change in control provisions under the Plan require the actual occurrence of a qualifying transaction.

•
No “Single Trigger” Change in Control Provision.   The Plan does not require automatic vesting of outstanding awards upon the occurrence of a change in control of our Company. Instead, outstanding awards may be assumed, exchanged, or otherwise continued following the change in control, and outstanding awards will only vest if they are not assumed, exchanged or otherwise continued and terminate in connection with the change in control, or if the terms of the individual awards require accelerated vesting.

•
No Change in Control Gross-Ups.   The Plan does not include any gross-up payment for golden parachute excise taxes that may be triggered under Sections 280G and 4999 of the Code as a result of a change in control of the Company.

•
No Liberal Share Recycling Provisions for Options and SARs.   Any shares that are not issued or delivered as a result of the net settlement of an outstanding option or SAR, or any shares that are not issued or are tendered back to our Company as payment for any options or SARs, as well as any shares withheld or tendered to satisfy tax withholding obligations related to options or SARs, as well as any shares repurchased with the proceeds of any option exercise price, will not again be available for new grants under the Plan. In addition, the gross number of shares for which a SAR award is exercised, and not the number of shares actually issued, will count against the share limits of the Plan.

•
Vesting Requirements for Dividends and Dividend Equivalents.   Any dividends and/or dividend equivalents on unvested awards are subject to termination and forfeiture to the same extent as the corresponding portion of the unvested award to which they relate.

Please see the following section for a more detailed summary of the principal terms of the Plan.

Summary Description of the Plan

The principal terms of the Plan are summarized below. The following summary is qualified in its entirety by the full text of the Plan, which appears as Appendix B to this Proxy Statement.
Purpose.   The purpose of the Plan is to promote the success of our Company and to increase shareholder value by providing an additional means for us to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and our shareholders.
Administration.   Our Board or one or more committees appointed by our Board will administer the Plan. Our Board has delegated general administrative authority for the Plan to our Compensation Committee. A committee may delegate some or all of its authority with respect to the Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of our Company. (The appropriate acting body, be it our Board, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).
The Administrator has broad authority under the Plan, including, without limitation, the authority:
•
to select eligible participants and determine the type(s) of award(s) that they are to receive;

•
to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

•
to determine any applicable vesting and exercise conditions for awards (including any applicable performance-based targets), or determine that no

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PROPOSAL 4 — APPROVAL OF AMENDMENT TO 2013 PERFORMANCE INCENTIVE PLAN
delayed vesting or exercise is required, and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;
•
to cancel, modify, or waive our Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•
subject to the other provisions of the Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

•
to determine the method of payment of any purchase price for an award or ordinary shares delivered under the Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned ordinary shares or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;

•
to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where our Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;

•
to approve the form of any award agreements used under the Plan; and

•
to construe and interpret the Plan, make rules for the administration of the Plan, and make all other determinations necessary or advisable for the administration of the Plan.

No Repricing.   In no case (except due to an adjustment to reflect a share split or other event referred to under “Adjustments” below, or any repricing that is approved by our shareholders) will the Administrator (1) amend an outstanding option or share appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding option or share appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding option or share appreciation right in exchange for an option or share appreciation right with an exercise or base price that is less than the exercise or base price of the original award.
Eligibility.   Persons eligible to receive awards under the Plan include officers or employees of our Company or any of its subsidiaries, directors of our Company, and certain consultants and advisors to our Company or any of its subsidiaries. Currently, approximately 34,000 officers and employees of our Company and its subsidiaries (including all of our NEOs), and each of our Company’s eight non-employee directors, are considered eligible under the Plan.
Authorized Shares; Limits on Awards.   The maximum number of ordinary shares that may be issued or transferred pursuant to awards under the Plan equals 27,465,106 shares. If shareholders approve this Plan proposal, the maximum number of ordinary shares that may be issued or transferred pursuant to awards under the Plan will be 32,375,106 shares, an increase of 4,910,000 additional shares.
The following other limit is also contained in the Plan:
•
The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the Plan is 27,465,106 shares. If shareholders approve this Plan proposal, this limit on incentive stock options granted under the Plan will be 32,375,106 shares, an increase of 4,910,000 additional shares.

Following are other rules under the Plan for counting shares against the applicable share limits of the Plan:
•
To the extent that an award is settled in cash or a form other than ordinary shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the share limit and will be available for subsequent awards under the Plan.

•
In the event that ordinary shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award will be counted against the share limits of the Plan. For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when our Company pays a dividend, and 100 shares are delivered in payment of those rights with respect to that dividend, 100 shares will be counted against the share limits of the Plan.

•
Shares that are subject to or underlie awards that expire or for any reason are cancelled or terminated, are forfeited, fail to vest, are settled without the issuance of shares, or for any other reason are not paid or delivered in shares under the Plan will again be available for subsequent awards under the Plan.

•
Shares that are not issued or delivered as a result of the net settlement of an outstanding option or share appreciation right or are exchanged by a participant or withheld by our Company as full or partial payment in connection with any option

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PROPOSAL 4 — APPROVAL OF AMENDMENT TO 2013 PERFORMANCE INCENTIVE PLAN
or share appreciation right granted under the Plan, as well as any shares exchanged by a participant or withheld by our Company to satisfy the tax withholding obligations related to any option or share appreciation right granted under the Plan, as well as any shares repurchased with the proceeds of any option exercise price will not be available for subsequent awards under the Plan. To the extent that shares are delivered pursuant to the exercise of a share appreciation right or option, the number of underlying shares as to which the exercise related will be counted against the share limits of the Plan, as opposed to only counting the shares issued. For purposes of clarity, if a share appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares will be counted against the share limits of the Plan.
•
Shares that are not issued or exchanged by a participant or withheld by our Company to pay the purchase price of an award granted under the Plan other than an option or share appreciation right, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award other than an option or share appreciation right, will not be counted against the share limit and will be available for subsequent awards under the Plan.

•
The Plan generally provides that ordinary shares issued in connection with awards that are granted by or become obligations of our Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the ordinary shares available for issuance under the Plan.

•
Our Company may not increase the applicable share limits of the Plan by repurchasing ordinary shares on the market (by using cash received through the exercise of options or otherwise).

Types of Awards.   The Plan authorizes options, share appreciation rights, and other forms of awards granted or denominated in our Company’s ordinary shares or units of our Company’s ordinary shares, as well as cash bonus awards. The Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.
An option is the right to purchase ordinary shares at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of an ordinary share on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “U.S. Federal Income Tax Consequences of Awards Under the Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the Code and the Plan. Incentive stock options may only be granted to employees of our Company or a subsidiary.
A share appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of an ordinary share on the date of exercise of the share appreciation right over the base or exercise price of the share appreciation right. The base price or exercise price will be established by the Administrator at the time of grant of the share appreciation right and generally may not be less than the fair market value of an ordinary share on the date of grant. Share appreciation rights may be granted in connection with other awards or independently. The maximum term of a share appreciation right is ten years from the date of grant.
The other types of awards that may be granted under the Plan include, without limitation, share bonuses, restricted shares, performance shares, share units or phantom shares (which are contractual rights to receive ordinary shares, or cash based on the fair market value of an ordinary share), dividend equivalents which represent the right to receive a payment based on the dividends paid on an ordinary share over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.
Any awards under the Plan may be fully-vested at grant or may be subject to time- and/or performance-based vesting requirements.
Dividend Equivalents.   The Administrator may provide that awards under the Plan (other than options or share appreciation rights) earn dividends or dividend equivalents based on the amount of dividends paid on outstanding ordinary shares, provided that as to any dividend equivalent rights granted in connection with an award granted under the Plan that is subject to any vesting requirements, no dividend equivalent payment will be made unless the related vesting conditions of the award are satisfied (or, in the case of a restricted share or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related vesting conditions are not satisfied).
Assumption and Termination of Awards.   If an event occurs in which our Company does not survive (or does not survive as a public company in respect of its ordinary shares), including, without limitation, a dissolution, merger, combination, consolidation, exchange of securities, or other reorganization, or a sale of all or

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substantially all of the business, shares or assets of our Company, awards then-outstanding under the Plan will not automatically become fully vested pursuant to the provisions of the Plan so long as such awards are assumed, substituted, exchanged for or otherwise continued. However, if awards then-outstanding under the Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested, subject to any exceptions that the Administrator may provide for in an applicable award agreement (such as for awards subject to performance-based vesting requirements). The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event or in connection with a termination of the award holder’s employment. For the treatment of outstanding equity awards held by the NEOs in connection with a termination of employment and/or a change in control of our Company, please see the “Potential Payments Upon Termination or Change in Control” above in this Proxy Statement.
Transfer Restrictions.   Subject to certain exceptions contained in Section 5.7 of the Plan, awards under the Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).
Adjustments.   As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, share splits, share dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.
Discretion to Accelerate.   The Administrator has discretion to accelerate the vesting of any award under the Plan, in circumstances it determines to be appropriate.
No Limit on Other Authority.   The Plan does not limit the authority of our Board or any committee to grant awards or authorize any other compensation, with or without reference to our Company’s ordinary shares, under any other plan or authority.
Termination of or Changes to the Plan.   Our Board may amend or terminate the Plan at any time and in any manner. Shareholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by our Board. Unless terminated earlier by our Board and subject to any extension that may be approved by shareholders, the authority to grant new awards under the Plan will terminate on March 30, 2026. If shareholders approve this Plan proposal, the term of the Plan will be extended to February 15, 2031. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the Plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any Plan amendment) materially and adversely affects the holder.

U.S. Federal Income Tax Consequences of Awards Under the Plan

The U.S. federal income tax consequences of the Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A and 457A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.
With respect to nonqualified stock options, our Company is generally entitled to deduct, and the participant recognizes taxable income in, an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, our Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

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The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns: nontransferable restricted shares subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); and bonuses, share appreciation rights, cash and share-based performance awards, dividend equivalents, share units, and other types of awards are generally subject to tax at the time of payment. In each of the foregoing cases, our Company will generally have a corresponding deduction at the time the participant recognizes income.
If an award is accelerated under the Plan in connection with a “change in control” (as this term is used under the Code), our Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, under Section 162(m) of the Code, the aggregate compensation in excess of  $1,000,000 payable to current or former NEOs of our Company may not be deductible by our Company in certain circumstances.

Specific Benefits Under the Plan

Our Company has not approved any awards that are conditioned upon shareholder approval of the Plan. Our Company is not currently considering any other specific award grants under the Plan, other than the annual grants of restricted share unit awards to our non-employee directors described in the following paragraph. If the proposed amendments to the Plan had been in existence in 2020, our Company expects that its award grants for 2020 would not have been substantially different from those actually made in that year under the Plan. For information regarding share-based awards granted to our NEOs during 2020, see the material under the heading “Executive Compensation.”
As described under “Director Compensation” above, our Directors’ Compensation Policy, effective July 14, 2020, provides for each non-employee director to receive an annual restricted share unit award valued at $155,000 to be awarded on the first business day of each calendar year. The number of shares subject to each award is determined by dividing $155,000 by the closing price of our ordinary shares on the grant date. Assuming, for illustrative purposes only, that the price of the ordinary shares used for the conversion of the dollar amount set forth above into shares is $30, the number of shares subject to restricted share unit awards that would be allocated to the Company’s eight non-employee directors as a group pursuant to the annual grant formula is 413,333 shares. This figure represents the aggregate number of shares that would be subject to the annual grants under the director equity grant program for calendar years 2022 through 2031 (the ten remaining years in the term of the Plan, assuming the term is extended) based on that assumed share price and a number of other assumptions, including, without limitation, that there are no new eligible directors, there continue to be eight eligible directors seated, no eligible non-employee director waives his or her right to receive any annual grant and there are no changes to the awards granted under the director equity grant program.
Our President and Chief Executive Officer is also entitled to annual equity awards pursuant to his amended and restated employment agreement as described under “Executive Compensation Tables — Employment Agreements for NEOs — Salary, Annual Cash Performance Incentive Opportunity and Equity.”

Potential Dilution

The following paragraphs include additional information to help shareholders assess the potential dilutive impact of our Company’s equity awards and the Plan. As of the date hereof, the Plan is our Company’s only equity compensation plan (other than our Company’s Employee Stock Purchase Plan). Our Company’s Employee Stock Purchase Plan (the “ESPP”) is intended as a qualified employee share purchase plan under Section 423 of the Code. The ESPP generally provides for broad-based participation by employees of our Company (and certain of its subsidiaries) and affords employees who elect to participate an opportunity to purchase ordinary shares at a discount. Certain information regarding the number of ordinary shares available for issuance under our Company’s ESPP is included under the heading “Equity Compensation Plan Information” in this Proxy Statement. The discussion that follows in this “Potential Dilution” section does not include any shares that have been purchased under, may be purchased in the current purchase period under, or that remain available for issuance or delivery under the ESPP.
“Overhang” refers to the number of ordinary shares that are subject to outstanding awards or remain available for new award grants. The following table shows the total

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PROPOSAL 4 — APPROVAL OF AMENDMENT TO 2013 PERFORMANCE INCENTIVE PLAN
number of ordinary shares that were subject to outstanding restricted share and restricted share unit awards granted under the Plan, that were subject to outstanding options granted under the Plan, and that were then available for new award grants under the Plan as of December 31, 2020. For awards subject to performance-based vesting requirements, such as the PSUs (as described above under “Executive Compensation — Compensation Discussion and Analysis — Long-Term Equity Incentive Compensation”),
the number of shares presented (1) is based on achieving the maximum level of performance, even though the actual share payout for these awards may be less than the maximum number below, and (2) for shares subject to awards for which no grant date has been established under FASB ASC Topic 718 due to the operation of the performance-based vesting requirements, such shares are reported in the year granted by our Board or Compensation Committee.

As of December 31, 2020
Shares subject to outstanding restricted share and restricted share unit awards (excluding performance-based and market based vesting awards)	6,663,925
Shares subject to outstanding performance-based vesting restricted share and restricted share unit awards	1,565,184
Shares subject to outstanding market-based vesting restricted share and restricted share unit awards	50,000
Shares subject to outstanding options (excluding performance-based and market based vesting options)	4,525,207
Shares subject to outstanding performance-based vesting options	114,583
Shares subject to outstanding market-based vesting options	208,333
Shares available for new award grants	4,764,080
As of December 31, 2020, our 4,848,123 outstanding options granted under the Plan had a weighted-average exercise price of  $52.46, and a weighted-average remaining life of 4.42 years.
The weighted-average number of ordinary shares issued and outstanding in each of the last three fiscal years was 223,001,739 shares issued and outstanding in 2018; 214,929,977 shares issued and outstanding in 2019; and 254,728,932 shares issued and outstanding in 2020. The number of ordinary shares issued and outstanding as of December 31, 2020 was 315,636,032 shares.
“Burn rate” refers to the number of shares that are subject to awards that we grant over a particular period of time. The total number of ordinary shares subject to awards that our Company granted under the Plan in each of the last three fiscal years are as follows:
•
2,665,410 shares in 2018 (which was 1.2% of the weighted-average number of ordinary shares issued and outstanding in 2018), of which 1,613,077 shares were subject to restricted share and restricted share unit awards (excluding performance-based and market-based vesting awards), 843,998 shares were subject to performance-based vesting restricted share and restricted share unit awards, 0 shares were subject to market-based vesting restricted share and restricted share unit awards, 0 shares were subject to options (excluding performance-based and market-based vesting options), 208,335 shares were subject to performance-based vesting options, and 0 shares were subject to market-based vesting options;

•
2,391,777 shares in 2019 (which was 1.1% of the weighted-average number of ordinary shares issued and outstanding in 2019), of which 1,929,495 shares were subject to restricted share and restricted share unit awards (excluding performance-based and market-based vesting awards), 462,282 shares were subject to performance-based vesting restricted share and restricted share unit awards, 0 shares were subject to market-based vesting restricted share and restricted share unit awards, 0 shares were subject to options (excluding performance-based and market-based vesting options), 0 shares were subject to performance-based vesting options, and 0 shares were subject to market-based vesting options; and

•
6,325,721 shares in 2020 (which was 2.5% of the weighted-average number of ordinary shares issued and outstanding in 2020), of which 5,380,123 shares were subject to restricted share and restricted share unit awards (excluding performance-based and market-based vesting awards), 945,598 shares were subject to performance-based vesting restricted share and restricted share unit awards, 0 shares were subject to market-based vesting restricted share and restricted share unit awards, 0 shares were subject to options (excluding performance-based and market-based vesting options), 0 shares were subject to performance-based vesting options, and 0 shares were subject to market-based vesting options.

 2021 Proxy Statement / 69

PROPOSAL 4 — APPROVAL OF AMENDMENT TO 2013 PERFORMANCE INCENTIVE PLAN
Thus, the total number of ordinary shares subject to awards granted under the Plan per year over the last three fiscal years (2018, 2019 and 2020) has been, on average, 1.6% of the weighted-average number of ordinary shares issued and outstanding for this period. Performance-based vesting awards have been included above in the year in which the award was granted by our Board or Compensation Committee.
The total number of ordinary shares that were subject to awards granted under the Plan that terminated or expired, and thus became available for new award grants under the Plan, in each of the last three fiscal years are as follows: 456,832 in 2018, 552,528 in 2019, and 1,013,921 in 2020. The total number of ordinary shares that were subject to awards granted under the Plan and that were withheld to cover tax withholding obligations related to restricted share and restricted share unit awards and thus became available for new award grants under the Plan, in each of the last three fiscal years are as follows: 249,848 in 2018, 379,319 in 2019, and 431,039 in 2020. Shares subject to Plan awards that terminated or expired and became available for new award grants under the Plan have been included when information is presented in this Plan proposal on the number of shares available for new award grants under the Plan.
Our Compensation Committee anticipates that the 4,910,000 additional shares requested for the Plan (together with the shares available for new award grants under the Plan on the Annual General Meeting date and assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards) will provide the Company with flexibility to continue to grant equity awards under the Plan through approximately the end of 2022 (reserving sufficient shares to cover potential payment of performance-based awards at maximum payment levels). However, this is only an estimate, in our Company’s judgment, based on current circumstances. The total number of shares that are subject to our Company’s award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of our Company’s ordinary shares (since higher share prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards our Company grants, and how our Company chooses to balance total compensation between cash and equity-based awards.
The closing market price for a share of the Company’s ordinary shares as of March 2, 2021 was $31.18 per share.

Aggregate Equity Awards Previously Granted Under the Plan

As of December 31, 2020, awards covering 29,590,619 ordinary shares had been granted under the Plan. (This number of shares includes shares subject to awards that expired or terminated without having been exercised and paid and became available for new award grants under the Plan.) The following table shows information regarding the distribution of all awards among the persons and groups identified below, option exercises and restricted share or unit vesting prior to that date, and option and unvested restricted share or unit holdings as of that date.

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PROPOSAL 4 — APPROVAL OF AMENDMENT TO 2013 PERFORMANCE INCENTIVE PLAN
	Options and Share Appreciation Rights				Restricted Shares/Units
	Shares Subject to Past Option/SAR Grants (#)	Shares Acquired on Exercise (#)	Shares Underlying Options/SARs as of December 31, 2020		Shares/Units Subject to Past Awards (#)	Shares/Units Vested as of December 31, 2020 (#)	Shares/Units Outstanding and Unvested as of December 31, 2020 (#)
			Exercisable (#)	Unexercisable (#)
Named Executive Officers
Frank J. Del Rio President and Chief Executive Officer	1,250,000	—	739,583	208,333	1,674,659	434,958	1,055,392
Mark A. Kempa Executive Vice President and Chief Financial Officer	113,970	28,970	85,000	—	297,887	33,915	250,721
T. Robin Lindsay Executive Vice President, Vessel Operations	87,500	—	87,500	—	371,057	87,472	270,334
Jason Montague President and Chief Executive Officer, Regent	187,500	—	187,500	—	371,057	87,472	270,334
Harry Sommer President and Chief Executive Officer, Norwegian	150,000	25,000	125,000	—	364,807	81,222	270,334
Total for all current executive officers as a group (8 persons)	2,010,399	105,399	1,394,583	208,333	3,787,810	919,819	2,607,488
David Abrams	—	—	—	—	22,142	19,508	2,634
Adam M. Aron	—	—	—	—	10,222	7,588	2,634
John W. Chidsey	—	—	—	—	31,787	27,453	4,334
Stella David	—	—	—	—	19,621	15,287	4,334
Russell W. Galbut	—	—	—	—	20,301	15,967	4,334
Mary E. Landry	—	—	—	—	7,478	4,844	2,634
Chad A. Leat	—	—	—	—	21,140	16,806	4,334
Pamela A. Thomas-Graham	—	—	—	—	7,787	5,153	2,634
Total for all current non-executive directors as a group (8 persons)	—	—	—	—	140,478	112,606	27,872
Each other person who has received 5% or more of the options, warrants or rights under the Plan	2,061,400	1,516,689	—	—	—	—	—
All other employees, including all current officers who are not executive officers or directors, as a group	10,932,868	4,223,179	3,245,207	—	10,657,664	3,909,362	5,643,748
Total	15,004,667	5,845,267	4,639,790	208,333	14,585,952	4,941,787	8,279,108
Vote Required for Approval of Amendment to 2013 Performance Incentive Plan

Our Board believes that the adoption of the amendments to the Plan will promote the interests of our Company and our shareholders and will help our Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.
All members of our Board and all of our Company’s
executive officers are eligible for awards under the Plan and thus have a personal interest in the approval of the Plan.
Approval of the amendments to the Plan requires the affirmative vote of a majority of the votes cast on this proposal at the Annual General Meeting.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR 2013 PERFORMANCE INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN APPENDIX B.
 2021 Proxy Statement / 71

PROPOSAL 5 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed PwC to serve as our independent registered public accounting firm for the year ending December 31, 2021. As required by our bye-laws and applicable law, the appointment of PwC and the fixing of PwC’s remuneration must be approved by our shareholders at the Annual General Meeting. If shareholders do not ratify the appointment of PwC and our Audit Committee’s determination of PwC’s remuneration, our Audit Committee will consider the appointment of another independent registered public accounting firm. In addition, even if shareholders ratify our Audit Committee’s selection, our Audit Committee, in its discretion, may still appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of our Company and its shareholders.
A representative of PwC is expected to attend the Annual General Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to answer appropriate questions.
Fees for professional services rendered by PwC for our Company for the years ended December 31, 2020 and 2019 were:
	Total Fees Year Ended December 31,
	2020	2019
	(in thousands)
Audit fees	$6,174	$5,545
Audit-related fees	1,450	200
Tax fees	2,968	497
All other fees	2	2
Total	$10,594	$6,244
The audit fees for the years ended December 31, 2020 and 2019 relate to the aggregate fees billed by PwC in connection with the audit of our financial statements and related internal control over financial reporting.
The audit-related fees for the years ended December 31, 2020 and 2019 were related to the issuance of comfort letters.
Tax fees for the years ended December 31, 2020 and 2019 were related to tax advice, including consultations regarding the tax impact of the capital transactions carried out in 2020 (approximately $2.7 million) and tax return preparation and other tax compliance services (approximately $260,000).
All other fees for the years ended December 31, 2020 and 2019 included fees related to the PwC annual on-line subscription research tool.
Pursuant to the terms of its charter, our Audit Committee must pre-approve all audit and permitted non-audit services to be performed by our independent registered public accounting firm. Such pre-approval can be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. Our Audit Committee is authorized to delegate the pre-approval of audit and permitted non-audit services to one or more of its members, provided that any decisions to pre-approve any audit or non-audit services pursuant to this authority must be presented to our full Audit Committee at its next scheduled meeting. Our Audit Committee pre-approved all of the non-audit services provided by our independent registered public accounting firm in 2020 and 2019.
Our Audit Committee has considered and determined that the services provided by PwC are compatible with maintaining PwC’s independence.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
“FOR” RATIFICATION OF THE APPOINTMENT OF PWC AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021
AND THE AUDIT COMMITTEE’S DETERMINATION OF PWC’S REMUNERATION.

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AUDIT COMMITTEE REPORT
The Audit Committee of the Board assists the Board in performing its oversight responsibilities for our financial reporting process, audit process and internal controls as more fully described in the written charter of the Audit Committee. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon.
In the performance of its oversight function, the Audit Committee reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2020 with management and with PricewaterhouseCoopers LLP. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence and considered whether the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining its independence.
Based on the review and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC.
Audit Committee of the Board of Directors
Chad A. Leat (Chair)
John W. Chidsey
Pamela A. Thomas-Graham
February 22, 2021
The foregoing report of our Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by our Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate such report by reference therein.
 2021 Proxy Statement / 73

SHARE OWNERSHIP INFORMATION
Security Ownership of Certain Beneficial Owners and Management

The table below sets forth information regarding the beneficial ownership of our equity securities as of March 2, 2021 (except where another date is indicated) by:
•
each person that is known by us to be a beneficial owner of more than 5% of our outstanding equity securities;

•
each of our NEOs;

•
each of our current directors and director nominees; and

•
all current directors and current executive officers as a group.

There were 317,265,312 ordinary shares issued and outstanding as of March 2, 2021.
The amounts and percentages of our ordinary shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities (including as further described in the footnotes to the following table). Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest. Except as otherwise indicated in the footnotes below and as subject to applicable community property laws, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated ordinary shares. Unless indicated otherwise, the address of each individual listed in the table is c/o Norwegian Cruise Line Holdings Ltd., 7665 Corporate Center Drive, Miami, Florida 33126.

	Ordinary Shares Beneficially Owned
Name and Address(1)	Number	Percent
The Vanguard Group(2)	32,488,699	10.2%
LC9 Skipper, L.P.(3)	33,057,840	9.4%
BlackRock, Inc.(4)	17,550,709	5.5%
David M. Abrams	22,142	*
Adam M. Aron	12,389	*
John W. Chidsey	31,787	*
Stella David	19,621	*
Russell W. Galbut(5)	440,998	*
Mary E. Landry	7,478	*
Chad A. Leat	26,140	*
Pamela A. Thomas-Graham	7,787	*
Frank J. Del Rio(6)	1,170,816	*
Mark A. Kempa(7)	136,649	*
T. Robin Lindsay(8)	237,039	*
Jason Montague(9)	283,137	*
Harry Sommer(10)	213,015	*
All current directors and current executive officers as a group (16 persons)(11)	2,991,085	*

*
Indicates less than one percent.

(1)
This table is based on information supplied to us by our executive officers, directors and principal shareholders or included in Schedule 13Gs filed with the SEC.

(2)
The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Of the amount reported as beneficially owned, The Vanguard Group has sole voting power over no ordinary shares, shared voting power over 423,076 ordinary shares, sole dispositive power over 31,384,169 ordinary shares and shared dispositive power over 1,104,530 ordinary

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SHARE OWNERSHIP INFORMATION
shares. The foregoing information is as of December 31, 2020 and is based solely on a Schedule 13G/A (Amendment No. 5) filed by The Vanguard Group with the SEC on February 10, 2021.
(3)
The address of each of LC9 Skipper, L.P., LC9 Managers Ltd., J. Michael Chu and Scott A. Dahnke (the “Reporting Persons”) is 599 West Putnam Avenue, Greenwich Connecticut 06830. Each of the Reporting Persons may be deemed to have had the shared power to vote or to direct the vote of  (and the power to dispose or direct the disposition of) the ordinary shares reported as beneficially owned. Mr. Chu and Mr. Dahnke disclaimed beneficial ownership of any ordinary shares held of record or beneficially owned by LC9 Skipper or LC9 Managers. The foregoing information is as of May 28, 2020 and is based solely on a Schedule 13D filed by the Reporting Persons with the SEC on May 29, 2020. The shares reported as beneficially owned are ordinary shares issuable upon conversion of the 2026 Exchangeable Notes. The 2026 Exchangeable Notes were repurchased by our Company on March 9, 2021 and the 33,057,840 ordinary shares are no longer beneficially owned by the Reporting Persons.

(4)
The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. Of the amount reported as beneficially owned, BlackRock, Inc. has sole voting power over 15,994,543 ordinary shares, shared voting power over no ordinary shares and sole dispositive power over all 17,550,709 ordinary shares. The foregoing information is as of December 31, 2020 and is based solely on a Schedule 13G/A (Amendment No. 2) filed by BlackRock, Inc. with the SEC on February 5, 2021.

(5)
Includes 389,917 ordinary shares held indirectly through RonRuss Partners, Ltd.

(6)
Reflects our ordinary shares and 739,583 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of March 2, 2021. Includes 40,160 shares held indirectly through Breeze Hill Investments, LLC, 17,912 shares held indirectly through GCO Management, LLC, which is owned by a family trust, and 27,875 shares owned indirectly by a family trust. Mr. Del Rio has shared voting and investment power over the shares held through Breeze Hill Investments, LLC.

(7)
Reflects our ordinary shares and 85,000 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of March 2, 2021.

(8)
Reflects our ordinary shares and 87,500 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of March 2, 2021.

(9)
Reflects our ordinary shares and 187,500 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of March 2, 2021.

(10)
Reflects our ordinary shares and 125,000 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of March 2, 2021.

(11)
Reflects our ordinary shares and 1,394,583 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of March 2, 2021 and 55,837 RSUs and PSUs that will vest within 60 days of March 2, 2021 that are held collectively by our current directors and current executive officers.

 2021 Proxy Statement / 75

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Review and Approval of Related Party Transactions

Pursuant to its charter, our Audit Committee is responsible for the review and approval of all related party transactions; however, our Audit Committee does not have a written policy regarding the approval of related party transactions. As part of its review and approval of a related party transaction, our Audit Committee considers:
•
the nature of the related party’s interest in the transaction;

•
the material terms of the transaction, including the amount involved and type of transaction;

•
the importance of the transaction to the related party and to us;

•
whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•
any other matters our Audit Committee deems appropriate.

Relationships and Transactions

NCL Corporation Ltd., as issuer, our Company, as guarantor, and U.S. Bank National Association, as trustee were all parties to an indenture, dated May 28, 2020 (the “Indenture”) related to the 2026 Exchangeable Notes, which were held by LC9 Skipper, L.P. Based on the initial exchange rate, LC9 Skipper, L.P. beneficially owned approximately 10% of NCLH’s outstanding ordinary shares as of December 31, 2020. The initial exchange rate in the 2026 Exchangeable Notes could have been adjusted in the event of certain make-whole fundamental changes or tax redemption events (each, as described in the Indenture), but the maximum number of our ordinary shares issuable upon an exchange in the event of such an adjustment would not have exceeded 46,577,947. The 2026 Exchangeable Notes also contained certain anti-dilution provisions that could subject the exchange rate to additional adjustment if certain events occur.
We, NCL Corporation Ltd. and LC9 Skipper, L.P. also entered into an investor rights agreement dated May 28, 2020 (the “Investor Rights Agreement”) which provided that, among other things, LC9 Skipper, L.P. was entitled to nominate one person who would be appointed to our Board until the first date on which LC9 Skipper, L.P. no longer beneficially owned in the aggregate at least 50% of the number of our ordinary shares issuable upon exchange of the 2026 Exchangeable Notes beneficially owned by LC9 Skipper, L.P. in the aggregate as of May 28, 2020 (subject to certain adjustments).
The Investor Rights Agreement also provided for customary registration rights for LC9 Skipper, L.P. and its affiliates, including demand and piggyback registration rights, contained customary transfer restrictions and provided that LC9 Skipper, L.P. and its affiliates were subject to a voting agreement with respect to certain matters during a specified period of time.
In a privately negotiated transaction between NCL Corporation Ltd. and LC9 Skipper, L.P., NCL Corporation Ltd. agreed to repurchase all of the outstanding 2026 Exchangeable Notes for an aggregate repurchase price of approximately $1.03 billion (the “Repurchase”). On March 9, 2021, in connection with the settlement of the Repurchase, the Trustee cancelled the aggregate principal amount outstanding under the 2026 Exchangeable Notes and confirmed that NCL Corporation Ltd. had satisfied and discharged its obligations under the Indenture. In connection with the Repurchase, we and LC9 Skipper, L.P. agreed to terminate the Investor Rights Agreement effective upon the consummation of the Repurchase. Notwithstanding the termination, we and LC9 Skipper, L.P. agreed that certain provisions related to indemnification and expense reimbursement would survive in accordance with their terms.
Mr. Kyle Lindsay, who is the son of our Executive Vice President, Vessel Operations, Mr. T. Robin Lindsay, is our Director, Electrical Services. From January 1, 2020 through March 2, 2021, Mr. Kyle Lindsay’s total compensation was $155,122, which includes his base salary, annual cash bonus for 2020 and his equity awards for 2020, which vest over a three-year period. He is eligible to participate in our general employee benefit plans.

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ABOUT THE ANNUAL GENERAL MEETING AND VOTING
      Who may vote?

Each ordinary share outstanding as of the close of business on March 2, 2021 (the “record date”) is entitled to one vote at our Annual General Meeting. At the close of business on March 2, 2021, 317,265,312 of our ordinary shares were outstanding and entitled to vote. The ordinary shares are our only outstanding class of equity securities that are entitled to vote at the Annual General Meeting. Our bye-laws provide that no one person or group of related persons, may own, or be deemed to own, more than 4.9% of our ordinary shares, whether measured by vote, value or number, unless such ownership is approved by our Board (the “4.9% limit”). Any outstanding shares held in excess of the 4.9% limit will be transferred to and held in a trust. The trustee will be entitled to vote the excess shares on behalf of the beneficiary. See “Item 1 — Business — Taxation — U.S. Income Taxation — Exemption of International Shipping Income under Section 883 of the Code” in our 2020 Annual Report for further information.
At the Annual General Meeting, you may vote all of the ordinary shares owned by you as of the close of business on the record date. These ordinary shares include ordinary shares that are (1) held of record directly in your name and (2) held for you as the beneficial owner through a broker, bank, or other nominee. There are some distinctions between ordinary shares held of record and ordinary shares owned beneficially as described herein.

      What do I do if I am a shareholder of record?

If your ordinary shares are registered directly in your name with our Company or our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the shareholder of record with respect to those ordinary shares, and the proxy materials were sent directly to you by us. If you previously requested to receive printed proxy materials, we have sent a proxy card for you to use. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual General Meeting. See “How do I vote?” below.

      What do I do if I am a beneficial owner?

If your ordinary shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of ordinary shares held in “street name,” and the proxy materials were forwarded to you by your broker, bank or other nominee. If you previously requested to receive printed proxy materials, your broker, bank or other nominee has sent a voting instruction form that you may use. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account, and you are also invited to attend the Annual General Meeting. See “How do I vote?” below.

      What are the requirements to attend the Annual General Meeting?

You are invited to attend the Annual General Meeting if you are a shareholder of record or a beneficial owner as of the record date, or you hold a valid legal proxy for the Annual General Meeting. If you are a shareholder of record, you must present a government-issued photo identification, such as a valid driver’s license, and the name on your photo identification will be verified against the list of shareholders as of the record date for admission to the Annual General Meeting. If you hold your ordinary shares through a broker, bank or other nominee, you will need to provide proof of beneficial ownership by bringing either a copy of the Notice of Internet Availability or voting instruction form provided to you by your broker, bank or other nominee, a copy of your brokerage statement showing your ordinary share ownership as of the record date, or other similar evidence of ownership as of the record date, as well as a government-issued photo identification, such as a valid driver’s license. The name on your photo identification and your proof of ownership must match. If you hold a valid legal proxy to vote a shareholder’s ordinary shares at the Annual General Meeting, you will also be asked

 2021 Proxy Statement / 77

ABOUT THE ANNUAL GENERAL MEETING AND VOTING
to present a government-issued photo identification, such as a valid driver’s license, and the name on your photo identification and legal proxy must match for admission to the Annual General Meeting.
Please note that cameras, sound or video recording equipment, smartphones or other similar equipment, electronic devices, large bags, briefcases or packages may not be allowed (or their use may be restricted) in the meeting room. Security measures at the Annual General Meeting may also include bag searches and hand-wand searches.

      How do I vote?

Voting in Person
Ordinary shares held in your name as the shareholder of record may be voted in person at the Annual General Meeting. Ordinary shares for which you are the beneficial owner but not the shareholder of record may be voted in person at the Annual General Meeting only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares in person at the meeting. Even if you plan to attend the Annual General Meeting, we recommend that you also vote your ordinary shares as described below so that your vote will be counted if you later decide not to attend the meeting.

Voting Without Attending the Annual General Meeting
Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote your ordinary shares without attending the Annual General Meeting. You may vote by granting a proxy or, for ordinary shares held in street name, by submitting voting instructions to your broker, bank or nominee. You may also submit a proxy or voting instructions by telephone or using the Internet as outlined on your Notice of Internet
Availability, proxy card or voting instruction form. Please see your Notice of Internet Availability, proxy card or the information your bank, broker, or other nominee provided to you for more information on these options. Votes cast by Internet or telephone have the same effect as votes cast by submitting a written proxy card or voting instruction form.

How to Vote in Advance

Your vote is important. Please vote as soon as possible by one of the methods shown below. Be sure to have your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials in hand:

By telephone	You can vote your shares by calling the number provided in the proxy card or voting instruction form
By Internet	You can vote your shares online at www.proxyvote.com
By mail	Complete, sign, date and return your proxy card or voting instruction form in the postage-paid envelope provided
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Deadline for Voting
If you are a shareholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. Eastern Time on May 19, 2021 in order for your ordinary shares to be voted at the Annual General Meeting.
However, if you are a shareholder of record and you received a copy of the proxy materials by mail, you may instead mark, sign and date the proxy card you received and return it in the accompanying prepaid and addressed envelope so that it is received by us before the Annual General Meeting in order for your ordinary shares to be voted at the Annual General Meeting. If you hold your ordinary shares in street name, please provide your voting instructions by the deadline specified by the broker, bank or other nominee that holds your shares.

      How will my shares be voted?

Our Board has appointed Mr. Mark A. Kempa and Ms. Faye Ashby to serve as proxy holders to vote your shares according to the instructions you submit. If you properly submit a proxy but do not specify your voting choice on one or more of the items listed in the accompanying Notice of Annual General Meeting of Shareholders, your shares will be voted as follows:
FOR the election of each of the three nominees for Class II director (Proposal No. 1);
FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (Proposal No. 2);
FOR the approval of an increase in our authorized share capital to increase the number of ordinary shares authorized for issuance from 490,000,000 to 980,000,000 (Proposal No. 3);
FOR the approval of an amendment to our Plan, including an increase in the number of shares available for grant under our Plan (Proposal No. 4);
FOR the ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2021 and the determination of PwC’s remuneration by our Audit Committee (Proposal No. 5).
If you hold your ordinary shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your ordinary shares in its discretion on routine matters. However, a broker cannot vote ordinary shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. The proposal for approval of an increase in our authorized share capital to increase the number of ordinary shares authorized for issuance from 490,000,000 to 980,000,000 (Proposal No. 3) and the proposal to ratify the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2021 and our Audit Committee’s determination of PwC’s remuneration (Proposal No. 5) are considered routine under applicable rules, while each of the other items to be submitted for a vote of shareholders at the Annual General Meeting are considered non-routine. Accordingly, if you hold your ordinary shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your ordinary shares on Proposal No. 3 and Proposal No. 5, but will not be permitted to vote your ordinary shares on any of the other items at the Annual General Meeting. If your broker exercises this discretion, your ordinary shares will be counted as present for the purpose of determining the presence of a quorum at the Annual General Meeting and will be voted on Proposal No. 3 and Proposal No. 5 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual General Meeting. Broker non-votes will not be counted as a vote cast with respect to Proposal Nos. 1, 2 and 4 and therefore will not be counted in determining the outcome of such items.

      What matters will be presented?

We are not aware of any matters to be presented for a vote at the Annual General Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, your proxy, if properly submitted, gives authority to the proxy holders to vote your ordinary shares in accordance with their judgment.

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ABOUT THE ANNUAL GENERAL MEETING AND VOTING
      What constitutes a quorum?

A quorum refers to the number of persons that must be in attendance at an annual general meeting of shareholders and the percentage of the total issued voting shares that must be represented at such meeting in order to lawfully conduct business. The presence of two or more persons, present in person or by proxy, holding in excess of 50% of the total issued ordinary shares entitled to vote will form a quorum for the transaction of business at the Annual General Meeting. Shares represented by properly submitted proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If the persons present or represented by proxy at the Annual General Meeting constitute the holders of less than a majority of the outstanding ordinary shares entitled to vote as of the record date, the chairperson of the Annual General Meeting may adjourn the meeting to a subsequent date for the purpose of obtaining a quorum.

      What is the vote required for proposals on the agenda?

The following summary describes the vote required to approve each of the proposals at the Annual General Meeting assuming a quorum has been established for the transaction of business at the meeting.
Election of Class II Directors (Proposal No. 1). Pursuant to our bye-laws, each director nominee receiving an affirmative majority of the votes cast with respect to his election will be elected as a Class II director. The majority voting standard does not apply, however, where the number of persons validly proposed for election as a director is greater than the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of votes, up to the total number of directors to be elected at the meeting, will be elected.
At the Annual General Meeting, the number of director nominees validly proposed for election as a Class II director equals the number of directors to be elected. Therefore, in accordance with the majority voting standard, director nominees will be elected at the Annual General Meeting by an affirmative majority of the votes cast. Shareholders are not permitted to cumulate their shares for the purpose of electing directors.
For purposes of this proposal, abstentions and broker non-votes are not counted as votes cast and therefore will not be counted in determining the outcome of the election of directors.
Increase in our Authorized Share Capital (Proposal No. 3). Pursuant to our bye-laws, the affirmative vote  of a majority of the outstanding ordinary shares of our Company is required to approve Proposal No. 3
(increase in authorized share capital). For purposes of this proposal, abstentions will have the same effect as a vote against the proposal. We do not expect any broker non-votes on this proposal.
All Other Proposals (Proposals No. 2, 4 and 5). Pursuant to our bye-laws, the affirmative vote of a majority of the votes cast on the proposal at the meeting is required to approve each of Proposal No. 2 (advisory approval of the compensation of our named executive officers), Proposal No. 4 (approval of an amendment to our Plan, including an increase in the number of shares available for grant under our Plan) and Proposal No. 5 (ratification of the appointment of PwC as our independent registered public accounting firm and the Audit Committee’s determination of PwC’s remuneration). Notwithstanding this vote standard required by our bye-laws, Proposal No. 2 and Proposal No. 5 are advisory in nature and therefore not binding on our Company. Our Board will consider the outcome of the vote on each of these items in considering what action, if any, should be taken in response to the vote by shareholders. For purposes of these proposals, abstentions and broker non-votes, if any, are not counted as votes cast and therefore will not be counted in determining the outcome of any of these proposals.
Prior to the Annual General Meeting, we will select two or more inspectors of election for the meeting. Such inspectors will determine the number of ordinary shares represented at the Annual General Meeting, the existence of a quorum and the validity and effect of proxies. They will also receive and tabulate ballots and votes and determine the results thereof.

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      Can I revoke a proxy?

If you are a shareholder of record, you may revoke your proxy at any time before the Annual General Meeting by delivering a written notice of revocation to our General Counsel and Assistant Secretary at 7665 Corporate Center Drive, Miami, Florida 33126, prior to the Annual General Meeting, by submitting a later-dated proxy via the Internet, by telephone or by mail by the deadline specified on the Notice of Internet Availability or proxy card (only your latest proxy submitted prior to the Annual General Meeting will be counted), or by attending the Annual General Meeting and voting in person. If your shares are held in street name through a bank, broker or other nominee, you may change any previous voting instructions by submitting new voting instructions to the bank, broker or nominee holding your shares by the deadline specified on the Notice of Internet Availability or voting instruction form or by attending the Annual General Meeting and voting in person if you have obtained a legal proxy from the bank, broker or nominee giving you the right to vote the shares at the Annual General Meeting. Attendance at the Annual General Meeting will not by itself constitute a revocation of any proxy or voting instructions.

      Who can help answer my questions?

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders may call toll-free: (888) 750-5834
Banks and Brokers may call collect: (212) 750-5833
Presentation of Financial Statements

In accordance with the Bermuda Companies Act 1981, as amended, and bye-law 76 of our Company, our Company’s audited financial statements for the year ended December 31, 2020 will be presented at the
Annual General Meeting. Our Board has approved these statements. There is no requirement under Bermuda law that these statements be approved by shareholders, and no such approval will be sought at the meeting.

Terms Used in this Proxy Statement

Unless otherwise indicated or the context otherwise requires, references in this Proxy Statement to (i) “Prestige” refers to Prestige Cruises International S. de R.L. (formerly Prestige Cruises International, Inc.) and its consolidated subsidiaries, (ii) “Acquisition” refers to our acquisition of Prestige in November 2014, (iii) “Norwegian” refers to the Norwegian Cruise Line brand, (iv) “Oceania Cruises” refers to the Oceania Cruises brand, (v) and “Regent” refers to the Regent Seven Seas Cruises brand, (vi) “Annual Performance Incentive Adjusted NCC” means a non-GAAP metric calculated in the same manner as Adjusted Net Cruise Cost Excluding Fuel presented in the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K less the following: (a) costs related to advertising and promotions, (b) incremental costs associated with COVID-19 expenses that were not in the budget presented to our Compensation Committee when the metric was approved, (c) commissions and displacement charges associated with cancelled voyages, (d) spoilage and inventory write-offs for voyages that may be cancelled after the date our Compensation Committee approved the metric, (e) costs associated with the resumption of voyages, (f) expenses related to financing activities included in general and administrative expense, (g) expenses related to retention incentives, (h) unscheduled drydock expenses that were not in the budget presented to our Compensation Committee when the metric was approved, (i) severance and termination expenses and (j) other one-time adjustments in the Compensation Committee’s discretion, (vii) “Adjusted ROIC” refers to an amount expressed as a percentage equal to (a) Adjusted EBITDA (as defined in our filings with the Securities and Exchange Commission) less Adjusted Depreciation and Amortization, divided by (b) the sum of total long-term debt and shareholders’ equity, averaged for four quarters. Adjusted ROIC results are adjusted for: (a) fuel rates, foreign exchange, any acquisitions and the financing impact of vessels ordered after the grant date, (b) the

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direct and indirect impacts of natural disasters, pandemics, abnormal ship mechanical issues due to manufacturer’s defect, strikes, government actions taken after the grant date, and other force majeure events, to the extent any of these categories impacts Adjusted EPS by 1% or more and (c) extraordinary items at our Compensation Committee’s discretion, (viii) “Adjusted Depreciation and Amortization” refers to depreciation and amortization adjusted to exclude the amortization of intangible assets related to our acquisition of Prestige, (ix) “Adjusted EPS” refers to the Adjusted EPS reported in our filings with the Securities and Exchange Commission. Adjusted EPS results are adjusted for:
(a) fuel rates, foreign exchange, any acquisitions and the financing impact of vessels ordered after the grant date, (b) the direct and indirect impacts of natural disasters, pandemics, abnormal ship mechanical issues due to manufacturer’s defect, strikes, government actions taken after the grant date, and other force majeure events, to the extent any of these categories impacts Adjusted EPS by 1% or more and (c) extraordinary items at our Compensation Committee’s discretion and (x) “EPS” refers to net income (loss) divided by the number of diluted weighted-average shares outstanding.

Cautionary Statement Concerning Forward-looking Statements and Website References

Some of the statements, estimates or projections contained in this Proxy Statement are “forward-looking statements” within the meaning of the U.S. federal securities laws intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this Proxy Statement, including, without limitation, those regarding the goals of our compensation program, ESG initiatives, business strategy, financial position, results of operations, plans, prospects, actions taken or strategies being considered with respect to our liquidity position, valuation and appraisals of our assets and objectives of management for future operations (including those regarding expected fleet additions, our voluntary suspension, our ability to weather the impacts of the COVID-19 pandemic, our expectations regarding the resumption of cruise voyages and the timing for such resumption of cruise voyages, the implementation of and effectiveness of our health and safety protocols, operational position, demand for voyages, financing opportunities and extensions, and future cost mitigation and cash conservation efforts and efforts to reduce operating expenses and capital expenditures) are forward-looking statements. Many, but not all, of these statements can be found by looking for words like “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future” and similar words. Forward-looking statements do not guarantee future performance and may involve risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the impact of: the spread of epidemics, pandemics and viral outbreaks and specifically, the COVID-19 pandemic, including its effect on the ability or desire of people to travel (including on cruises), which are expected to continue to adversely impact our results, operations, outlook, plans, goals, growth, reputation, cash flows, liquidity, demand for voyages and share price; our ability to comply with the U.S. Centers for Disease Control and Prevention (“CDC”) Framework for Conditional Sailing Order and any additional or future regulatory restrictions on our operations and to otherwise develop enhanced health and safety protocols to adapt to the pandemic’s unique challenges once operations resume and to otherwise safely resume our operations when conditions allow; coordination and cooperation with the CDC, the federal government and global public health authorities to take precautions to protect the health, safety and security of guests, crew and the communities visited and the implementation of any such precautions; our ability to work with lenders and others or otherwise pursue options to defer, renegotiate or refinance our existing debt profile, near-term debt amortization, newbuild related payments and other obligations and to work with credit card processors to satisfy current or potential future demands for collateral on cash advanced from customers relating to future cruises; our future need for additional financing, which may not be available on favorable terms, or at all, and may be dilutive to existing shareholders; our indebtedness and restrictions in the agreements governing our indebtedness that require us to maintain minimum levels of liquidity and otherwise limit our flexibility in operating our business, including the significant portion of assets that are collateral under these agreements; the accuracy of any appraisals of our assets as a result of the impact of COVID-19 or otherwise; our success in reducing operating expenses and capital expenditures and the impact of any such reductions; our guests’ election to take cash refunds in lieu of future cruise credits or the continuation of any trends relating to such election; trends in, or changes to, future bookings and our ability to take future reservations

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and receive deposits related thereto; the unavailability of ports of call; future increases in the price of, or major changes or reduction in, commercial airline services; adverse events impacting the security of travel, such as terrorist acts, armed conflict and threats thereof, acts of piracy, and other international events; adverse incidents involving cruise ships; adverse general economic and related factors, such as fluctuating or increasing levels of unemployment, underemployment and the volatility of fuel prices, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence; any further impairment of our trademarks, trade names or goodwill; breaches in data security or other disturbances to our information technology and other networks or our actual or perceived failure to comply with requirements regarding data privacy and protection; changes in fuel prices and the type of fuel we are permitted to use and/or other cruise operating costs; mechanical malfunctions and repairs, delays in our shipbuilding program, maintenance and refurbishments and the consolidation of qualified shipyard facilities; the risks and increased costs associated with operating internationally; fluctuations in foreign currency exchange rates; overcapacity in key markets or globally; our expansion into and investments in new markets; our inability to obtain adequate insurance coverage; pending or threatened litigation, investigations and enforcement actions; volatility and disruptions in the global credit and financial markets, which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees; our inability to recruit or retain qualified personnel or the loss of key personnel or employee relations issues; our reliance on third parties to provide hotel management services for certain ships and certain other services; our inability to keep pace with developments in technology; changes involving the tax and environmental regulatory regimes in which we operate; and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 pandemic. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. The above examples are not exhaustive and new risks emerge from time to time. Such forward-looking statements are based on our current beliefs, assumptions, expectations, estimates and projections regarding our present and future business strategies and the environment in which we expect to operate in the future. These forward-looking statements speak only as of the date made. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations with regard thereto or any change of events, conditions or circumstances on which any such statement was based, except as required by law.
References to our website throughout this Proxy Statement and the information contained therein or connected thereto are provided for convenience only and the content thereof is not incorporated into, and does not constitute a part of, this Proxy Statement.

Solicitation of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies by our Company on behalf of our Board. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit proxies personally or by telephone or other electronic means. None of these employees will receive any additional or special compensation for assisting us in soliciting proxies. In addition, we have retained Innisfree M&A Incorporated to assist with the solicitation of proxies for a fee of $25,000 plus an additional fee per call made or received by Innisfree M&A Incorporated, as well as reimbursement for out-of-pocket expenses.
We will, on request, reimburse banks, brokerage firms and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our ordinary shares and obtaining their voting instructions.

Delivery of Documents to Shareholders Sharing an Address

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy
Statement and the 2020 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

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If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2020 Annual Report, or if you hold our ordinary shares in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717; or by telephone at 1-800-542-1061. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2020 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge Financial Solutions, Inc., as indicated above.
If your ordinary shares are held in street name through a broker, bank or other nominee, please contact your broker, bank or nominee directly if you have questions, require additional copies of this Proxy Statement or the 2020 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of our ordinary shares sharing an address.

Annual Report on Form 10-K

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, UPON THE ORAL OR WRITTEN REQUEST OF SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS BUT EXCLUDING THE EXHIBITS THERETO), AS FILED WITH THE SEC FOR OUR MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO:

YOU ARE URGED TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL GENERAL MEETING AND VOTE IN PERSON. If you attend the Annual General Meeting and vote in person, your proxy will not be used.

INVESTOR RELATIONS 7665 CORPORATE CENTER DRIVE MIAMI, FLORIDA 33126	OR BY TELEPHONE REQUEST TO (305) 436-4000.
Important Information and Dates Related to the 2022 Annual General Meeting

In order for a shareholder proposal to be eligible for inclusion in our proxy statement under the rules of the SEC for next year’s 2022 annual general meeting of shareholders, the written proposal must be received by the General Counsel and Assistant Secretary of our Company at our offices no later than December 8, 2021 and must comply with the requirements of Rule 14a-8 of the Exchange Act. If we change the date of the 2022 annual general meeting of shareholders by more than 30 days from the anniversary of this year’s meeting, shareholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2022 annual general meeting of shareholders.
Our bye-laws provide that in order for a shareholder proposal to be presented at our 2022 annual general meeting of shareholders, including shareholder nominations for candidates for election as directors, written notice to the General Counsel and Assistant Secretary of our Company of such shareholder proposal or director nomination must be received at our executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary date of the preceding annual general meeting of shareholders. This requirement is independent of and in addition to the notice required under SEC rules for inclusion of a shareholder proposal in our proxy materials. As a result, shareholders who intend to present proposals or director nominations at the 2022 annual general meeting of shareholders under these provisions must give written notice of the proposal to our General Counsel and Assistant Secretary no earlier than January 20, 2022, and no later than February 19, 2022. However, if the date of the 2022 annual general meeting of shareholders is a date that is more than 30 days before or more than 60 days after May 20, 2022, the anniversary date of the 2021 Annual General Meeting, notice by a shareholder of a proposal must be received no earlier than the close of business on the 120th day prior to the date of the 2022 annual general meeting of shareholders and no later than the close of business on the later of the 90th day prior to the 2022 annual general meeting of

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shareholders, or if the first public announcement of the 2022 annual general meeting of the shareholders is less than 100 days prior to such meeting date, the 10th day after the public announcement of such date.
Our bye-laws require that a shareholder must provide certain information concerning the proposing person, the nominee and the proposal, as applicable. Nominations and proposals not meeting the requirements set forth in our bye-laws will not be entertained at the 2022 annual general meeting of shareholders. Shareholders should contact our General Counsel and Assistant Secretary in writing at 7665 Corporate Center Drive, Miami, Florida 33126 to obtain additional information as to the proper form and content of shareholder nominations or proposals.

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APPENDIX A — MEMORANDUM OF INCREASE OF AUTHORIZED SHARE CAPITAL

FORM NO. 7

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF INCREASE OF SHARE CAPITAL

OF

Norwegian Cruise Line Holdings Ltd.

(Hereinafter referred to as "the Company")

DEPOSITED in the office of the Registrar of Companies on the day of , 20 , in accordance with the provisions of section 45(3) of the

Companies Act 1981.

Minimum Share Capital of the Company	$	N/A
Authorized Share Capital of the Company	$	500,000
Increase of Share Capital as authorized by By a resolution passed at a general Meeting of the Company on the day of 20	$	490,000
AUTHORIZED SHARE CAPITAL AS INCREASED	$	990,000

DULY STAMPED in the amount of BD$ being the stamp duty payable on the amount of increase of share capital of the Company in accordance with the provisions of the Stamp Duties Act, 1976.

Secretary

DATED THIS day of, 20

NOTE: This memorandum must be filed in the office of the Registrar of Companies within thirty days after the date on which the resolution increasing the share capital has effect and must be accompanied by a copy of the resolution and the prescribed fee.

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APPENDIX B — AMENDMENT TO THE 2013 PERFORMANCE INCENTIVE PLAN
NORWEGIAN CRUISE LINE HOLDINGS LTD.
AMENDED AND RESTATED 2013 PERFORMANCE INCENTIVE PLAN
(Effective [ ], 2021)
1.
PURPOSE OF PLAN

The purpose of this Norwegian Cruise Line Holdings Ltd. Amended and Restated 2013 Performance Incentive Plan (this “Plan”) of Norwegian Cruise Line Holdings Ltd., a company organized under the laws of Bermuda (the “Company”), is to promote the success of the Company and to increase shareholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.
2.
ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Company or one of its Subsidiaries; (b) a director of the Company or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Company or one of its Subsidiaries) to the Company or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Company or the Company’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any Company or other entity a majority of whose outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company; and “Board” means the Board of Directors of the Company.
3.
PLAN ADMINISTRATION

3.1
The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Company, its powers under this Plan (a) to designate the officers and employees of the Company and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Company or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

3.2
Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)
determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

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APPENDIX B — AMENDMENT TO THE 2013 PERFORMANCE INCENTIVE PLAN
(b)
grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, and establish the events of termination or reversion of such awards;

(c)
approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)
construe and interpret this Plan and any agreements defining the rights and obligations of the Company, its Subsidiaries, and participants under this Plan, make any and all determinations under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)
cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)
accelerate, waive or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or share appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)
adjust the number of Ordinary Shares subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h)
determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)
determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)
acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, shares of equivalent value, or other consideration (subject to the no repricing provision below); and

(k)
determine the fair market value of the Ordinary Shares or awards under this Plan from time to time and/or the manner in which such value will be determined.

Notwithstanding the foregoing and except for an adjustment pursuant to Section 7.1 or a repricing approved by shareholders, in no case may the Administrator (1) amend an outstanding option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.
3.3
Binding Determinations. Any determination or other action taken by, or inaction of, the Company, any Subsidiary, or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

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APPENDIX B — AMENDMENT TO THE 2013 PERFORMANCE INCENTIVE PLAN
3.4
Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Company. No director, officer or agent of the Company or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5
Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or to third parties.

4.
SHARES SUBJECT TO THE PLAN; SHARE LIMITS

4.1
Shares Available. Subject to the provisions of Section 7.1, the shares that may be delivered under this Plan shall be shares of the Company’s authorized but unissued ordinary shares and any ordinary shares held as treasury shares. For purposes of this Plan, “Ordinary Shares” shall mean the ordinary shares of the Company and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2
Share Limits. The maximum number of Ordinary Shares that may be delivered pursuant to awards granted to Eligible Persons under this Plan is 32,375,106 shares (the “Share Limit”).

The following limit also applies with respect to awards granted under this Plan:
(a)
The maximum number of Ordinary Shares that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 32,375,106 shares.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.
4.3
Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an award granted under this Plan is settled in cash or a form other than Ordinary Shares, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that Ordinary Shares are delivered in respect of a dividend equivalent right granted under this Plan, the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan (including, for purposes of clarity, the limits of Section 4.2 of this Plan). (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the share limits of this Plan). Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are not issued or delivered as a result of the net settlement of any option or share appreciation right under this Plan, shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any option or share appreciation right under this Plan, as well as any shares exchanged by a participant or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any option or share appreciation right under this Plan, as well as any Ordinary Shares repurchased with the proceeds of any option exercise price shall not be available for subsequent awards under this Plan. To the extent that Ordinary Shares are delivered pursuant to the exercise of a share appreciation right or option granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares issued. (For purposes of clarity, if a share appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.) Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under this Plan other than any option or share appreciation right, as well as any shares exchanged by a participant or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any award under this Plan other than any option or share appreciation right, shall be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards.

4.4
Reservation of Shares; No Fractional Shares; Minimum Issue. The Company shall at all times reserve a number of Ordinary Shares sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Company has the right to settle such rights in cash). No fractional shares shall be delivered under

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APPENDIX B — AMENDMENT TO THE 2013 PERFORMANCE INCENTIVE PLAN
this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of share appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.
5.
AWARDS

5.1
Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or one of its Subsidiaries. The types of awards that may be granted under this Plan are (subject, in each case, to the no repricing provisions of Section 3.2):

5.1.1   Options. An option is the grant of a right to purchase a specified number of Ordinary Shares during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of an Ordinary Share on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.
5.1.2   Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of shares with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Ordinary Shares subject to ISOs under this Plan and shares subject to ISOs under all other plans of the Company or one of its Subsidiaries (or any parent or predecessor Company to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which Ordinary Shares are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Company or one of its subsidiary corporations (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Company and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) outstanding Ordinary Shares possessing more than 10% of the total combined voting power of all classes of shares of the Company, unless the exercise price of such option is at least 110% of the fair market value of the shares subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.
5.1.3   Share Appreciation Rights. A share appreciation right or “SAR” is a right to receive a payment, in cash and/or Ordinary Shares, equal to the excess of the fair market value of a specified number of Ordinary Shares on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of an Ordinary Share on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.
5.1.4   Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) share bonuses, restricted shares, performance shares, share units, phantom shares, or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Ordinary Shares, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Ordinary Shares and/or returns thereon; or (c) cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent
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APPENDIX B — AMENDMENT TO THE 2013 PERFORMANCE INCENTIVE PLAN
rights may not be granted in connection with a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the unvested portion of any award granted under this Plan will be subject to termination and forfeiture to the same extent as the corresponding portion of the unvested award to which they relate in the event the applicable vesting requirements are not satisfied.
5.1.5   Incentive Bonus Awards. The types of cash awards that may be granted under this Plan include the opportunity to receive a payment for the Company’s fiscal year, or any other performance period established by the Administrator, based on the achievement of specific performance goals (which may include subjective goals) established by the Administrator in its sole discretion. Any applicable performance goals may be based on either the performance of the Company or any of its Subsidiaries or divisions on an absolute or relative basis, or on individual performance, as determined by the Administrator in its sole discretion. Unless otherwise determined by the Administrator, any participant granted an incentive bonus award pursuant to this Section 5.1.5 must remain continuously employed by the Company or one of its Subsidiaries through the last day of the applicable performance period in order for the incentive bonus award to become payable. Any payments becoming payable pursuant to this Section 5.1.5 will be paid in the calendar year following the calendar year in which the applicable performance period ends, unless deferred in accordance with the requirements of Section 409A and Section 457A of the Code.
5.2
[Reserved]

5.3
Award Agreements. Each award shall be evidenced by either (1) a written award agreement in a form approved by the Administrator and executed by the Company by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Administrator and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under this Plan generally (in each case, an “award agreement”), as the Administrator may provide and, in each case and if required by the Administrator, executed or otherwise electronically accepted or deemed accepted by the recipient of the award in such form and manner as the Administrator may require. The Administrator may authorize any officer of the Company (other than the particular award recipient) to execute any or all award agreements on behalf of the Company. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4
Settlements. Payment of awards may be in the form of cash, Ordinary Shares, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose.

5.5
Consideration for Ordinary Shares or Awards. The purchase price (if any) for any award granted under this Plan or the Ordinary Shares to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•
services rendered by the recipient of such award;

•
cash, check payable to the order of the Company, or electronic funds transfer;

•
notice and third party payment in such manner as may be authorized by the Administrator;

•
the delivery of previously owned Ordinary Shares;

•
by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•
subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of  (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Company be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable law. Ordinary Shares used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Company will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Company.
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APPENDIX B — AMENDMENT TO THE 2013 PERFORMANCE INCENTIVE PLAN
5.6
Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for an Ordinary Share on the New York Stock Exchange (the “Exchange”) for the date in question or, if no sales of Ordinary Shares were reported on the Exchange on that date, the closing price (in regular trading) for an Ordinary Share on the Exchange for the next preceding day on which sales of Ordinary Shares were reported on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for an Ordinary Share on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of an Ordinary Share on the Exchange for the date in question or the most recent trading day. If the Ordinary Shares are no longer listed or are no longer actively traded on the Exchange as of the applicable date, the fair market value of the Ordinary Shares shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7
Transfer Restrictions.

5.7.1   Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.
5.7.2   Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).
5.7.3   Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:
(a)
transfers to the Company (for example, in connection with the expiration or termination of the award),

(b)
the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)
subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)
if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)
the authorization by the Administrator of  “cashless exercise” procedures with third parties who provide financing for the purpose of  (or who otherwise facilitate) the exercise of awards consistent with applicable laws and any limitations imposed by the Administrator.

5.8
International Awards. One or more awards may be granted to Eligible Persons who provide services to the Company or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.
EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1
General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Company or one of its

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APPENDIX B — AMENDMENT TO THE 2013 PERFORMANCE INCENTIVE PLAN
Subsidiaries and provides other services to the Company or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Company or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.
6.2
Events Not Deemed Terminations of Service. Unless the express policy of the Company or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of  (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Company or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Company or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the applicable award agreement.

6.3
Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Company a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Company or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status, unless the Subsidiary that is sold, spun off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with the transaction.

7.
ADJUSTMENTS; ACCELERATION

7.1
Adjustments. Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, share split (including a share split in the form of a share dividend) or reverse share split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Ordinary Shares; or any exchange of Ordinary Shares or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Ordinary Shares; then the Administrator shall equitably and proportionately adjust (1) the number and type of Ordinary Shares (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of Ordinary Shares (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Company as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.
It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A and Section 457A of the Code and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.
Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.
7.2
Corporate Transactions — Assumption and Termination of Awards. Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization in connection with which the Company does not survive (or does not survive as a public company in respect of its Ordinary Shares); any exchange of

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APPENDIX B — AMENDMENT TO THE 2013 PERFORMANCE INCENTIVE PLAN
Ordinary Shares or other securities of the Company in connection with which the Company does not survive (or does not survive as a public company in respect of its Ordinary Shares); a sale of all or substantially all the business, shares or assets of the Company in connection with which the Company does not survive (or does not survive as a public company in respect of its Ordinary Shares); a dissolution of the Company; or any other event in which the Company does not survive (or does not survive as a public company in respect of its Ordinary Shares); then the Administrator may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Ordinary Shares upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or the award would otherwise continue in accordance with its terms in the circumstances: (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all restricted shares then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).
Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.
The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.
In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.
Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.
7.3
Other Acceleration Rules. The Administrator may override the provisions of Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified option under the Code.

7.4
Discretion to Accelerate. The Administrator shall have the discretion to accelerate the vesting of any award in circumstances it determines to be appropriate (whether in connection with a transaction, termination of employment or for any other reason).

8.
OTHER PROVISIONS

8.1
Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of Ordinary Shares, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable laws, rules and regulations (including but not limited to state and federal securities

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APPENDIX B — AMENDMENT TO THE 2013 PERFORMANCE INCENTIVE PLAN
law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company or one of its Subsidiaries, provide such assurances and representations to the Company or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.
8.2
No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3
No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Company or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4
Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Ordinary Shares, except as expressly otherwise provided) of the Company or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

8.5
Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of Ordinary Shares acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, the Company or one of its Subsidiaries shall have the right at its option to:

(a)
require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of any applicable amount of any taxes which the Company or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment; or

(b)
deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) any applicable amount of any taxes which the Company or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

In any case where a tax is required to be withheld in connection with the delivery of Ordinary Shares under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy any applicable withholding obligation on exercise, vesting or payment.
8.6
Effective Date, Termination and Suspension, Amendments.

8.6.1   Effective Date. This Plan was originally effective as of January 7, 2013, the date of its original approval by the Board (the “Effective Date”). This amended version of this Plan is effective as of February 15, 2021, the date this amended version of this Plan was approved by the Board (the “Amendment Date”). This Plan shall be submitted for and subject to shareholder approval no later than twelve months after the Amendment Date. Unless earlier terminated by the Board and subject to any extension that may be approved by shareholders, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Amendment Date.
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APPENDIX B — AMENDMENT TO THE 2013 PERFORMANCE INCENTIVE PLAN
After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.
8.6.2   Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.
8.6.3   Shareholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.
8.6.4   Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2.
8.6.5   Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Company under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.
8.7
Privileges of Share Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of share ownership as to any Ordinary Shares not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

8.8
Governing Law; Construction; Severability.

8.8.1   Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of Bermuda.
8.8.2   Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.
8.8.3   Plan Construction.
(a)   Rule 16b-3. It is the intent of the Company that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.
8.9
Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10
Share-Based Awards in Substitution for Options or Awards Granted by Other Company. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee options, SARs, restricted shares or other share-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the shares or assets of the employing

B-10 /

APPENDIX B — AMENDMENT TO THE 2013 PERFORMANCE INCENTIVE PLAN
entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Ordinary Shares in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.
8.11
Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to Ordinary Shares, under any other plan or authority.

8.12
No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference shares ahead of or affecting the capital shares (or the rights thereof) of the Company or any Subsidiary, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

8.13
Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or its Subsidiaries.

8.14
Clawback Policy. The awards granted under this Plan are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any Ordinary Shares or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

 2021 Proxy Statement / B-11

MISSION

VISION

To be the vacation of choice for everyone around the world.

VALUES

Flawless Execution, Dedication to Family and Community, Spirit of Entrepreneurship, Financial Excellence and Environmental Stewardship.

NCL NORWEGIAN CRUISE LINE®

OCEANIA CRUISES® *Your World. Your Way.®*

Regent SEVEN SEAS CRUISES®

©2021 Norwegian Cruise Line Holdings Ltd. Ships' Registry: Bahamas, Marshall Islands and USA. 41757 03/20

NORWEGIAN CRUISE LINE HOLDINGS LTD. 7665 CORPORATE CENTER DRIVE MIAMI, FL 33126 Vote 24 Hours a Day, 7 Days a Week by Internet, Telephone or Mail. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D36640-P51563 KEEP THIS PORTION FOR YOUR RECORDS NORWEGIAN CRUISE LINE HOLDINGS LTD. The Board of Directors recommends you vote FOR the following: 1. Election of Class II Directors Nominees: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Against Abstain DETACH AND RETURN THIS PORTION ONLY 1a. Adam M. Aron 1b. Stella David 1c. Mary E. Landry ! ! ! ! ! ! ! ! ! For Against Abstain 2. Approval, on a non-binding, advisory basis, of the compensation of our named executive ofﬁcers ! ! ! 3. Approval of an increase in our authorized share capital to increase the number of ordinary shares authorized for issuance from 490,000,000 to 980,000,000 ! ! ! 4. Approval of an amendment to our 2013 Performance Incentive Plan (our “Plan”), including an increase in the number of shares available for grant under ! ! ! our Plan 5. Ratiﬁcation of the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting ﬁrm for the year ending ! ! ! December 31, 2021 and the determination of PwC's remuneration by our Audit Committee Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other ﬁduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized ofﬁcer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to Be Held on May 20, 2021: Our Proxy Statement and our 2020 Annual Report to Shareholders are available electronically at www.nclhltdinvestor.com or at www.proxyvote.com. D36641-P51563 NORWEGIAN CRUISE LINE HOLDINGS LTD. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2021 The undersigned hereby appoints Mark A. Kempa and Faye Ashby, and each of them, as proxies for the undersigned, each with full power of substitution and with the authority in each to act in the absence of the other, to represent and to vote on behalf of the undersigned all the ordinary shares of Norwegian Cruise Line Holdings Ltd. which the undersigned is entitled to vote if personally present at the Annual General Meeting of Shareholders, to be held on May 20, 2021, at the Pullman Miami, 5800 Blue Lagoon Drive, Miami, Florida 33126, and at any postponement or adjournment thereof, upon the proposals listed on the reverse side and all other matters coming before the meeting. The proposals listed on the reverse side are described in the Proxy Statement for the Annual General Meeting of Shareholders, which is being furnished to all shareholders of record as of the close of business on March 2, 2021. This proxy, when properly signed and returned, will be voted in the manner directed herein by the undersigned shareholder. If this proxy is properly signed and returned but no direction is given, this proxy will be voted "FOR" each of the nominees named in Proposal 1 and "FOR" each of Proposals 2, 3, 4 and 5. Whether or not direction is made, each of the proxies is authorized to vote in his or her discretion on such other business as may properly come before the Annual General Meeting of Shareholders or any postponement or adjournment thereof. YOUR VOTE IS IMPORTANT! PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO VOTE THESE ORDINARY SHARES BY TELEPHONE OR INTERNET, YOU DO NOT NEED TO RETURN THIS PROXY CARD. Continued and to be signed on reverse side